LETTER TO SHAREHOLDERS

Dear Fellow Shareholder,

Rarely have investors witnessed market dislocation on the scale seen during the fiscal year ended March 31, 2009. The financial crisis that began with bank failures and a massive unwinding of debt pushed the global economy into a recession and sent stock prices sharply lower.

In this annual report, we review the performance of the financial markets and our mutual funds from April 1, 2008 through March 31, 2009. We also highlight some of the key factors that drove investment returns and share our outlook for the future.

In the United States, the S&P 500 Index fell 38.1%. Most of the decline occurred after the September collapse of the U.S. investment banking industry, which became overwhelmed by mortgage-related losses. The dramatic events triggered a sell-off in the stock and credit markets, which triggered write-downs and deleveraging in the financial system. Credit dried up and economic activity slowed, with GDP plunging at an annual rate of 6.3% in the fourth quarter of 2008 — the steepest drop since 1982. Policymakers took unprecedented steps to boost confidence in the financial system and economy, including cutting short-term interest rates from 2.25% to near zero. However, throughout the fall and winter, stock prices slid, credit remained tight and the recession that had started in 2007 deepened.

The picture was similarly bleak in developed markets overseas, where investors grappled with European bank failures and gloomy economic data. The euro zone fell into its first recession since the 1999 creation of the common currency, and the U.K. and Japanese economies also slipped into recession. The European Central Bank, Bank of England and Bank of Japan slashed their key interest rates to 1.5%, 0.5% and 0.1%, respectively. With little room for further cuts, U.K. and Japanese central bankers started purchasing government bonds to try to lower borrowing costs, a measure the U.S. Federal Reserve implemented as well. The MSCI EAFE Index lost 36.5% in local currencies and 46.2% in U.S. dollar terms. The dollar was essentially flat versus the yen but appreciated 16.1% and 27.8% versus the euro and pound, respectively. Dollar strength was due to a global flight to safety, while the yen benefited from the unwinding of carry trades — trades in which money had been borrowed at low Japanese interest rates to invest elsewhere at potentially higher returns.

In developing countries, the MSCI Emerging Markets Index fell 36.5% in local currencies and 46.9% in U.S. dollars. Emerging market equities were especially volatile due to rising risk aversion and deteriorating demand for commodity exports. As the global financial crisis unfolded, the Reuters/Jefferies CRB Index of nineteen commodities dropped approximately 53% from its July peak through the end of March. Recognizing that inflation was yesterday’s problem, governments in emerging countries joined their developed-market counterparts in trying to stimulate their economies. For example, China cut interest rates for the first time in six years, Brazil unveiled a $15.1 billion construction spending package and India more than doubled the limit on foreign investment in corporate bonds.

The downward volatility in the markets was obviously a headwind for our mutual funds, all of which posted declines. We were disappointed by the magnitude of the losses but take some comfort in the fact that the majority of our funds outperformed their benchmarks. Since Nicholas-Applegate was founded in 1984, we have adhered to our investment philosophy in all market environments. The consistency of our approach has served the funds well in the past, and it did so again this period.

The qualities of our firm help us attract and retain high-caliber people, and we welcomed several talented professionals to the company this period. We also continued to invest in our technology infrastructure, which supports risk management, trading, compliance and other vital operations. We will continue to fully resource our investment teams, as well as the critical functions that contribute to their success. Our shareholders should expect the same level of commitment and investment from us in these difficult times that we promised in good times, and we intend to deliver it. Our organization is healthy and stable, and we enjoy a strong working relationship with our well-capitalized parent company, Allianz Global Investors.

We close the books on this fiscal year with relief, and look forward to the future with optimism. We do not believe the global economy will slip into a depression given the massive, concerted fiscal and monetary response from governments around the world. Nonetheless, we think that the duration of the current downturn relies on the effectiveness of those measures. Until the credit markets resume lending and businesses have access to capital, it is difficult to anticipate returns for any asset class. Investors can take heart, however, as several asset classes, including high-yield corporate bonds and convertible securities, provide attractive investment opportunities. Spreads between high yield bonds, also known as junk bonds and below investment grade issues, and comparable Treasury issues, remain well above prior-cycle highs.

On behalf of everyone at the firm, thank you for your participation in the Nicholas-Applegate Institutional Funds. We appreciate the trust you have placed in us.

Best Regards,

Horacio A. Valeiras, CFA

President and Chief Investment Officer

March 31, 2009

This report is authorized for distribution to shareholders and to others only when preceded or accompanied by a currently effective prospectus for Nicholas-Applegate Institutional Funds Class I, II, III & IV Shares. Distributor: Nicholas-Applegate Securities.

U.S. ULTRA MICRO CAP FUND

Management Team: John C. McCraw, Portfolio Manager;

Robert S. Marren, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Ultra Micro Cap Fund seeks to maximize long-term capital appreciation by investing primarily in U.S. companies with market capitalizations below the weighted average of the Russell Microcap Growth Index at time of purchase.

Market Overview: The Russell Microcap Growth Index registered a loss during the twelve months ended March 31, 2009. The U.S. equity market was unusually weak and volatile, with stocks in all major styles, sectors and capitalization segments posting declines. Factors contributing to the sell-off included:

•	Deterioration in the value of mortgage-linked securities, which led to the collapse or near collapse of several large financial institutions and caused the credit markets to seize up

•	Rapid falloff in economic activity, with the National Bureau of Economic Research officially declaring that the United States had been in recession since December 2007

•

Disappointing corporate earnings, particularly from the financials sector given the huge amount of mortgage-related write-offs U.S. policymakers took unprecedented steps to jump-start the credit markets and economy. The Federal Reserve lowered interest rates to a record low and, with the Treasury Department, created special mechanisms for pumping liquidity into the financial system. On the fiscal front, President Obama signed a $787 billion economic stimulus package into law in February. Equities rallied in the last few weeks of the period on rising confidence in the government’s approach to addressing the crisis, as well as some positive news out of the banking and housing sectors.

Performance: The Fund’s Class I shares lost 37.72% during the fiscal year ended March 31, 2009 but outperformed the Russell Microcap Growth Index, which fell 39.21%.

Portfolio Specifics: Consistent with our bottom-up investment process, the Fund’s outperformance was driven by stock selection, which was strongest in the consumer discretionary sector. Two of our best-performing holdings were Hot Topic and Citi Trends, apparel retailers whose stock prices advanced despite the weak consumer environment. Hot Topic experienced brisk sales of merchandise tied to the hit movie Twilight, while Citi Trends’ low prices attracted value-seeking customers. Stock selection was also strong in industrials and financials, where positive contributors included MYR Group, a supplier of services for the electrical infrastructure market; Graham Corp., a maker of equipment used in processing plants; and Life Partners, a provider of life settlement transactions.

Stock selection in the health care, energy and information technology sectors had the largest negative impact on relative results. In addition, an underweight in health care detracted, as this classic safe haven was one of the more resilient sectors in the benchmark.

Market Outlook: The stock market is likely to remain volatile in the months ahead given the challenging economic and earnings environment. Earnings estimates for 2009, already significantly reduced, are likely to decline further. The recession is expected to be longer and deeper than past contractions due to several factors, including tighter lending standards and higher job losses. That said, we are encouraged by the government’s aggressive monetary and fiscal policies, which should restore liquidity to the financial system and set the recovery process in motion.

Whatever direction the broad market takes, we believe that consistent application of our forward-looking investment philosophy will lead to strong returns in the Fund over time.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares with the Russell Microcap Growth Index for the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The Class I shares commenced operations on January 28, 2008. The total returns shown above do not show the effects of income taxes on an individuals’ investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Russell Microcap Index measures performance of the microcap segment, representing less than 3% of the U.S. equity market. The Russell Microcap Index includes the smallest 1,000 securities in the small-cap Russell 2000 Index plus the next 1,000 securities. The Russell Microcap Growth Index isolates the securities in the Russell Microcap Index with purely growth characteristics. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. ULTRA MICRO CAP FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 97.7%
Airlines - 0.6%
Hawaiian Holdings, Inc.*	1,730	$6,453

Apparel Manufacturers - 2.0%
G-III Apparel Group, Ltd.*	2,317	12,790
Maidenform Brands, Inc.*	910	8,335

		21,125

Applications Software - 2.1%
Ebix, Inc.*	932	23,160

Building & Construction-Miscellaneous - 1.7%
MYR Group, Inc.*	1,220	18,605

Building-Heavy Construction - 1.1%
Orion Marine Group, Inc.*	900	11,790

Chemicals-Diversified - 1.1%
Aceto Corp.	2,020	12,039

Commercial Services - 1.1%
Medifast, Inc.*	2,770	11,496

Communications Software - 1.2%
Seachange International, Inc.*	2,300	13,156

Computer Services - 1.0%
Virtusa Corp.*	1,700	10,540

Computer Software - 1.1%
Double-Take Software, Inc.*	1,774	11,992

Computers-Integrated Systems - 1.7%
NCI, Inc. Cl. A*	428	11,128
Radisys Corp.*	1,200	7,272

		18,400

Diagnostic Equipment - 0.5%
Home Diagnostics, Inc.*	1,020	5,783

Direct Marketing - 1.7%
APAC Customer Services, Inc.*	5,500	18,700

Distribution/Wholesale - 1.7%
FGX International Holdings, Ltd.*	1,550	18,011

Drug Delivery Systems - 0.5%
Depomed, Inc.*	2,400	5,664

Electronic Components- Miscellaneous - 1.3%
NVE Corp.*	500	14,405

Electronic Components-Semiconductors - 3.9%
Ceva, Inc.*	1,792	13,046
MIPS Technologies, Inc. Cl. A*	6,200	18,166
White Electronic Designs Corp.*	2,700	10,827

		42,039

Enterprise Software/ Services - 2.5%
Opnet Technologies, Inc.*	1,530	13,265
Taleo Corp. Cl. A*	1,200	14,184

		27,449

Firearms & Ammunition - 1.0%
Smith & Wesson Holding Corp.*	1,800	10,836

Fisheries - 0.8%
HQ Sustainable Maritime Industries, Inc.*	1,100	8,415

Food-Miscellaneous/ Diversified - 1.2%
Overhill Farms, Inc.*	3,343	12,770

Health Care Cost Containment - 1.5%
Integramed America, Inc.*	2,640	16,078

	Number of Shares	Value
Human Resources - 0.2%
On Assignment, Inc.*	976	$2,645

Instruments-Controls - 1.0%
Spectrum Control, Inc.*	1,473	10,355

Insurance Brokers - 1.0%
Life Partners Holdings, Inc.	652	11,123

Internet Applications Software - 1.7%
Clicksoftware Technologies, Ltd.*	4,900	18,228

Machinery-General Industry - 0.6%
Intevac, Inc.*	1,300	6,773

Medical Instruments - 2.0%
SenoRx, Inc.*	2,926	10,124
Vascular Solutions, Inc.*	1,820	11,138

		21,262

Medical Products - 9.2%
Alphatec Holdings, Inc.*	3,737	6,614
Atrion Corp.	178	15,707
ATS Medical, Inc.*	7,735	19,338
Cantel Medical Corp.*	910	11,712
Exactech, Inc.*	1,078	12,386
Synovis Life Technologies, Inc.*	963	13,328
Vnus Medical Technologies, Inc.*	974	20,717

		99,802

Medical-Biomedical/Genetics - 3.8%
CryoLife, Inc.*	1,722	8,920
Facet Biotech Corp.*	1,300	12,350
Ligand Pharmaceuticals, Inc. Cl. B*	3,400	10,132
Repligen Corp.*	2,000	9,580

		40,982

Medical-Drugs - 0.5%
Array Biopharma, Inc.*	2,100	5,544

Medical-Outpatient/Home Medical Care - 3.5%
Almost Family, Inc.*	500	9,545
America Service Group, Inc.*	1,420	18,460
NovaMed, Inc.*	4,470	10,147

		38,152

Miscellaneous Manufacturers - 0.8%
FreightCar America, Inc.	500	8,765

Networking Products - 0.9%
Extreme Networks*	6,200	9,424

Oil Companies-Exploration & Production - 1.1%
Double Eagle Petroleum Co.*	1,071	5,537
RAM Energy Resources, Inc.*	8,220	6,001

		11,538

Oil Field Machine & Equipment - 1.2%
T-3 Energy Services, Inc.*	1,120	13,194

Oil-Field Services - 0.8%
Boots & Coots International Control, Inc.*	6,664	8,330

Patient Monitoring Equipment - 1.6%
Somanetics Corp.*	1,138	17,275

Physical Practice Management - 0.9%
IPC The Hospitalist Co., Inc.*	510	9,705

Physical Therapy/Rehabilitation Centers - 1.3%
US Physical Therapy, Inc.*	1,410	13,649

Private Corrections - 1.2%
Cornell Cos., Inc.*	815	13,342

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Property/Casualty Insurance - 3.0%
First Mercury Financial Corp.*	1,000	$14,440
Meadowbrook Insurance Group, Inc.	3,007	18,343

		32,783

REIT-Diversified - 1.5%
DuPont Fabros Technology, Inc. - REIT	2,400	16,512

Research & Development - 1.2%
Exponent, Inc.*	525	13,298

Retail-Apparel/Shoe - 2.3%
HOT Topic, Inc.*	1,002	11,212
The Wet Seal, Inc. Cl. A*	4,153	13,954

		25,166

Retail-Automobile - 1.2%
America’s Car-Mart, Inc.*	985	13,386

Retail-Discount - 1.6%
Citi Trends, Inc.*	768	17,580

Retail-Drug Store - 1.3%
Allion Healthcare, Inc.*	3,069	14,117

Retail-Restaurants - 3.0%
AFC Enterprises, Inc.*	2,230	10,057
Carrols Restaurant Group, Inc.*	3,200	11,232
Einstein Noah Restaurant Group, Inc.*	1,983	11,561

		32,850

Retirement/Aged Care - 0.6%
Five Star Quality Care, Inc.*	5,700	5,928

Satellite Telecommunications - 1.1%
RRSat Global Communications Network, Ltd.	1,000	12,000

Savings & Loans/Thrifts-Eastern US - 1.4%
United Financial Bancorp, Inc.	1,167	15,276

Semiconductor Components-Integrated Circuits - 1.2%
Techwell, Inc.*	1,986	12,532

Semiconductor Equipment - 1.2%
Ultratech, Inc.*	1,076	13,439

Telecommunication Equipment - 3.5%
Anaren, Inc.*	1,120	12,253
Applied Signal Technology, Inc.	780	15,779
Symmetricom, Inc.*	2,930	10,255

		38,287

Telecommunication Equipment-Fiber Optics - 0.9%
Oplink Communications, Inc.*	1,200	9,240

Therapeutics - 0.6%
Cypress Bioscience, Inc.*	910	6,470

Transactional Software - 1.9%
Innerworkings, Inc.*	1,900	8,113
Yucheng Technologies, Ltd.*	1,959	12,479

		20,592

Transport-Marine - 0.6%
Paragon Shipping, Inc. Cl. A	2,000	6,980

Transport-Services - 0.7%
Vitran Corp., Inc.*	1,404	7,385

Transport-Truck - 2.6%
Celadon Group, Inc.*	1,726	9,579
Saia, Inc.*	1,545	18,463

		28,042

	Number of Shares	Value
Web Hosting/Design - 0.6%
Terremark Worldwide, Inc.*	2,400	$6,456

Wireless Equipment - 1.1%
Globecomm Systems, Inc.*	1,978	11,453

Total Common Stock (Cost: $1,225,403)		1,058,766

Limited Partnerships - 1.1%
Transport-Marine - 1.1%
Navios Maritime Partners LP* (Cost $12,426)	1,500	12,600

	Principal Amount
Short Term Investments - 4.8%
Time Deposit - 4.8%
Citibank London
0.100%, 04/01/09 (Cost: $52,038)	$52,038	52,038
Total Investments - 103.6% (Cost: $1,289,867)		1,123,404

Liabilities in Excess of Other Assets - (3.6%)		(39,333)

Net Assets - 100.0%		$1,084,071

*	Non-income producing securities.

REIT - Real Estate Investment Trust

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	32.6%
Technology	17.8
Industrial	13.8
Consumer, Cyclical	12.1
Communications	11.4
Financial	7.0
Energy	3.0
Basic Materials	1.1
Short Term Investments	4.8

Total Investments	103.6
Liabilities in excess of other assets	(3.6)

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

U.S. MICRO CAP FUND

Management Team: John C. McCraw, Portfolio Manager; Robert S. Marren, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Micro Cap Fund seeks to maximize long-term capital appreciation by investing primarily in U.S. companies with market capitalizations similar to the Russell Microcap Growth Index at time of purchase.

Market Overview: The Russell Microcap Growth Index posted a loss in the fiscal year ended March 31, 2009. The decline was part of a broad sell-off in U.S. equities that was triggered by the worst financial crisis in decades.

Early in the period, key market indexes advanced on hopes that emergency steps taken by the Federal Reserve in early 2008 would contain the housing-induced credit crisis. Those hopes were dashed over the summer amid credit write-downs, rising inflation and downbeat news on the economy.

Market conditions rapidly deteriorated over the remainder of the fiscal year, when mounting losses on mortgage-related securities led to the bankruptcy, sale or government takeover of several major financial institutions. Banks found it difficult to lend because they needed to conserve capital in the uncertain environment. The credit markets froze, the economy ground to a near standstill and investors fled equities. Forced selling by hedge funds to meet redemptions and margin calls contributed to the downward spiral, driving stock prices even lower and fear levels higher. A key barometer of market volatility spiked to nearly twice the level it had reached after the 2001 terrorist attacks.

In response to the crisis, the Fed cut interest rates close to zero and the government pledged trillions of dollars in rescue and stimulus packages. These efforts, combined with some upbeat news on the housing and banking industries, drove equities higher near the end of the period.

Performance: During the twelve months ended March 31, 2009, the Fund’s Class I shares declined 34.63%, outperforming the Russell Microcap Growth Index, which lost 39.21%.

Portfolio Specifics: Stock selection in the consumer discretionary sector had the largest positive impact on results versus the index. One of our best-performing stocks was Buffalo Wild Wings, a restaurant chain whose value-oriented pricing and targeted marketing programs helped drive sales growth in the weak economy. Several apparel retailers also contributed to relative strength in the consumer discretionary sector, including Jos. A. Bank Clothiers and Wet Seal.

Positioning in consumer staples was another key source of value added. This defensive sector was the most resilient in the index, and the Fund benefited from an overweight in the group. In addition, our stock selection was positive, led by a strong gain from American Italian Pasta, a manufacturer of dry pasta products.

Stock selection in the energy sector subtracted the most from relative results. One of our worst-performing holdings was a natural gas producer that was hurt by falling gas prices. An underweight in health care was another negative since, like consumer staples, health care is a defensive sector.

Market Outlook: The stock market is likely to remain volatile in the months ahead given the challenging economic and earnings environment. Earnings estimates for 2009, already significantly reduced, are likely to decline further. The recession is expected to be longer and deeper than past contractions due to several factors, including tighter lending standards and higher job losses. That said, we are encouraged by the government’s aggressive monetary and fiscal policies, which should restore liquidity to the financial system and set the recovery process in motion.

As events unfold, we are confident that our research-driven investment process will uncover exciting growth opportunities for the Fund.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares compared with the Russell 2000 Growth Index and a blended index comprised of the Russell 2000 Growth Index/Russell Microcap Growth Index. The Fund’s Class I shares calculate their performance based upon the historical performance of their corresponding series of Nicholas-Applegate Mutual Funds (renamed ING

Mutual Funds), adjusted to reflect all fees and expenses applicable to Class I shares. The Nicholas-Applegate Institutional Funds’ Class I shares were first available on May 7, 1999. Average annual total return figures include changes in principal value, reinvestment of dividends, and capital gain distributions. The total returns shown above do not show the effects of

U.S. MICRO CAP FUND

income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Russell 2000 Growth Index is an unmanaged index comprised of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2000 Growth Index is an unmanaged index generally representative of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 10% of the total market capitalization of the Russell 3000 Index.

The Russell Microcap Growth Index isolates the smallest 1,000 securities in the Russell 2000 Index plus the next 1,000 securities. The Russell Microcap Growth Index isolates the securities in the Russell Microcap Index with purely growth characteristics. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. The Russell 2000 Growth/Russell Microcap Growth Blend Index is a combination of the Russell 2000 Growth Index and the Russell Microcap Growth Index. The blended index exhibits Russell 2000 Growth performance from the inception of the Fund until August 2000, and Russell Microcap Growth performance thereafter. The Fund created the blended index because Russell Microcap Growth performance incepted in August 2000. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. MICRO CAP FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 99.1%
Aerospace/Defense - 0.6%
National Presto Industries, Inc.	4,200	$256,242

Airlines - 0.5%
Hawaiian Holdings, Inc.*	58,100	216,713

Alternative Waste Technology - 1.4%
Calgon Carbon Corp.*	38,760	549,229

Apparel Manufacturers - 0.8%
Maidenform Brands, Inc.*	34,700	317,852

Applications Software - 2.2%
Ebix, Inc.*	12,100	300,685
EPIQ Systems, Inc.*	33,220	598,957

		899,642

Auto Repair Centers - 1.0%
Monro Muffler, Inc.	15,100	412,683

Batteries/Battery Systems - 0.9%
Greatbatch, Inc.*	17,900	346,365

Broadcast Services/ Programming - 1.0%
DG FastChannel, Inc.*	21,400	401,678

Chemicals-Diversified - 0.6%
Aceto Corp.	39,600	236,016

Coal - 0.6%
James River Coal Co.*	21,200	261,608

Commercial Banks-Southern US - 0.8%
Bank of the Ozarks, Inc.	13,900	320,812

Commercial Services - 2.5%
HMS Holdings Corp.*	22,361	735,677
Medifast, Inc.*	65,300	270,995

		1,006,672

Commercial Services- Finance - 0.9%
CBIZ, Inc.*	51,200	356,864

Communications Software - 0.8%
Seachange International, Inc.*	57,100	326,612

Computer Software - 0.7%
Double-Take Software, Inc.*	40,200	271,752

Computers-Integrated Systems - 1.5%
NCI, Inc. Cl. A*	10,400	270,400
Netscout Systems, Inc.*	45,200	323,632

		594,032

Computers-Memory Devices - 0.8%
STEC, Inc.##,*	41,400	305,118

Computers-Peripheral Equipment - 1.0%
Compellent Technologies, Inc.*	37,100	402,906

Disposable Medical Products - 1.6%
ICU Medical, Inc.*	11,700	375,804
Merit Medical Systems, Inc.*	23,500	286,935

		662,739

Distribution/Wholesale - 1.9%
FGX International Holdings, Ltd.*	37,200	432,264
MWI Veterinary Supply, Inc.*	11,700	333,216

		765,480

Electronic Components-Miscellaneous - 0.6%
NVE Corp.*	9,000	259,290

Electronic Components-Semiconductors - 0.7%
Ceva, Inc.*	39,700	289,016

	Number of Shares	Value
Electronic Measure Instruments - 1.2%
Axsys Technologies, Inc.*	11,658	$490,102

Electronic Security Devices - 0.6%
American Science & Engineering, Inc.	4,500	251,100

Engineering/R & D Services - 1.2%
Stanley, Inc.*	19,400	492,566

Enterprise Software/ Services - 2.1%
Opnet Technologies, Inc.*	46,200	400,554
Taleo Corp. Cl. A*	37,548	443,817

		844,371

Finance-Consumer Loans - 0.8%
Portfolio Recovery Associates, Inc.##,*	11,600	311,344

Finance-Investment Bankers/Brokers - 1.0%
SWS Group, Inc.	27,300	423,969

Firearms & Ammunition - 0.7%
Smith & Wesson Holding Corp.*	46,900	282,338

Food-Miscellaneous/ Diversified - 3.5%
American Italian Pasta Co.##,*	23,738	826,320
Diamond Foods, Inc.	20,300	566,979

		1,393,299

Food-Wholesale/ Distribution - 1.6%
Nash Finch Co.	10,500	294,945
Spartan Stores, Inc.	23,270	358,591

		653,536

Footwear & Related Apparel - 1.1%
Steven Madden, Ltd.*	23,000	431,940

Hazardous Waste Disposal - 0.6%
American Ecology Corp.	17,400	242,556

Human Resources - 0.2%
On Assignment, Inc.*	28,400	76,964

Insurance Brokers - 0.9%
Life Partners Holdings, Inc.##	21,976	374,911

Internet Applications Software - 1.9%
Art Technology Group, Inc.*	152,500	388,875
S1 Corp.*	75,170	387,126

		776,001

Internet Infrastructure Software - 2.6%
AsiaInfo Holdings, Inc.*	42,700	719,495
TeleCommunication Systems, Inc. Cl. A*	36,000	330,120

		1,049,615

Machinery-General Industry - 0.4%
Intevac, Inc.*	28,100	146,401

Medical Information Systems - 0.7%
Computer Programs & Systems, Inc.	8,100	269,487

Medical Labs & Testing Services - 1.0%
Bio-Reference Labs, Inc.*	18,460	385,999

Medical Products - 3.6%
Cantel Medical Corp.*	23,200	298,584
Exactech, Inc.*	26,400	303,336
Hanger Orthopedic Group, Inc.*	29,300	388,225
Synovis Life Technologies, Inc.*	32,360	447,862

		1,438,007

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Medical-Biomedical/ Genetics - 3.8%
CryoLife, Inc.*	37,800	$195,804
Halozyme Therapeutics, Inc.##,*	35,900	196,014
Immunogen, Inc.*	35,300	250,630
Ligand Pharmaceuticals, Inc. Cl. B*	73,000	217,540
NPS Pharmaceuticals, Inc.*	46,800	196,560
Seattle Genetics, Inc.*	45,900	452,574

		1,509,122

Medical-Drugs - 2.9%
Array Biopharma, Inc.*	72,600	191,664
Medivation, Inc.##,*	14,600	266,742
Optimer Pharmaceuticals, Inc.##,*	21,800	287,542
Pharmasset, Inc.*	24,500	240,345
Vivus, Inc.*	43,200	186,624

		1,172,917

Medical-Nursing Homes - 1.0%
Sun Healthcare Group, Inc.*	46,100	389,084

Medical-Outpatient/Home Medical Care - 1.6%
Almost Family, Inc.##,*	13,200	251,988
LHC Group, Inc.*	17,900	398,812

		650,800

Miscellaneous Manufacturers - 0.5%
FreightCar America, Inc.	11,000	192,830

MRI/Medical Diagnostic Imaging Centers - 1.1%
Alliance Imaging, Inc.*	63,800	433,840

Networking Products - 1.9%
BigBand Networks, Inc.*	37,700	246,935
Extreme Networks*	148,500	225,720
Switch & Data Facilities Co., Inc.*	35,500	311,335

		783,990

Oil Companies-Exploration & Production - 0.5%
Carrizo Oil & Gas, Inc.*	12,400	110,112
GMX Resources, Inc.*	12,200	79,300

		189,412

Oil-Field Services - 2.6%
Boots & Coots International Control, Inc.*	233,900	292,375
Hornbeck Offshore Services, Inc.*	17,000	259,080
Matrix Service Co.*	17,340	142,535
Willbros Group, Inc.*	35,500	344,350

		1,038,340

Patient Monitoring Equipment - 1.6%
CardioNet, Inc.*	23,100	648,186

Pharmacy Services - 0.7%
SXC Health Solutions Corp.*	12,300	264,942

Physical Practice Management - 0.9%
IPC The Hospitalist Co., Inc.*	18,900	359,667

Power Conversion/Supply Equipment - 1.1%
Powell Industries, Inc.*	12,800	451,968

Private Corrections - 0.9%
Cornell Cos., Inc.*	22,400	366,688

Property/Casualty Insurance - 2.2%
First Mercury Financial Corp.*	28,100	405,764
Meadowbrook Insurance Group, Inc.	81,200	495,320

		901,084

Research & Development - 1.3%
Exponent, Inc.*	20,000	506,600

	Number of Shares	Value
Retail-Apparel/Shoe - 3.2%
HOT Topic, Inc.*	38,900	$435,291
JOS. A Bank Clothiers, Inc.##,*	16,100	447,741
The Wet Seal, Inc. Cl. A*	125,900	423,024

		1,306,056

Retail-Appliances - 0.5%
Conn’s, Inc.*	13,100	183,924

Retail-Discount - 1.0%
Citi Trends, Inc.*	18,300	418,887

Retail-Pet Food & Supplies - 1.0%
PetMed Express, Inc.*	23,600	388,928

Retail-Restaurants - 3.4%
Buffalo Wild Wings, Inc.##,*	12,200	446,276
CKE Restaurants, Inc.	39,700	333,480
Domino’s Pizza, Inc.*	54,900	359,595
Red Robin Gourmet Burgers, Inc.*	14,000	246,820

		1,386,171

Savings & Loans/Thrifts-Eastern US - 0.8%
United Financial Bancorp, Inc.	23,300	304,997

Schools - 1.2%
K12, Inc.##,*	13,800	191,130
Lincoln Educational Services Corp.*	15,600	285,792

		476,922

Semiconductor Components-Integrated Circuits - 2.0%
O2Micro International, Ltd. - ADR*	61,570	210,569
Pericom Semiconductor Corp.*	36,700	268,277
Techwell, Inc.*	54,100	341,371

		820,217

Semiconductor Equipment - 1.0%
Ultratech, Inc.*	30,900	385,941

Telecommunication Equipment - 0.7%
Anaren, Inc.*	24,300	265,842

Telecommunication Equipment-Fiber Optics - 0.6%
Harmonic, Inc.*	34,800	226,200

Textile-Apparel - 0.3%
Perry Ellis International, Inc.*	31,000	107,260

Therapeutics - 1.9%
Allos Therapeutics, Inc.*	25,000	154,500
Cypress Bioscience, Inc.*	49,700	353,367
Questcor Pharmaceuticals, Inc.*	48,600	239,112

		746,979

Transport-Air Freight - 0.7%
Atlas Air Worldwide Holdings, Inc.*	16,600	288,010

Transport-Marine - 1.0%
Genco Shipping & Trading, Ltd.##	19,400	239,396
Safe Bulkers, Inc.	50,800	160,528

		399,924

Transport-Services - 0.6%
Vitran Corp., Inc.*	42,800	225,128

Transport-Truck - 2.2%
Marten Transport, Ltd.*	22,200	414,696
Saia, Inc.*	39,400	470,830

		885,526

Ultra Sound Imaging Systems - 0.7%
SonoSite, Inc.*	16,700	298,596

See Accompanying Notes to Financial Statements.

U.S. MICRO CAP FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Veterinary Diagnostics - 0.8%
Neogen Corp.*	14,500	$316,535

Water Treatment Systems - 0.7%
Energy Recovery, Inc.##,*	39,200	297,920

Web Hosting/Design - 0.5%
Terremark Worldwide, Inc.*	73,400	197,446

Wireless Equipment - 0.6%
Globecomm Systems, Inc.*	40,950	237,100

Total Common Stock (Cost: $47,783,540)		39,817,806

	Principal Amount
Short Term Investments - 10.8%
Repurchase Agreement - 10.1%
Credit Suisse Securities, LLC, 0.150% dated 3/31/09, to be repurchased at $4,061,632 on 4/01/09 (collateralized by U.S. Treasury Bill, 0.000% due 6/18/09)**	$4,061,615	4,061,615

Time Deposit - 0.7%
Citibank London
0.100%, 04/01/09	266,834	266,834

Total Short Term Investments (Cost: $4,328,449)		4,328,449

Total Investments - 109.9% (Cost: $52,111,989)		44,146,255

Liabilities in Excess of Other Assets - (9.9%)		(3,968,632)

Net Assets - 100.0%		$40,177,623

##	All or a portion of the Fund’s holdings in this security was on loan as of March 31, 2009.
*	Non-income producing securities.
**	All of the security is purchased with cash collateral proceeds from securities loans.

ADR - American Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	36.0%
Industrial	16.3
Technology	13.5
Consumer, Cyclical	12.7
Communications	9.8
Financial	6.5
Energy	3.7
Basic Materials	0.6
Short Term Investments	10.8

Total Investments	109.9
Liabilities in excess of other assets	(9.9)

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

U.S. EMERGING GROWTH FUND

Management Team: John C. McCraw, Portfolio Manager;

Robert S. Marren, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Emerging Growth Fund seeks to maximize long-term capital appreciation through investments primarily in U.S. companies with market capitalizations similar to the Russell 2000 Growth Index at time of purchase.

Market Overview: U.S. equity indexes, including the Russell 2000 Growth Index, registered declines during the twelve months ended March 31, 2009. Stock prices tumbled in response to:

•	Turmoil in the credit markets, as losses on subprime mortgages threatened the solvency of large financial institutions and bank lending effectively ceased

•	Mounting evidence that the credit crisis was wreaking havoc on the economy, including the first back-to-back contraction in quarterly consumer spending since reports were first kept in 1947

•	Uncertainty about the terms and potential impact of government programs created to stabilize the financial system and economy

Weak earnings reports and a lack of visibility into future earnings added to the selling pressure. The fourth quarter of 2008 marked the sixth consecutive quarter of earnings declines for small and large companies across corporate America.

Stocks advanced near the end of the period on positive news about bank profits, signs of life in the housing market and rising optimism that the government’s fiscal and monetary policies would spur growth. Those policies included a $787 billion economic stimulus package, near-zero interest rates, a plan to reduce toxic assets on banks’ balance sheets and government purchases of longer-term Treasuries.

Performance: The Fund’s Class I shares fell 42.45% during the fiscal year ended March 31, 2009, while the Russell 2000 Growth Index declined 36.36%.

Portfolio Specifics: Stock selection in the consumer discretionary sector had a positive effect on performance versus the index. Several of our restaurant stocks did particularly well, including Cracker Barrel Old Country Store. Cracker Barrel’s sales and earnings were resilient, supported by the strength of the company’s brand, disciplined cost management and lower food inflation. Stock selection in the telecommunication services and utilities sectors was also positive.

Health care was one of the best-performing sectors in the index, and an underweight in the group hurt results versus the benchmark. When the economy is weak, investors tend to favor the stable demand characteristics of health care companies, and this period was no exception. Stock selection in health care was another area of relative weakness. One of the worst-performing holdings in the Fund was a provider of life sciences tools that reported disappointing operating results. Stock selection in the industrials and information technology sectors also weighed on performance versus the index.

Market Outlook: The stock market is likely to remain volatile in the months ahead given the challenging economic and earnings environment. Earnings estimates for 2009, already significantly reduced, are likely to decline further. The recession is expected to be longer and deeper than past contractions due to several factors, including tighter lending standards and higher job losses. That said, we are encouraged by the government’s aggressive monetary and fiscal policies, which should restore liquidity to the financial system and set the recovery process in motion.

Despite the uncertainty in the market, we believe that our focus on individual stock selection will lead to strong, long-term performance in the Fund.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares compared with the Russell 2000 Growth Index for the periods indicated. The Fund calculates performance based upon the historical performance of a corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to Class I shares. The Nicholas-Applegate Institutional Funds’ Class I shares were first available on May 7, 1999. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Russell 2000 Growth Index is an unmanaged index comprised of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2000 Index is an unmanaged index generally representative of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 10% of the total market capitalization of the Russell 3000 Index. Index returns include reinvestment of dividends. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment returns and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. EMERGING GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 97.6%
Aerospace/Defense - 1.1%
Cubic Corp.	2,000	$50,660
National Presto Industries, Inc.	600	36,606

		87,266

Aerospace/Defense- Equipment - 1.8%
BE Aerospace, Inc.*	5,700	49,419
Orbital Sciences Corp.*	3,800	45,182
Triumph Group, Inc.	1,300	49,660

		144,261

Agricultural Chemicals - 0.5%
Intrepid Potash, Inc.*	2,400	44,280

Airlines - 1.4%
Continental Airlines, Inc. Cl. B*	4,400	38,764
Hawaiian Holdings, Inc.*	12,400	46,252
JetBlue Airways Corp.*	8,000	29,200

		114,216

Alternative Waste Technology - 0.6%
Calgon Carbon Corp.*	3,300	46,761

Apparel Manufacturers - 0.4%
G-III Apparel Group, Ltd.*	5,200	28,704

Applications Software - 0.7%
Compuware Corp.*	8,300	54,697

Batteries/Battery Systems - 0.5%
Greatbatch, Inc.*	2,100	40,635

Beverages-Wine/Spirits - 0.4%
Central European Distribution Corp.*	2,800	30,128

Broadcast Services/ Programming - 0.6%
DG FastChannel, Inc.*	2,600	48,802

Building-Heavy Construction - 0.6%
Chicago Bridge & Iron Co.	8,000	50,160

Chemicals-Diversified - 0.7%
Olin Corp.	3,900	55,653

Chemicals-Specialty - 1.5%
Ashland, Inc.	4,600	47,518
Cytec Industries, Inc.	2,300	34,546
NewMarket Corp.	900	39,870

		121,934

Coal - 0.5%
Massey Energy Co.	3,900	39,468

Coffee - 0.5%
Green Mountain Coffee Roasters, Inc.*	900	43,200

Commercial Services - 0.8%
HMS Holdings Corp.*	1,900	62,510

Commercial Services- Finance - 0.6%
Wright Express Corp.*	2,700	49,194

Computer Aided Design - 0.5%
Parametric Technology Corp.*	3,700	36,926

Computer Software - 0.6%
Double-Take Software, Inc.*	7,400	50,024

Computers-Integrated Systems - 0.5%
Netscout Systems, Inc.*	5,900	42,244

Computers-Peripheral Equipment - 0.8%
Synaptics, Inc.*	2,400	64,224

	Number of Shares	Value
Consulting Services - 0.6%
Watson Wyatt Worldwide, Inc. Cl. A	1,000	$49,370

Consumer Products- Miscellaneous - 0.6%
Tupperware Brands Corp.	2,700	45,873

Containers-Paper/Plastic - 0.7%
Rock-Tenn Co. Cl. A	2,200	59,510

Diagnostic Kits - 0.7%
Inverness Medical Innovations, Inc.*	2,100	55,923

Disposable Medical Products - 0.5%
Merit Medical Systems, Inc.*	3,300	40,293

Distribution/Wholesale - 1.3%
Beacon Roofing Supply, Inc.*	3,600	48,204
LKQ Corp.*	3,800	54,226

		102,430

Diversified Manufacturing Operations - 0.6%
Brink’s Co.	1,900	50,274

Diversified Operations - 0.4%
Compass Diversified Holdings	4,000	35,680

E-Commerce/Services - 0.6%
IAC/InterActiveCorp*	3,300	50,259

Electric-Integrated - 0.5%
Unisource Energy Corp.	1,400	39,466

Electronic Components-Semiconductors - 3.1%
Macrovision Solutions Corp.*	5,600	99,624
ON Semiconductor Corp.*	9,300	36,270
PMC - Sierra, Inc.*	7,600	48,488
Skyworks Solutions, Inc.*	8,200	66,092

		250,474

Electronic Design Automations - 0.5%
Mentor Graphics Corp.*	8,800	39,072

Electronic Measure Instruments - 0.5%
Itron, Inc.*	800	37,880

E-Marketing/Information - 1.2%
Digital River, Inc.*	1,600	47,712
Valueclick, Inc.*	6,100	51,911

		99,623

Enterprise Software/ Services - 3.4%
Lawson Software, Inc.*	9,200	39,100
Mantech International Corp. Cl. A*	1,200	50,280
Novell, Inc.*	11,300	48,138
Sybase, Inc.*	2,000	60,580
Taleo Corp. Cl. A*	6,500	76,830

		274,928

Entertainment Software - 0.6%
Take-Two Interactive Software, Inc.*	5,400	45,090

E-Services/Consulting - 0.6%
Websense, Inc.*	4,300	51,600

Finance-Consumer Loans - 1.2%
Ocwen Financial Corp.*	4,600	52,578
Portfolio Recovery Associates, Inc.*	1,800	48,312

		100,890

Finance-Investment Bankers/ Brokers - 0.6%
SWS Group, Inc.	2,900	45,037

Food-Miscellaneous/ Diversified - 0.6%
Diamond Foods, Inc.	1,900	53,067

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Food-Wholesale/ Distribution - 1.2%
Spartan Stores, Inc.	3,100	$47,771
United Natural Foods, Inc.*	2,800	53,116

		100,887

Footwear & Related Apparel - 1.2%
Deckers Outdoor Corp.*	1,000	53,040
Steven Madden, Ltd.*	2,300	43,194

		96,234

Hazardous Waste Disposal - 0.4%
American Ecology Corp.	2,500	34,850

Human Resources - 0.5%
Emergency Medical Services Corp. Cl. A*	1,200	37,668

Instruments-Scientific - 0.6%
FEI Co.*	3,200	49,376

Internet Applications Software - 0.9%
Cybersource Corp.*	4,900	72,569

Internet Infrastructure Equipment - 0.6%
Avocent Corp.*	3,900	47,346

Internet Infrastructure Software - 0.8%
AsiaInfo Holdings, Inc.*	3,900	65,715

Intimate Apparel - 0.8%
The Warnaco Group, Inc.*	2,700	64,800

Life/Health Insurance - 0.6%
Delphi Financial Group, Inc. Cl. A	3,800	51,148

Machinery-Construction & Mining - 0.6%
Bucyrus International, Inc. Cl. A	3,300	50,094

Machinery-General Industry - 0.5%
Wabtec Corp.	1,600	42,208

Marine Services - 1.1%
Aegean Marine Petroleum Network, Inc.	5,300	88,775

Medical Instruments - 1.5%
Integra LifeSciences Holdings Corp.*	1,400	34,622
NuVasive, Inc.*	1,500	47,070
Thoratec Corp.*	1,600	41,104

		122,796

Medical Labs & Testing Services - 0.4%
Bio-Reference Labs, Inc.*	1,500	31,365

Medical Products - 4.0%
American Medical Systems Holdings, Inc.*	6,800	75,820
China Medical Technologies, Inc. - ADR	2,600	35,802
Exactech, Inc.*	3,600	41,364
Haemonetics Corp.*	900	49,572
Hanger Orthopedic Group, Inc.*	3,700	49,025
PSS World Medical, Inc.*	3,300	47,355
Wright Medical Group, Inc.*	2,100	27,363

		326,301

Medical Sterilize Product - 0.7%
STERIS Corp.	2,500	58,200

	Number of Shares	Value
Medical-Biomedical/ Genetics - 6.9%
Alexion Pharmaceuticals, Inc.*	2,000	$75,320
Alnylam Pharmaceuticals, Inc.*	2,000	38,080
Bio-Rad Laboratories, Inc. Cl. A*	600	39,540
Cubist Pharmaceuticals, Inc.*	2,700	44,172
Medicines Co.*	4,500	48,780
Myriad Genetics, Inc.*	1,800	81,846
OSI Pharmaceuticals, Inc.*	1,700	65,042
Regeneron Pharmaceuticals, Inc.*	3,100	42,966
Seattle Genetics, Inc.*	4,400	43,384
Sequenom, Inc.*	2,300	32,706
United Therapeutics Corp.*	700	46,263

		558,099

Medical-Drugs - 1.5%
Eurand NV*	4,600	51,244
Pharmasset, Inc.*	3,200	31,392
Sepracor, Inc.*	2,500	36,650

		119,286

Medical-Nursing Homes - 0.7%
Sun Healthcare Group, Inc.*	6,400	54,016

Medical-Outpatient/Home Medical Care - 1.6%
Almost Family, Inc.*	1,900	36,271
Gentiva Health Services, Inc.*	2,500	38,000
LHC Group, Inc.*	2,400	53,472

		127,743

MRI/Medical Diagnostic Imaging Centers - 0.4%
Alliance Imaging, Inc.*	5,300	36,040

Oil & Gas Drilling - 0.5%
Atwood Oceanics, Inc.*	2,700	44,793

Oil Companies-Exploration & Production - 3.3%
Arena Resources, Inc.*	2,800	71,344
Comstock Resources, Inc.*	1,600	47,680
EXCO Resources, Inc.*	4,700	47,000
GMX Resources, Inc.*	2,500	16,250
Quicksilver Resources, Inc.*	7,800	43,212
Whiting Petroleum Corp.*	1,600	41,360

		266,846

Oil-Field Services - 1.0%
Cal Dive International, Inc.*	6,100	41,297
Global Industries, Ltd.*	10,900	41,856

		83,153

Patient Monitoring Equipment - 1.0%
CardioNet, Inc.*	1,500	42,090
Mindray Medical International, Ltd. - ADR	2,200	40,722

		82,812

Pharmacy Services - 0.6%
Catalyst Health Solutions, Inc.	2,400	47,568

Physical Practice Management - 0.5%
IPC The Hospitalist Co., Inc.*	2,300	43,769

Power Conversion/Supply Equipment - 0.5%
Powell Industries, Inc.*	1,200	42,372

Printing-Commercial - 0.8%
VistaPrint, Ltd.*	2,300	63,227

Private Corrections - 0.7%
Cornell Cos., Inc.*	3,500	57,295

See Accompanying Notes to Financial Statements.

U.S. EMERGING GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Property/Casualty Insurance - 1.5%
Amtrust Financial Services, Inc.	6,500	$62,075
Tower Group, Inc.	2,600	64,038

		126,113

Real Estate Management/ Service -0.5%
Jones Lang LaSalle, Inc.	1,900	44,194

Retail-Apparel/Shoe - 4.5%
Aeropostale, Inc.*	2,100	55,776
Collective Brands, Inc.*	3,700	36,038
Guess ?, Inc.	3,500	73,780
HOT Topic, Inc.*	4,000	44,760
JOS. A Bank Clothiers, Inc.*	1,500	41,715
Phillips-Van Heusen Corp.	2,600	58,968
The Childrens Place Retail Stores, Inc.*	2,500	54,725

		365,762

Retail-Miscellaneous/ Diversified - 0.6%
Pricesmart, Inc.	2,600	46,826

Retail-Restaurants - 5.6%
Buffalo Wild Wings, Inc.*	1,700	62,186
CEC Entertainment, Inc.*	2,000	51,760
Chipotle Mexican Grill, Inc. Cl. A*	600	39,828
CKE Restaurants, Inc.	7,900	66,360
Cracker Barrel Old Country Store, Inc.	2,300	65,872
Domino’s Pizza, Inc.*	8,500	55,675
Jack in the Box, Inc.*	2,500	58,225
Wendy’s/Arby’s Group, Inc.	10,600	53,318

		453,224

Schools - 0.7%
Corinthian Colleges, Inc.*	2,800	54,460

Semiconductor Components-Integrated Circuits - 1.4%
Pericom Semiconductor Corp.*	7,200	52,632
TriQuint Semiconductor, Inc.*	25,800	63,726

		116,358

Semiconductor Equipment - 0.7%
Tessera Technologies, Inc.*	4,000	53,480

Telecommunications Services - 1.3%
NTELOS Holdings Corp.	2,400	43,536
Premiere Global Services, Inc.*	6,800	59,976

		103,512

Theaters - 0.8%
Cinemark Holdings, Inc.	6,800	63,852

Therapeutics - 2.0%
Cypress Bioscience, Inc.*	5,800	41,238
Medarex, Inc.*	8,100	41,553
Onyx Pharmaceuticals, Inc.*	1,600	45,680
Questcor Pharmaceuticals, Inc.*	6,700	32,964

		161,435

Transactional Software - 0.8%
Solera Holdings, Inc.*	2,500	61,950

Transport-Air Freight - 0.8%
Atlas Air Worldwide Holdings, Inc.*	3,700	64,195

Transport-Marine - 1.5%
Diana Shipping, Inc.	3,300	38,907
Genco Shipping & Trading, Ltd.	3,900	48,126
Gulfmark Offshore, Inc.*	1,500	35,790

		122,823

	Number of Shares	Value
Transport-Rail - 0.5%
Genesee & Wyoming, Inc. Cl. A*	2,100	$44,625

Transport-Services - 0.5%
Bristow Group, Inc.*	1,900	40,717

Transport-Truck - 1.4%
Old Dominion Freight Line, Inc.*	2,200	51,678
Saia, Inc.*	5,400	64,530

		116,208

Ultra Sound Imaging Systems - 0.3%
SonoSite, Inc.*	1,600	28,608

Water Treatment Systems - 0.4%
Energy Recovery, Inc.*	4,800	36,480

Wire & Cable Products - 0.6%
General Cable Corp.*	2,400	47,568

Wireless Equipment - 0.4%
InterDigital, Inc.*	1,300	33,566

Total Common Stock (Cost: $9,971,831)		7,935,333

	Principal Amount
Short Term Investments - 1.9%
Time Deposit - 1.9%
Citibank London 0.100%, 04/01/09 (Cost: $150,185)	$150,185	150,185

Total Investments - 99.5% (Cost: $10,122,016)		8,085,518

Other Assets in Excess of Liabilities - 0.5%		41,819

Net Assets - 100.0%		$8,127,337

*	Non-income producing securities.

ADR - American Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	32.4%
Consumer, Cyclical	16.4
Industrial	14.9
Technology	13.4
Communications	7.1
Energy	5.3
Financial	4.5
Basic Materials	2.7
Utilities	0.5
Diversified	0.4
Short Term Investments	1.9

Total Investments	99.5
Other assets in excess of liabilities	0.5

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

U.S. SMALL TO MID CAP GROWTH FUND

Management Team: John C. McCraw, Portfolio Manager;

Robert S. Marren, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Small to Mid Cap Growth Fund seeks to maximize long-term capital appreciation by investing primarily in stocks from a universe of U.S. companies with small to mid (SMID) market capitalizations similar to the Russell 2500 Growth Index at time of purchase.

Market Overview: The small- to mid-cap growth segment of the U.S. stock market, as measured by the Russell 2500 Growth Index, posted a loss during the twelve months ended March 31, 2009. The decline was part of a widespread sell-off that pressured U.S. equities across styles, sectors and capitalization ranges. Market conditions were volatile, with strong gains early and late in the fiscal year sandwiching dramatic losses in between.

Stocks advanced in April and May, lifted by hopes that expansionary monetary policy from the Federal Reserve would contain the credit crisis which had erupted in 2007. Despite the optimism, the market retreated over the summer due to continued stress in the credit markets, rising inflation and worries about the economy. Then, in September, an unprecedented series of events sent the stock market into a tailspin. Losses on mortgage-related assets forced a major securities firm into bankruptcy, and several other large financial institutions were taken over by the government or sold. Needing to conserve capital, banks pared back lending and credit dried up. Equities continued to plunge throughout most of the fall and winter on growing evidence that the financial crisis had pushed the economy into a deep recession.

The government took bold steps to shore up the financial system and economy, including slashing interest rates, cutting taxes and buying longer-term Treasuries. These actions, along with some good news out of the banking and housing sectors, caused stocks to soar near the end of the period.

Performance: During the fiscal year ended March 31, 2009, the Fund’s Class I shares lost 39.91% and the Russell 2500 Growth Index fell 38.14%.

Portfolio Specifics: Our positioning in energy stocks had a favorable impact on relative results. Amid a steep drop in oil prices, energy was the worst-performing sector in the index, and the Fund was underweight in the group. Our stock selection also added value, helped by positions in Patriot Coal, a coal producer, and Petrohawk Energy, an oil and gas company. Another major source of relative strength was stock selection in the consumer staples sector, where Green Mountain Coffee Roasters was a top performer. This coffee retailer/wholesaler consistently exceeded earnings estimates, driven by strong sales of its single-cup brewing machines.

Stock selection in the health care and consumer discretionary sectors had the largest negative effect on performance versus the index. Major detractors included a biotech firm whose lead drug candidate faced safety issues and an apparel manufacturer with a heavy debt burden. Stock selection and an underweight in information technology were also unfavorable. Information technology was one of the index’s most resilient sectors, supported by the generally strong balance sheets of tech companies.

Market Outlook: The stock market is likely to remain volatile in the months ahead given the challenging economic and earnings environment. Earnings estimates for 2009, already significantly reduced, are likely to decline further. The recession is expected to be longer and deeper than past contractions due to several factors, including tighter lending standards and higher job losses. That said, we are encouraged by the government’s aggressive monetary and fiscal policies, which should restore liquidity to the financial system and set the recovery process in motion.

As always, we believe that our strategy of investing in companies exhibiting sustainable, timely and positive change will result in strong returns in the Fund over time.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares with the Russell 2500 Growth Index for the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The Class I shares commenced operations on July 31, 2007. The total returns shown above do not show the effects of income taxes on an individuals’ investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Russell 2500 Growth Index is an unmanaged index comprised of those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500 Index is an unmanaged index generally representative of the 2,500 smallest companies in the Russell 3000 Index, which represents approximately 10% of the total market capitalization of the Russell 3000 Index. Unless otherwise noted, index returns reflect the reinvestment of income, dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. SMALL TO MID CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 99.4%
Aerospace/Defense- Equipment - 0.7%
Orbital Sciences Corp.*	1,810	$21,521

Agricultural Chemicals - 0.6%
Intrepid Potash, Inc.*	1,000	18,450

Airlines - 1.2%
Allegiant Travel Co.*	350	15,911
Continental Airlines, Inc. Cl. B*	1,460	12,863
JetBlue Airways Corp.*	2,660	9,709

		38,483

Alternative Waste Technology - 0.7%
Calgon Carbon Corp.*	1,600	22,672

Applications Software - 3.4%
Compuware Corp.*	4,230	27,876
Ebix, Inc.*	1,100	27,335
Nuance Communications, Inc.*	1,970	21,394
Red Hat, Inc.*	1,600	28,544

		105,149

Auto-Medium & Heavy Duty Trucks - 0.9%
Navistar International Corp.*	800	26,768

Batteries/Battery Systems - 0.6%
Greatbatch, Inc.*	1,000	19,350

Broadcast Services/ Programming - 0.8%
DG FastChannel, Inc.*	1,300	24,401

Building-Heavy Construction - 0.4%
Chicago Bridge & Iron Co.	2,200	13,794

Chemicals-Specialty - 1.3%
Ashland, Inc.	2,300	23,759
Cytec Industries, Inc.	1,100	16,522

		40,281

Coal - 0.6%
Massey Energy Co.	1,700	17,204

Coffee - 0.5%
Green Mountain Coffee Roasters, Inc.*	300	14,400

Commercial Banks-Southern US - 0.8%
Bank of the Ozarks, Inc.	1,100	25,388

Commercial Services- Finance - 0.6%
Wright Express Corp.*	1,000	18,220

Computers-Peripheral Equipment - 0.9%
Synaptics, Inc.*	1,100	29,436

Consulting Services - 1.3%
FTI Consulting, Inc.*	500	24,740
Watson Wyatt Worldwide, Inc. Cl. A	340	16,786

		41,526

Consumer Products- Miscellaneous - 1.3%
Scotts Miracle-Gro Co. Cl. A	700	24,290
Tupperware Brands Corp.	1,000	16,990

		41,280

Containers-Paper/Plastic - 0.6%
Rock-Tenn Co. Cl. A	710	19,206

Diagnostic Kits - 0.8%
Inverness Medical Innovations, Inc.*	900	23,967

Disposable Medical Products - 0.9%
ICU Medical, Inc.*	850	27,302

Distribution/Wholesale - 0.7%
LKQ Corp.*	1,600	22,832

	Number of Shares	Value
Diversified Manufacturing Operations - 0.9%
Brink’s Co.	1,090	$28,841

E-Commerce/Services - 0.6%
IAC/InterActiveCorp*	1,300	19,799

Electric-Integrated - 0.6%
Unisource Energy Corp.	660	18,605

Electronic Components-Miscellaneous - 0.6%
NVE Corp.*	600	17,286

Electronic Components-Semiconductors - 3.8%
LSI Corp.*	7,510	22,830
Macrovision Solutions Corp.*	1,820	32,378
ON Semiconductor Corp.*	3,570	13,923
PMC - Sierra, Inc.*	3,020	19,268
Skyworks Solutions, Inc.*	3,590	28,935

		117,334

Electronic Design Automations - 0.5%
Mentor Graphics Corp.*	3,200	14,208

Electronic Measure Instruments - 1.2%
Axsys Technologies, Inc.*	400	16,816
Flir Systems, Inc.*	540	11,059
Itron, Inc.*	220	10,417

		38,292

E-Marketing/Information - 0.7%
Digital River, Inc.*	700	20,874

Engineering/R & D Services - 1.3%
Stanley, Inc.*	1,000	25,390
URS Corp.*	400	16,164

		41,554

Enterprise Software/ Services - 2.1%
Mantech International Corp. Cl. A*	450	18,855
Novell, Inc.*	4,700	20,022
Sybase, Inc.*	900	27,261

		66,138

E-Services/Consulting - 0.8%
Websense, Inc.*	1,950	23,400

Finance-Consumer Loans - 0.9%
Ocwen Financial Corp.*	2,500	28,575

Finance-Investment Bankers/ Brokers - 0.7%
SWS Group, Inc.	1,400	21,742

Food-Miscellaneous/ Diversified - 2.4%
American Italian Pasta Co.*	1,000	34,810
Diamond Foods, Inc.	800	22,344
Ralcorp Holdings, Inc.*	330	17,780

		74,934

Food-Wholesale/Distribution - 1.3%
Spartan Stores, Inc.	1,400	21,574
United Natural Foods, Inc.*	1,010	19,160

		40,734

Footwear & Related Apparel - 0.9%
Deckers Outdoor Corp.*	500	26,520

Hazardous Waste Disposal - 1.0%
Stericycle, Inc.*	650	31,025

Internet Applications Software - 1.5%
Art Technology Group, Inc.*	7,800	19,890
Cybersource Corp.*	1,750	25,918

		45,808

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Internet Infrastructure Equipment - 0.5%
Avocent Corp.*	1,370	$16,632

Internet Infrastructure Software - 2.0%
Akamai Technologies, Inc.*	1,700	32,980
AsiaInfo Holdings, Inc.*	1,700	28,645

		61,625

Internet Security - 1.0%
McAfee, Inc.*	930	31,155

Intimate Apparel - 0.9%
The Warnaco Group, Inc.*	1,200	28,800

Machinery-Construction & Mining - 0.8%
Bucyrus International, Inc. Cl. A	1,600	24,288

Marine Services - 0.9%
Aegean Marine Petroleum Network, Inc.	1,700	28,475

Medical Information Systems - 0.5%
Computer Programs & Systems, Inc.	500	16,635

Medical Instruments - 2.6%
Edwards Lifesciences Corp.*	400	24,252
Integra LifeSciences Holdings Corp.*	640	15,827
NuVasive, Inc.*	600	18,828
Thoratec Corp.*	810	20,809

		79,716

Medical Products - 2.5%
American Medical Systems Holdings, Inc.*	2,700	30,105
Haemonetics Corp.*	500	27,540
Hanger Orthopedic Group, Inc.*	1,400	18,550

		76,195

Medical Sterilize Product - 0.8%
STERIS Corp.	1,000	23,280

Medical-Biomedical/Genetics - 8.9%
Alexion Pharmaceuticals, Inc.*	730	27,492
Bio-Rad Laboratories, Inc. Cl. A*	230	15,157
Cubist Pharmaceuticals, Inc.*	1,000	16,360
Illumina, Inc.*	740	27,558
Life Technologies Corp.	700	22,736
Medicines Co.*	2,000	21,680
Myriad Genetics, Inc.*	800	36,376
OSI Pharmaceuticals, Inc.*	700	26,782
Qiagen NV*	1,060	16,917
Regeneron Pharmaceuticals, Inc.*	900	12,474
Sequenom, Inc.*	780	11,091
United Therapeutics Corp.*	230	15,201
Vertex Pharmaceuticals, Inc.*	900	25,857

		275,681

Medical-Drugs - 0.9%
Cephalon, Inc.*	410	27,921

Medical-Generic Drugs - 0.6%
Mylan, Inc.*	1,500	20,115

Medical-Nursing Homes - 0.5%
Sun Healthcare Group, Inc.*	1,930	16,289

Medical-Outpatient/Home Medical Care - 0.5%
LHC Group, Inc.*	730	16,264

MRI/Medical Diagnostic Imaging Centers - 0.9%
Alliance Imaging, Inc.*	4,260	28,968

Multi-line Insurance - 0.5%
Assurant, Inc.	700	15,246

	Number of Shares	Value
Oil & Gas Drilling - 0.9%
Atwood Oceanics, Inc.*	1,650	$27,373

Oil Companies-Exploration & Production - 3.6%
Arena Resources, Inc.*	940	23,951
Encore Acquisition Co.*	800	18,616
PetroHawk Energy Corp.*	1,560	29,999
Quicksilver Resources, Inc.*	2,920	16,177
Whiting Petroleum Corp.*	840	21,714

		110,457

Oil-Field Services - 0.8%
Hornbeck Offshore Services, Inc.*	1,600	24,384

Patient Monitoring Equipment - 0.5%
CardioNet, Inc.*	600	16,836

Pharmacy Services - 1.2%
Catalyst Health Solutions, Inc.	920	18,235
Omnicare, Inc.	760	18,612

		36,847

Physical Practice Management - 0.6%
IPC The Hospitalist Co., Inc.*	920	17,508

Power Conversion/Supply Equipment - 0.7%
Powell Industries, Inc.*	610	21,539

Printing-Commercial - 0.7%
VistaPrint, Ltd.*	800	21,992

Property/Casualty Insurance - 1.6%
Amtrust Financial Services, Inc.	2,730	26,072
Tower Group, Inc.	1,000	24,630

		50,702

Real Estate Management/ Service - 0.6%
Jones Lang LaSalle, Inc.	800	18,608

Respiratory Products - 0.7%
ResMed, Inc.*	580	20,497

Retail-Apparel/Shoe - 4.8%
Aeropostale, Inc.*	1,000	26,560
Guess ?, Inc.	1,600	33,728
JOS. A Bank Clothiers, Inc.*	700	19,467
Phillips-Van Heusen Corp.	1,000	22,680
The Childrens Place Retail Stores, Inc.*	1,160	25,392
Urban Outfitters, Inc.*	1,300	21,281

		149,108

Retail-Appliances - 0.5%
Conn’s, Inc.*	1,000	14,040

Retail-Computer Equipment - 0.6%
GameStop Corp. Cl. A*	710	19,894

Retail-Restaurants - 3.9%
Buffalo Wild Wings, Inc.*	630	23,045
CKE Restaurants, Inc.	2,730	22,932
Jack in the Box, Inc.*	1,200	27,948
Red Robin Gourmet Burgers, Inc.*	1,200	21,156
Wendy’s/Arby’s Group, Inc.	4,900	24,647

		119,728

Schools - 2.0%
Corinthian Colleges, Inc.*	900	17,505
DeVry, Inc.	300	14,454
ITT Educational Services, Inc.*	250	30,355

		62,314

See Accompanying Notes to Financial Statements.

U.S. SMALL TO MID CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Semiconductor Components-Integrated Circuits - 0.7%
TriQuint Semiconductor, Inc.*	8,850	$21,860

Semiconductor Equipment - 0.8%
Tessera Technologies, Inc.*	1,800	24,066

Telecommunications Services - 1.2%
NTELOS Holdings Corp.	900	16,326
Premiere Global Services, Inc.*	2,470	21,785

		38,111

Therapeutics - 0.5%
Onyx Pharmaceuticals, Inc.*	500	14,275

Transport-Air Freight - 0.9%
Atlas Air Worldwide Holdings, Inc.*	1,600	27,760

Transport-Marine - 0.7%
Diana Shipping, Inc.	1,800	21,222

Transport-Rail - 0.7%
Genesee & Wyoming, Inc. Cl. A*	1,010	21,463

Transport-Services - 0.7%
Bristow Group, Inc.*	1,000	21,430

Transport-Truck - 0.7%
Saia, Inc.*	1,700	20,315

Vitamins & Nutrition Products - 0.7%
Mead Johnson Nutrition Co. Cl. A*	800	23,096

Wire & Cable Products - 0.8%
General Cable Corp.*	1,200	23,784

Wireless Equipment - 0.6%
InterDigital, Inc.*	700	18,074

Total Common Stock (Cost: $3,522,244)		3,081,867

	Principal Amount
Short Term Investments - 0.0%
Time Deposit - 0.0%
Brown Brothers Harriman & Co. - Grand Cayman 0.100%, 04/01/09 (Cost: $797)	$797	797

Total Investments - 99.4% (Cost: $3,523,041)		3,082,664

Other Assets in Excess of Liabilities - 0.6%		19,815

Net Assets - 100.0%		$3,102,479

*	Non-income producing securities.

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	35.1%
Consumer, Cyclical	14.4
Industrial	14.0
Technology	12.7
Communications	9.7
Energy	5.8
Financial	5.2
Basic Materials	1.9
Utilities	0.6
Short Term Investments	0.0

Total Investments	99.4
Other assets in excess of liabilities	0.6

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

Management Team: James Li, Ph.D., CFA, Portfolio Manager; Jane Edmondson, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Systematic Large Cap Growth Fund seeks to maximize long-term capital appreciation by investing primarily in stocks from a universe of large U.S. companies with market capitalizations similar to the Russell 1000 Growth Index at time of purchase.

Market Overview: The Russell 1000 Growth Index declined in the fiscal year ended March 31, 2009. During the period, the U.S. stock market suffered its most severe correction since the 1930s. Weakness was driven by:

•	Deterioration in the value of mortgage-related securities, which led to the collapse or near collapse of several bellwether financial institutions

•	Fear of a systemic failure in the financial system, which made banks restrict credit and forced investors, consumers and businesses to rely less on debt

•	Rapid drop in economic activity and corporate earnings, with S&P 500 companies posting a sixth consecutive decline in quarterly earnings — the longest stretch on record

Major market indexes touched twelve-year lows in February, despite the Federal Reserve having lowered its key lending rate to near zero and the government having pledged an estimated $11.6 trillion in rescue and stimulus programs. However, the stock market rallied sharply in the last few weeks of March due to a number of positive developments. For example, sales of new and existing homes jumped unexpectedly in February, and several large banks said they were profitable in the first two months of 2009.

Performance: The Fund’s Class I shares posted a 33.68% decline during the twelve months ended March 31, 2009 but outperformed the Russell 1000 Growth Index, which lost 34.28%.

Portfolio Specifics: Performance versus the index benefited from stock selection in the energy and consumer discretionary sectors. Holdings that generated gains included Cameron International, an energy equipment and services company that benefited from a positive outlook for its subsea business; Family Dollar Stores, a discount retailer that saw an increase in customer traffic; and fast-food chain McDonald’s, which reported consistent growth in same-store-sales. A number of our health care stocks also posted gains in the down market, including biotechnology firm Amgen. Amgen benefited from expectations that its lead product candidate, an osteoporosis drug, could be a major growth driver for the company.

Areas of relative weakness included stock selection in the industrials and materials sectors. Two of the biggest detractors in the portfolio were a railroad that was hurt by declining freight volumes and a mining company that was impacted by falling copper prices.

The Fund’s holdings remained broadly diversified throughout the fiscal year. On March 31, 2009, the largest overweights versus the Russell 1000 Growth Index were in the health care (+8.1%) and energy (+1.3%) sectors. The largest underweights were in industrials (–2.5%) and information technology (–2.4%).

Market Outlook: Our process evaluates investment opportunities on a relative basis and is required to remain fully invested. As such, the process neither utilizes, nor results in, a forecast or outlook on the overall market, but expects to perform equally well in both up and down markets versus the Russell 1000 Growth Index.

Through consistent application of our systematic, model-driven process, we believe that the Fund will add value relative to the benchmark over time.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I and II shares compared with the Russell 1000 Growth Index for the periods indicated. The Fund’s Class I and II shares calculate their performance based upon the historical performance of a corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to the Fund’s Class I and II shares. The Nicholas-Applegate Institutional Funds’ Class I shares were first available on May 7, 1999 and Class II shares on September 30, 2005. The historical performance of Class II shares includes the performance of Class I shares for periods prior to the inception of Class II. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index consists of the 1,000 largest securities in the Russell 3000 Index, which represents approximately 90% of the total market capitalization of the Russell 3000 Index. It is a large-cap, market-oriented index and is highly correlated with the S&P 500 Index. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 99.1%
Advertising Agencies - 0.4%
Interpublic Group of Cos., Inc.*	6,200	$25,544

Aerospace/Defense - 4.3%
Lockheed Martin Corp.	1,900	131,157
Northrop Grumman Corp.	3,200	139,648

		270,805

Agricultural Chemicals - 1.7%
CF Industries Holdings, Inc.	1,500	106,695

Agricultural Operations - 1.0%
Archer-Daniels-Midland Co.	2,300	63,894

Applications Software - 4.3%
Microsoft Corp.	14,600	268,202

Beverages-Non-alcoholic - 2.3%
Coca-Cola Co.	2,500	109,875
PepsiCo, Inc.	600	30,888

		140,763

Building-Residential/ Commercial - 1.1%
Pulte Homes, Inc.	6,200	67,766

Cable/Satellite TV - 0.2%
Time Warner Cable, Inc. Cl. A	635	15,748

Coatings/Paint - 0.9%
Sherwin-Williams Co.	1,100	57,167

Computer Services - 1.0%
Accenture, Ltd. Cl. A	2,200	60,478

Computers - 7.5%
Apple, Inc.*	1,400	147,168
Hewlett-Packard Co.	3,700	118,622
International Business Machines Corp.	2,100	203,469

		469,259

Computers-Memory Devices - 0.5%
EMC Corp./Massachusetts*	2,800	31,920

Data Processing/Management - 1.4%
Fiserv, Inc.*	2,400	87,504

E-Commerce/Products - 2.0%
Amazon.com, Inc.*	1,700	124,848

Electronic Components-Semiconductors - 2.6%
Intel Corp.	7,600	114,380
Xilinx, Inc.	2,400	45,984

		160,364

Engineering/R & D Services - 2.4%
Fluor Corp.	1,100	38,005
The Shaw Group, Inc.*	900	24,669
URS Corp.*	2,200	88,902

		151,576

Enterprise Software/Services - 1.5%
Oracle Corp.	5,300	95,771

Food-Miscellaneous/Diversified - 1.8%
General Mills, Inc.	2,300	114,724

Gold Mining - 0.6%
Newmont Mining Corp.	800	35,808

Internet Infrastructure Software - 0.5%
F5 Networks, Inc.*	1,400	29,330

	Number of Shares	Value
Medical Instruments - 1.6%
Boston Scientific Corp.*	7,900	$62,805
St. Jude Medical, Inc.*	1,100	39,963

		102,768

Medical Products - 0.9%
Johnson & Johnson	1,100	57,860

Medical-Biomedical/Genetics - 4.0%
Amgen, Inc.*	2,800	138,656
Biogen Idec, Inc.*	800	41,936
Celgene Corp.*	1,600	71,040

		251,632

Medical-Drugs - 10.1%
Abbott Laboratories	2,700	128,790
Bristol-Myers Squibb Co.	6,200	135,904
Cephalon, Inc.##,*	1,400	95,340
Eli Lilly & Co.	2,700	90,207
Forest Laboratories, Inc.*	2,800	61,488
Schering-Plough Corp.	5,000	117,750

		629,479

Medical-Generic Drugs - 1.0%
Mylan, Inc.*	4,500	60,345

Medical-HMO - 1.4%
UnitedHealth Group, Inc.*	2,300	48,139
WellPoint, Inc.*	1,100	41,767

		89,906

Multi-line Insurance - 1.2%
ACE, Ltd.	1,800	72,720

Multimedia - 0.8%
Time Warner, Inc.	2,533	48,887

Networking Products - 4.0%
Cisco Systems, Inc.*	14,800	248,196

Oil & Gas Drilling - 1.3%
ENSCO International, Inc.	3,000	79,200

Oil Companies-Exploration & Production - 2.1%
Occidental Petroleum Corp.	1,500	83,475
Southwestern Energy Co.*	1,700	50,473

		133,948

Oil Companies-Integrated - 1.3%
Exxon Mobil Corp.	1,200	81,720

Oil Field Machine & Equipment - 3.4%
Cameron International Corp.*	4,400	96,492
National Oilwell Varco, Inc.*	4,000	114,840

		211,332

Oil Refining & Marketing - 1.1%
Valero Energy Corp.	3,800	68,020

Pharmacy Services - 4.0%
Express Scripts, Inc. Cl. A*	500	23,085
Medco Health Solutions, Inc.*	2,400	99,216
Omnicare, Inc.	5,100	124,899

		247,200

Retail-Discount - 5.6%
Family Dollar Stores, Inc.	2,500	83,425
Wal-Mart Stores, Inc.	5,100	265,710

		349,135

See Accompanying Notes to Financial Statements.

U.S. SYSTEMATIC LARGE CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Retail-Drug Store - 1.0%
CVS Caremark Corp.	2,300	$63,227
Retail-Restaurants - 2.8%
McDonald’s Corp.	1,400	76,398
Panera Bread Co. Cl. A##,*	1,800	100,620

		177,018

Schools - 1.6%
Apollo Group, Inc. Cl. A*	900	70,497
DeVry, Inc.	600	28,908

		99,405

Semicon Components-Integrated Circuits - 1.0%
Marvell Technology Group, Ltd.*	7,000	64,120

Tobacco - 3.7%
Altria Group, Inc.	10,900	174,618
Philip Morris International, Inc.	1,600	56,928

		231,546

Transport-Rail - 2.6%
CSX Corp.	3,400	87,890
Norfolk Southern Corp.	1,400	47,250
Union Pacific Corp.	700	28,777

		163,917

Web Portals/ISP - 3.1%
Google, Inc. Cl. A*	300	104,418
Sohu.com, Inc.*	2,100	86,751

		191,169

Wireless Equipment - 1.5%
QUALCOMM, Inc.	2,400	93,384

Total Common Stock (Cost: $6,998,778)		6,194,300

	Principal Amount
Short Term Investments - 5.2%
Repurchase Agreement - 2.7%
Credit Suisse Securities, LLC, 0.150% dated 3/31/09, to be repurchased at $170,101 on 4/1/09 (collateralized by U.S. Treasury Bill, 0.000% due 6/18/09)**	$170,100	170,100

Time Deposit - 2.5%
Citibank London 0.100%, 04/01/09	152,082	152,082

Total Short Term Investments (Cost: $322,182)		322,182

Total Investments - 104.3% (Cost: $7,320,960)		6,516,482

Liabilities in Excess of Other Assets - (4.3%)		(268,910)

Net Assets - 100.0%		$6,247,572

*	Non-income producing securities.
##	All or a portion of the Fund’s holdings in this security was on loan as of March 31, 2009.
**	All of the security is purchased with cash collateral proceeds from securities loans.

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	33.4%
Technology	19.8
Communications	12.4
Consumer, Cyclical	10.5
Industrial	9.4
Energy	9.2
Basic Materials	3.2
Financial	1.2
Short Term Investments	5.2

Total Investments	104.3
Liabilities in excess of other assets	(4.3)

Net Assets	100.0%

U.S. CONVERTIBLE FUND

Management Team: Douglas G. Forsyth, CFA, Portfolio Manager; William L. Stickney, Portfolio Manager; Justin Kass, CFA, Portfolio Manager ; Michael E.Yee, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. Convertible Fund seeks to maximize total return consisting of capital appreciation and current income by investing primarily in securities that are convertible into common stock, across all ratings and capitalization ranges.

Market Overview: In the twelve months ended March 31, 2009, the Merrill Lynch All Convertibles All Qualities Index declined 30.00%, with most of the weakness concentrated in the September-to-early December time frame. By way of comparison, the S&P 500 Index fell 38.09% and the NASDAQ Composite Index lost 32.93% during the fiscal year.

The decline in the convertible market was caused by the domino effect of the unwinding of leverage in the financial markets that traced back to mortgage delinquencies and falling home prices. Forced liquidations of leveraged positions found few willing buyers, so even the smallest trades created gaps in pricing. Lower prices fueled more selling, as additional leverage triggers were struck. The market tried to absorb this activity amid fewer market makers, and those remaining dealers were unwilling to transact. The lack of transaction confidence worsened in the weeks surrounding the September failure of a major U.S. investment bank. By the end of 2008, economic indicators were universally weak and corporate earnings had faltered.

In the first quarter of 2009, the economy did not improve, the government expanded its stimulus programs, the federal funds rate was near zero and earnings remained highly unpredictable. While all of these factors are negative for credit and equity fundamentals, convertibles posted a gain in the first quarter. The positive return was driven by the oversold condition of the credit markets and signs of stabilization in the convertible market.

Performance: During the fiscal year ended March 31, 2009, the Fund’s Class I shares lost 21.30% but outperformed the Merrill Lynch All Convertibles All Qualities Index, which fell 30.00%.

Portfolio Specifics: Security selection was the key driver of the Fund’s outperformance, and our positions in the health care and telecommunications industries helped relative results. Health care companies benefited from their stable earnings and cash flows given the flight to safety that occurred. Telecommunications names also benefited from the relative stability of their cash flows and end-market demand. While the Fund did have some exposure to financials, an underweight was a plus.

Positions in the energy and materials industries hurt relative performance. Energy issuers were down because of falling energy prices and lower global demand. Similarly, our position in a mining company was lower due to falling metals prices.

On March 31, 2009, the Fund’s conversion premium was 68% versus 97% for the market. While the conversion premium is higher than historical levels, the Fund has benefited from additional downside protection. This is constantly being monitored and will change as market conditions warrant.

Market Outlook: The risk/reward profile of the convertible market is very favorable. It is attractive because of its credit characteristics and because it has better downside protection than equity investments. That said, we believe that convertible performance will remain volatile as investors balance the uncertain outlook for the economy, corporate profits, credit fundamentals and equity valuations versus prior cycles.

We continue to build the Fund one security at a time by finding companies that are opportunistically capitalizing on change. We are also maintaining our discipline of seeking to identify the best convertibles with the optimal risk/reward profile: 70-80% of the upside and 40-50% of the downside.

U.S. CONVERTIBLE FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I, II and IV shares compared with the Merrill Lynch All Convertibles All Qualities Index for the periods indicated. The Fund’s Class I, II and IV shares calculate their performance based upon the historical performance of their corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to the Fund’s Class I, II and IV shares. The Nicholas-Applegate Institutional Funds’ Class I shares were first available on May 7, 1999, Class II shares on September 30, 2005 and Class IV shares on December 30, 2006. The historical performance of Class II and IV shares includes the performance of Class I shares for periods prior to the inception of Class II and IV. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Merrill Lynch All Convertibles All Qualities Index represents convertible securities spanning all corporate sectors and having a par amount outstanding of $25 Mil+. Maturities must be at least one year. The coupon range must be equal to or greater than zero and all qualities of bonds are included. Preferred equity redemption stocks are not included nor are component bonds once they are converted into corporate stock.

Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. CONVERTIBLE FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Convertible Corporate Bonds - 87.7%
Advertising Agencies - 1.6%
Interpublic Group of Cos, Inc.
4.250%, 03/15/23	$6,220,000	$4,658,469

Aerospace/Defense- Equipment - 1.5%
Orbital Sciences Corp.
2.438%, 01/15/27	5,510,000	4,600,850

Applications Software - 1.5%
Nuance Communications, Inc. 144A#
2.750%, 08/15/27	2,845,000	2,368,462
Nuance Communications, Inc.
2.750%, 08/15/27	2,475,000	2,060,438

		4,428,900

Auto-Cars/Light Trucks - 0.7%
Ford Motor Co.
4.250%, 12/15/36	5,980,000	2,115,425

Batteries/Battery Systems - 1.3%
EnerSys
3.375%, 06/01/38	6,100,000	3,934,500

Brewery - 1.6%
Molson Coors Brewing Co.
2.500%, 07/30/13	4,555,000	4,657,488

Broadcast Services/ Programming - 1.8%
Liberty Media LLC
3.125%, 03/30/23	6,705,000	5,238,281

Cellular Telecommunications - 2.9%
Leap Wireless International, Inc. 144A#
4.500%, 07/15/14	7,285,000	5,658,260
NII Holdings, Inc.
2.750%, 08/15/25	3,140,000	2,877,025

		8,535,285

Coal - 0.9%
Peabody Energy Corp.
4.750%, 12/15/41	3,650,000	2,582,375

Commercial Services - 3.1%
Alliance Data Systems Corp. 144A#
1.750%, 08/01/13	7,020,000	4,992,975
Quanta Services, Inc. 144A#
3.750%, 04/30/26	870,000	960,263
Quanta Services, Inc.
3.750%, 04/30/26	2,915,000	3,217,431

		9,170,669

Consulting Services - 1.4%
FTI Consulting, Inc.
3.750%, 07/15/12	2,558,000	4,287,848

Diagnostic Kits - 1.4%
Inverness Medical Innovations, Inc.
3.000%, 05/15/16	5,075,000	4,313,750

Diversified Manufacturing Operations - 1.0%
Ingersoll-Rand Co., Ltd.
4.500%, 04/15/12	2,950,000	2,950,000

	Principal Amount	Value
Electronic Components-Semiconductors - 6.3%
Intel Corp.
2.950%, 12/15/35	$5,760,000	$4,723,200
Microchip Technology, Inc.
2.125%, 12/15/37	6,425,000	4,642,063
ON Semiconductor Corp.
2.625%, 12/15/26	6,105,000	4,342,181
Skyworks Solutions, Inc.
1.250%, 03/01/10	2,555,000	2,602,906
Skyworks Solutions, Inc.
1.500%, 03/01/12	2,280,000	2,314,200

		18,624,550

Electronic Measure Instruments - 0.8%
Itron, Inc.
2.500%, 08/01/26	2,395,000	2,392,006

Electronics-Military - 1.5%
Level-3 Communications Holdings, Inc. 144A#
3.000%, 08/01/35	620,000	600,625
Level-3 Communications Holdings, Inc.
3.000%, 08/01/35	4,045,000	3,918,594

		4,519,219

Energy-Alternate Sources - 1.5%
Covanta Holding Corp.
1.000%, 02/01/27	5,540,000	4,376,600

Enterprise Software/ Services - 2.7%
Lawson Software, Inc.
2.500%, 04/15/12	3,895,000	3,072,181
Sybase, Inc.
1.750%, 02/22/25	3,850,000	4,899,125

		7,971,306

Instruments-Scientific - 1.8%
Fisher Scientific International, Inc.
3.250%, 03/01/24	4,380,000	5,217,675

Internet Content- Entertainment - 1.1%
Shanda Interactive Entertainment, Ltd. 144A#
2.000%, 09/15/11	2,575,000	3,164,031

Internet Infrastructure Software - 1.5%
Akamai Technologies, Inc.
1.000%, 12/15/33	3,330,000	4,520,475

Machinery-Farm - 0.7%
AGCO Corp.
1.250%, 12/15/36	2,820,000	2,171,400

Machinery-General Industry - 0.9%
Roper Industries, Inc.
1.481%, 01/15/34	5,100,000	2,690,250

Medical Instruments - 4.0%
Integra LifeSciences Holdings Corp. 144A#
2.750%, 06/01/10	2,335,000	2,148,200
Medtronic, Inc.
1.625%, 04/15/13	5,815,000	5,168,081
NuVasive, Inc. 144A#
2.250%, 03/15/13	5,175,000	4,663,969

		11,980,250

See Accompanying Notes to Financial Statements.

U.S. CONVERTIBLE FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Medical-Biomedical/ Genetics - 8.3%
Amgen, Inc.
0.375%, 02/01/13	$4,705,000	$4,305,075
Gilead Sciences, Inc. 144A#
0.625%, 05/01/13	1,905,000	2,447,925
Gilead Sciences, Inc.
0.625%, 05/01/13	2,140,000	2,749,900
Illumina, Inc.
0.625%, 02/15/14	2,955,000	5,119,537
Life Technology Corp.
2.000%, 08/01/23	4,475,000	4,849,781
OSI Pharmaceuticals, Inc.
3.000%, 01/15/38	5,725,000	5,109,563

		24,581,781

Medical-Drugs - 8.4%
Allergan, Inc. 144A#
1.500%, 04/01/26	1,800,000	1,881,000
Allergan, Inc.
1.500%, 04/01/26	3,230,000	3,375,350
Bristol-Myers Squibb Co.++
0.820%, 09/15/23	6,635,000	5,871,974
Cephalon, Inc.+
0.000%, 06/15/33	725,000	905,344
Cephalon, Inc.
2.000%, 06/01/15	2,315,000	3,463,819
Teva Pharmaceutical Finance LLC
0.500%, 02/01/24	4,825,000	5,808,093
Wyeth++
0.965%, 01/15/24	4,155,000	4,146,690

		25,452,270

Medical-Generic Drugs - 3.7%
Mylan, Inc.
1.250%, 03/15/12	5,280,000	4,547,400
Watson Pharmaceuticals, Inc.
1.750%, 03/15/23	6,595,000	6,388,906

		10,936,306

Networking Products - 1.5%
Anixter International, Inc.
1.000%, 02/15/13	5,835,000	4,449,188

Oil & Gas Drilling - 3.6%
Nabors Industries, Inc.
0.940%, 05/15/11	5,035,000	4,481,150
Transocean, Inc.
1.500%, 12/15/37	7,465,000	6,149,294

		10,630,444

Oil Companies-Exploration & Production - 1.7%
Chesapeake Energy Corp.
2.500%, 05/15/37	7,770,000	5,147,625

Oil Field Machinery & Equipment - 1.6%
Cameron International Corp.
2.500%, 06/15/26	4,570,000	4,729,950

Power Conversion/Supply Equipment - 1.2%
JA Solar Holdings Co., Ltd.
4.500%, 05/15/13	6,304,000	3,467,200

REIT-Diversified - 1.6%
Digital Realty Trust LP 144A#
4.125%, 08/15/26	4,215,000	4,741,875

	Principal Amount	Value
REIT-Office Property - 1.5%
Boston Properties LP
3.750%, 05/15/36	$5,825,000	$4,521,656

Retail-Major Department Store - 1.5%
TJX Cos., Inc.+
0.000%, 02/13/21	4,980,000	4,531,800

Semiconductor Equipment - 0.2%
Teradyne, Inc.
4.500%, 03/15/14	700,000	700,000

Super-Regional Banks- US - 1.7%
US BanCorp.++
0.000%, 09/20/36	5,855,000	5,181,675

Telephone-Integrated - 1.5%
Qwest Communications International, Inc.
3.500%, 11/15/25	4,865,000	4,512,288

Toys - 1.5%
Hasbro, Inc.
2.750%, 12/01/21	3,574,000	4,521,110

Web Hosting/Design - 1.7%
Equinix, Inc.
2.500%, 04/15/12	6,235,000	5,190,638

Wire & Cable Products - 1.5%
General Cable Corp.
0.875%, 11/15/13	6,270,000	4,412,513

Wireless Equipment - 1.5%
American Tower Corp.
3.000%, 08/15/12	2,995,000	4,503,731

Total Convertible Corporate Bonds (Cost: $296,993,469)		261,313,652

Convertible Preferred Stock - 9.9%
Agricultural Operations - 1.6%
Bunge, Ltd.
4.875%, 12/31/49	61,835	4,738,107

Electric-Generation - 1.3%
AES Trust III
6.750%, 10/15/29	114,143	3,947,065

Medical-Drugs - 1.1%
Schering-Plough Corp.
6.000%, 08/13/10	16,035	3,375,368

Metal-Diversified - 1.5%
Freeport-McMoRan Copper & Gold, Inc.
6.750%, 05/01/10	68,715	4,436,928

Multi-line Insurance - 0.6%
XL Capital, Ltd.
10.750%, 08/15/11	152,945	1,873,576

Special Purpose Entity - 1.6%
Omnicare Capital Trust II
4.000%, 06/15/33	137,400	4,635,189

Super-Regional Banks- US - 2.2%
Bank of America Corp.
7.250%, 12/31/49	7,230	3,069,135
Wells Fargo & Co.
7.500%, 12/31/49	6,990	3,348,139

		6,417,274

Total Convertible Preferred Stock (Cost: $40,167,972)		29,423,507

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 1.0%
Independent Power Producer - 1.0%
NRG Energy, Inc.* (Cost: $4,853,723)	166,204	$2,925,190

	Principal Amount
Short Term Investments - 2.1%
Time Deposit - 2.1%
Citibank London 0.100%, 04/01/09 (Cost: $6,378,264)	$6,378,264	6,378,264

Total Investments - 100.7% (Cost: $348,393,428)		300,040,613

Liabilities in Excess of Other Assets - (0.7%)		(2,158,302)

Net Assets - 100.0%		$297,882,311

#	144A Security. Certain conditions for public sale may exist. The total market value of 144A securities owned at March 31, 2009 was $33,627,585 or 11.29% of net assets.
++	The coupon rate shown on floating rate securities represents the rate at March 31, 2009.
+	Zero coupon bond.
*	Non-income producing securities.

REIT - Real Estate Investment Trust

SCHEDULE OF INVESTMENTS BY SECTOR
as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	34.7%
Communications	15.0
Industrial	12.2
Technology	10.7
Energy	9.3
Financial	9.2
Consumer, Cyclical	3.7
Utilities	2.3
Basic Materials	1.5
Short Term Investments	2.1

Total Investments	100.7
Liabilities in excess of other assets	(0.7)

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

GLOBAL EQUITY 130/30 FUND

Management Team: Pedro V. Marcal, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The Global Equity 130/30 Fund seeks to maximize long-term capital appreciation by using fundamental research to identify both long and short investment opportunities that provide diversified exposure to a broad range of U.S. and non-U.S. companies. Normally, approximately 130% of the Fund’s assets will be in long positions and approximately 30% will be in short positions.

Market Overview: The world’s equity markets were weak and volatile during the twelve months ended March 31, 2009. Stock prices fell in response to a deepening in the U.S.-led credit crisis that fueled simultaneous recessions in the United States, Europe and Japan. The period was characterized by:

•	Massive write-downs of mortgage-related assets that pushed one major financial institution into bankruptcy and forced others to take assistance from their respective governments

•	Turmoil in the credit markets, as bank lending ground to a virtual halt and investor demand for corporate and consumer debt evaporated

•	Government announcements of interest rate cuts, stimulus packages and special programs designed to unlock credit and spur growth

The selling pressure was widespread, with stock markets across developed and emerging countries posting steep declines. Eastern European countries delivered some of the worst results, as capital flows out of the region led to falling local currencies and rising payments on foreign-denominated debt. China was one of the more resilient markets, thanks in large part to a rally near the end of the fiscal year. Chinese equities benefited from signs of stabilization in the country’s economy, including a pickup in home sales, as well as an increase in investors’ appetite for risk.

Performance: During the fiscal year ended March 31, 2009, the Fund’s Class I shares lost 43.50% and the MSCI All Country World Index fell 42.74%.

Portfolio Specifics: From a sector perspective, health care had the largest positive impact on performance versus the index due to an overweight and good stock selection. Teva Pharmaceutical, an Israel-based drug maker, was a solid contributor in the Fund. The company’s diversified global footprint and strong generic sales offered relative stability in a market experiencing significant reductions in growth. An underweight in the financials sector was also a plus. Energy allocations subtracted the most from results versus the index, as negative stock selection offset the benefit of an underweight in the group. One notable detractor was a maker of flexible pipe used in offshore drilling rigs whose shares slipped along with the price of oil.

In terms of countries, stock selection in Hong Kong was a key source of relative strength, helped by our position in Anhui Conch Cement. This Chinese cement company, which is listed on the Hong Kong exchange, is a direct beneficiary of the recent infrastructure stimulus package unveiled by the Chinese government. On the minus side, an overweight in Japan detracted from relative results.

In September, the Fund’s market exposure was reduced given short restrictions and changes in the regulatory environment. Since then, the portfolio has operated with about 10% additional leverage on the long side and 10% on the short side. The Fund plans to regain its normal 130/30 posture once the market environment shows more consistent stability.

Market Outlook: We expect a continued, elevated level of stock market volatility. Corporate earnings estimates for 2009, already significantly reduced, are likely to decline further. While governments are working to stimulate their economies, we expect recoveries among industrialized nations to be weak, uneven and commencing in late 2009, at the earliest.

In the changing market environment, we believe that our research-intensive investment process will uncover exciting opportunities for the Fund, both in long positions and short.

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I shares with the MSCI ACWI (All Country World Index) for the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The Class I shares commenced operations on April 1, 2008. The total returns shown above do not show the effects of income taxes on an individuals’ investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The MSCI ACWI Index is a free float adjusted market capitalization index that is designed to measure equity market performance in the global developed and emerging markets. MSCI Growth Indexes measure the performance of those companies with higher price-to-book ratios and higher forecasted growth values. Unless otherwise noted, index returns reflect the reinvestment of income, dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. Investors may not make direct investments into any index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

GLOBAL EQUITY 130/30 FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 98.7%
Australia - 3.4%
BHP Billiton, Ltd.	637	$14,123
Cochlear, Ltd.	568	19,772
Incitec Pivot, Ltd.	15,729	23,169
Rio Tinto, Ltd	582	22,875

		79,939

Bermuda - 2.6%
Allied World Assurance Co. Holdings, Ltd.	600	22,818
PartnerRe, Ltd.	200	12,414
RenaissanceRe Holdings, Ltd.	500	24,720

		59,952

Brazil - 0.6%
Cia Vale do Rio Doce Cl. B - ADR	1,000	13,300

Denmark - 1.7%
Novo Nordisk - ADR	800	38,384

France - 2.0%
Alstom SA	228	11,801
BNP Paribas	282	11,652
GDF Suez	669	22,961

		46,414

Germany - 4.8%
E.ON AG	447	12,410
Fresenius Medical Care AG & Co. KGaA	598	23,231
Morphosys AG*	1,272	21,634
Porsche Automobil Holding SE	148	6,952
RWE AG	215	15,075
SAP AG	900	31,881

		111,183

Hong Kong - 1.4%
HongKong Electric Holdings	5,500	32,858

Ireland - 0.4%
Icon PLC - ADR*	600	9,690

Israel - 1.6%
Teva Pharmaceutical Industries, Ltd. - ADR	800	36,040

Japan - 14.9%
Capcom Co., Ltd.	800	14,142
East Japan Railway Co.	200	10,388
EPS Co., Ltd.	6	22,719
Japan Tobacco, Inc.	5	13,258
Mitsubishi UFJ Financial Group, Inc.	5,400	26,024
Mizuho Financial Group, Inc.	5,000	9,517
Nintendo Co., Ltd.	200	57,608
Nitori Co., Ltd.	300	16,766
Nomura Holdings, Inc.	1,600	8,019
Osaka Gas Co., Ltd.	6,000	18,710
Secom Co., Ltd.	300	11,026
Sumitomo Mitsui Financial Group, Inc.	800	27,620
T&D Holdings, Inc.	450	10,729
The Japan Steel Works, Ltd.	3,000	28,096
Tokio Marine Holdings, Inc.	400	9,699
Toyo Tanso Co., Ltd.	500	18,528
Unicharm Corp.	200	12,149
Unicharm Petcare Corp.	500	12,656
West Japan Railway Co.	6	18,953

		346,607

Netherlands - 1.4%
Koninklijke KPN NV	2,453	32,764

	Number of Shares	Value
Republic of China - 1.0%
Anhui Conch Cement Co., Ltd.*	4,000	$22,142

Switzerland - 5.9%
ACE, Ltd.	500	20,200
Nestle SA	970	32,827
Roche Holding AG	290	39,838
Syngenta AG	93	18,763
Synthes, Inc.	238	26,541

		138,169

Taiwan - 0.5%
Taiwan Semiconductor Manufacturing
Co., Ltd. - ADR	1,412	12,637

United Kingdom - 5.5%
BG Group PLC	1,116	16,876
British American Tobacco PLC	1,483	34,286
Diageo PLC	1,528	17,226
Imperial Tobacco Group PLC	848	19,047
SSL International PLC	4,302	27,687
Unilever PLC	729	13,772

		128,894

United States - 51.0%
Abbott Laboratories	500	23,850
Amazon.com, Inc.*	200	14,688
Apple, Inc.*	300	31,536
Best Buy Co., Inc.	400	15,184
Cisco Systems, Inc.*	800	13,416
Coca-Cola Co.	400	17,580
Exelon Corp.	500	22,695
Exxon Mobil Corp.	700	47,670
FirstEnergy Corp.	400	15,440
FPL Group, Inc.	400	20,292
General Dynamics Corp.	500	20,795
General Electric Co.	5,600	56,616
Genzyme Corp.*	300	17,817
Hess Corp.	300	16,260
Hewlett-Packard Co.	400	12,824
Hill-Rom Holdings, Inc.	1,100	10,879
Intel Corp.	900	13,545
International Business Machines Corp.	500	48,445
Johnson & Johnson	400	21,040
JP Morgan Chase & Co.	1,500	39,870
Kellogg Co.	400	14,652
Life Technologies Corp.	400	12,992
Lockheed Martin Corp.	400	27,612
Mastercard, Inc. Cl. A	100	16,748
McDonald’s Corp.	400	21,828
Merck & Co., Inc.	1,000	26,750
Microsoft Corp.	1,800	33,066
Monsanto Co.	300	24,930
National Oilwell Varco, Inc.*	700	20,097
Northern Trust Corp.	1,000	59,819
Oracle Corp.	2,500	45,175
Philip Morris International, Inc.	500	17,790
PNC Financial Services Group, Inc.	700	20,503
Praxair, Inc.	400	26,916
Precision Castparts Corp.	400	23,960
Procter & Gamble Co.	700	32,963
QUALCOMM, Inc.	600	23,346
Schering-Plough Corp.	2,000	47,100
Target Corp.	400	13,756
Texas Instruments, Inc.	800	13,208
The Bank of New York Mellon Corp.	1,800	50,850

See Accompanying Notes to Financial Statements.

GLOBAL EQUITY 130/30 FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Thermo Fisher Scientific, Inc.*	1,200	$42,804
Transocean, Ltd.*	300	17,652
URS Corp.*	400	16,164
Valero Energy Corp.	800	14,320
Wells Fargo & Co.	1,800	25,632
XTO Energy, Inc.	425	13,014

		1,184,089

Total Common Stock (Cost: $3,229,668)		2,293,062

	Principal Amount
Short Term Investments - 0.2%
Time Deposit - 0.2%
Brown Brothers Harriman & Co. - Grand Cayman 0.100%, 04/01/09 (Cost: $3,892)	$3,892	3,892

Total Investments - 98.9% (Cost: $3,233,560)		2,296,954

Other Assets in Excess of Liabilities - 1.1%		25,607

Net Assets - 100.0%		$2,322,561

FUTURES
Description	Type	Expiration Month	# of Contracts	Unrealized Appreciation/ (Depreciation)
EMNI MSCI EAFE June Futures	Long	06/2009	2	$5,500
S&P 500 EMINI June Futures	Long	06/2009	2	4,020
DJ Euro Stoxx 50 June Futures	Short	06/2009	2	(1,301)
FTSE 100 Index June Futures	Short	06/2009	1	(1,570)
Russell 1000 Mini June Futures	Short	06/2009	2	(4,300)

				$2,349

*	Non-income producing securities.

ADR - American Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	29.8%
Financial	16.4
Industrial	12.8
Technology	11.0
Utilities	6.9
Energy	6.3
Basic Materials	6.2
Consumer, Cyclical	5.7
Communications	3.6
Short Term Investments	0.2

Total Investments	98.9
Other assets in excess of liabilities	1.1

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

GLOBAL SELECT FUND

Management Team: Christopher A. Herrera, Portfolio Manager; Nelson W. Shing, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The Global Select Fund seeks to maximize long-term capital appreciation by investing in companies that, in the opinion of the Investment Adviser, represent the “best of the best” globally.

Market Overview: Equity markets in developed and emerging countries generated losses during the fiscal year ended March 31, 2009. Stock prices plunged as deterioration in the value of mortgage-linked securities triggered the worst financial crisis since the Great Depression.

The period began on an upbeat note, with equities advancing in April and May on hopes that emergency actions taken by the U.S. Federal Reserve in March would contain the credit crisis. Unfortunately, the gains were short-lived, as high commodity prices, credit write-downs and weak economic and earnings reports drove stock prices lower over the summer. Then, in September, a dramatic series of events shook investor confidence in the global financial system and sent equity markets into a freefall. Weakened by mortgage-related losses, one major U.S. financial institution filed for bankruptcy, and several other large financial firms were either rescued by their respective governments or sold. Banks tightened credit, investors flocked to U.S. Treasuries and the credit markets seized up. Stock prices continued their descent throughout much of the fall and winter, as the credit markets remained frozen and the global economy stalled.

Equities rallied late in the period on optimism that government intervention would get credit flowing again. In response to the financial crisis, policymakers around the world had cut interest rates, unveiled stimulus packages and created special lending and debt-purchase programs.

Performance: During the twelve months ended March 31, 2009, the Fund’s Class I shares fell 42.26% and the MSCI All Country World Index declined 42.74%.

Portfolio Specifics: Stock selection in the United States and the materials sector had the largest positive impact on results versus the index. One of our best-performing holdings was U.S.-based Ecolab, a supplier of cleaning and sanitizing products. In the difficult economy, the company benefited from the strength of its balance sheet and the defensive nature of several of its end-markets, including health care and education/government. Genentech, a U.S.-based biotech firm, was another top performer, boosted by strong sales of its cancer drugs. In addition, the company agreed to sell itself to a pharmaceutical maker in a deal that closed near the end of the fiscal year.

The Fund’s sector weightings, which are a byproduct of our stock-by-stock investment decisions, also added value to the benchmark. An underweight in financials was particularly helpful, as credit write-downs damaged the balance sheets of many companies in the sector.

Areas of relative weakness included stock selection in the United Kingdom, Hong Kong and the industrials sector. Two of our biggest detractors were a U.K.-based energy pipeline producer that was affected by falling oil prices, and a Hong Kong-based conglomerate whose gaming business was hurt by a change in government regulation.

Market Outlook: We expect the stock market to remain volatile in the months ahead given the weakness in industrialized economies and the likelihood of further reductions in earnings estimates. That said, the Federal Reserve, U.S. Treasury and central banks abroad are acting in concert to avert a deepening in the credit crisis and global recession. Over time, their efforts should lead to a revival in economic and earnings growth.

Regardless of how macro events unfold, we believe that our bottom-up investment process will identify the “best of the best” globally for the Fund.

GLOBAL SELECT FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I and II shares compared with the Morgan Stanley Capital International All Country World Index (“MSCI ACWI”) over the periods indicated. The Fund’s Class I and II shares calculate their performance based upon the historical performance of their corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to the Fund’s Class I and II shares. The Nicholas-Applegate Funds’ Class I shares were first available on May 7, 1999 and Class II shares on June 30, 2003. The historical performance of Class II shares includes the performance of Class I shares for periods prior to the inception of Class II. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the

Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The MSCI ACWI is a market capitalization weighted index composed of over 2,000 companies. The MSCI ACWI is representative of the market structure of 21 countries in North America, Europe, and the Pacific Rim, excluding closed markets and those shares in otherwise free markets that are not purchasable by foreigners. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, currency volatility and the social, economic and political climates of countries where the Fund invests. You may have a gain or loss when you sell your shares.

GLOBAL SELECT FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 91.8%
Australia - 1.7%
BHP Billiton, Ltd.	13,393	$296,937

Brazil - 1.8%
Banco do Brasil SA	42,800	313,622

Finland - 1.3%
Sampo OYJ CI. A	15,359	226,761

France - 5.1%
Alstom SA	6,035	312,374
BNP Paribas	4,268	176,345
Ingenico	11,862	196,865
Neopost SA	2,872	222,707

		908,291

Germany - 3.5%
Bayer AG	3,487	166,669
Fresenius Medical Care AG & Co. KGaA	5,784	224,699
RWE AG	3,149	220,795

		612,163

Hong Kong - 1.6%
China Mobile, Ltd.	33,000	288,058

Ireland - 0.9%
Icon PLC - ADR*	9,900	159,885

Italy - 1.4%
Finmeccanica SpA	19,452	241,994

Japan - 7.1%
Asics Corp.	37,000	253,984
Mitsubishi Estate Co., Ltd.	13,000	145,044
Mitsubishi UFJ Financial Group, Inc.	53,600	258,313
Nintendo Co., Ltd.	1,300	374,456
Nissin Food Holdings Co., Ltd.	7,600	223,145

		1,254,942

Kuwait - 0.1%
Global Investment House
KSCC - GDR 144A#,*	17,747	16,682

Netherlands - 2.6%
Koninklijke KPN NV	21,642	289,065
Nutreco Holding NV	4,758	170,280

		459,345

Republic of China - 0.5%
China Green Holdings, Ltd.	159,000	93,554
Peace Mark Holdings, Ltd.*	314,000	405

		93,959

Spain - 4.5%
Iberdrola Renovables SA*	65,134	269,813
Tecnicas Reunidas SA	6,463	205,170
Telefonica SA	16,135	321,765

		796,748

Switzerland - 8.4%
ACE, Ltd.	8,400	339,360
Alcon, Inc.	3,300	300,003
Nestle SA	8,588	290,635
Roche Holding AG	2,231	306,479
Synthes, Inc.	2,160	240,876

		1,477,353

	Number of Shares	Value
United Kingdom - 6.5%
ARM Holdings PLC	118,416	$173,975
BG Group PLC	20,174	305,068
Croda International PLC	22,695	172,408
IG Group Holdings PLC	84,411	212,036
Wellstream Holdings PLC	45,947	284,507

		1,147,994

United States - 44.8%
Anadarko Petroleum Corp.	6,700	260,563
Ansys, Inc.*	11,300	283,630
Apple, Inc.*	4,600	483,551
Best Buy Co., Inc.	10,100	383,396
Corning, Inc.	25,600	339,712
Crown Holdings, Inc.*	11,800	268,214
Ecolab, Inc.	8,500	295,205
Exxon Mobil Corp.	4,700	320,070
FedEx Corp.	4,000	177,960
Guess ?, Inc.	18,100	381,548
Hess Corp.	2,800	151,760
HJ Heinz Co.	8,300	274,398
JP Morgan Chase & Co.	12,300	326,934
Kellogg Co.	7,400	271,062
Lockheed Martin Corp.	3,700	255,411
Nike, Inc. CI. B	5,700	267,273
Oracle Corp.	18,900	341,523
Praxair, Inc.	4,800	322,992
Procter & Gamble Co.	5,800	273,122
Schering-Plough Corp.	13,700	322,635
Target Corp.	9,000	309,510
The Bank of New York Mellon Corp.	9,000	254,250
The Goldman Sachs Group, Inc.	2,100	222,642
Thermo Fisher Scientific, Inc.*	8,000	285,360
Transocean, Ltd.*	5,500	323,620
URS Corp.*	7,000	282,870
XTO Energy, Inc.	8,100	248,022

		7,927,233

Total Common Stock (Cost: $19,711,149)		16,221,967

	Principal Amount
Short Term Investments - 7.4%
Time Deposit - 7.4%
Citibank London
0.100%, 04/01/09 (Cost: $1,301,910)	$1,301,910	1,301,910

Total Investments - 99.2% (Cost: $21,013,059)		17,523,877

Other Assets in Excess of Liabilities - 0.8%		139,060

Net Assets - 100.0%		$17,662,937

*	Non-income producing securities.
#	144A Security. Certain conditions for public sale may exist. The total market value of 144A securities owned at March 31, 2009 was $16,682 or 0.09% of net assets.

ADR - American Depository Receipt

GDR - Global Depository Receipt

See Accompanying Notes to Financial Statements.

GLOBAL SELECT FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	17.8%
Financial	14.1
Energy	12.2
Industrial	11.5
Consumer, Cyclical	11.2
Technology	9.6
Basic Materials	7.1
Communications	7.0
Utilities	1.3
Short Term Investments	7.4

Total Investments	99.2
Other assets in excess of liabilities	0.8

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

INTERNATIONAL GROWTH OPPORTUNITIES FUND

Management Team: Christopher A. Herrera, Portfolio Manager; Nelson W. Shing, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The International Growth Opportunities Fund seeks to maximize long-term capital appreciation through investments primarily in companies located outside the United States with market capitalizations predominantly in the bottom 20% of publicly traded companies, as measured by the market capitalization in the S&P Developed Ex-US BMI.

Market Overview: International small-cap stocks, as measured by the S&P Developed Ex-US Small Cap Index, posted losses in local currencies during the twelve months ended March 31, 2009. Appreciation in the U.S. dollar versus a range of currencies widened the declines in dollar terms.

The downturn was part of a global sell-off that pressured equity prices across countries, sectors and capitalization ranges. Major factors contributing to the downside volatility included:

•	Rising risk aversion, as the failure or near failure of several bellwether U.S. and European financial institutions rattled investor confidence

•	Freeze in the credit markets due to banks’ need to conserve capital in the uncertain environment

•	Rapid drop in economic activity, with the Baltic Dry Index — a proxy for global trade — falling nearly 95% from May to December

Governments worldwide took bold steps to pull their economies out of recession. The Bank of Japan cut its key interest rate to near zero, and European central banks reduced rates to record lows. Policymakers also unveiled many programs to spark growth and lending. For example, Japan announced stimulus packages worth upwards of $200 billion.

Performance: The Fund’s Class I shares fell 48.16% in the fiscal year ended March 31, 2009. The Fund outperformed the S&P Developed Ex-US Small Cap Growth Index, its primary benchmark, and the S&P Developed Ex-US Small Cap Index, which fell 49.47% and 49.75%, respectively.

Portfolio Specifics: Stock selection in Japan, Switzerland and the financials and health care sectors had a positive impact on results versus the indexes. Top-performing holdings included Japan-based Point, an apparel retailer whose inventory controls contributed to healthy profit growth; Switzerland-based Banque Cantonale Vaudoise, a bank that was rewarded for its strong fundamentals amid the credit market turmoil; and Japan-based Towa Pharmaceutical, a generic drug maker that benefited from growing sales of its hypertension tablets. Another key source of value added was an overweight in health care. Health care was one of the most resilient sectors in the indexes, living up to its reputation as a safe haven in volatile times.

On the minus side, stock selection in Italy, Belgium and the energy and consumer discretionary sectors weighed on relative results. Two big detractors were an Italy-based manufacturer of brake systems that was hurt by the weak outlook for auto sales, and a Belgium-based provider of video production systems that experienced a steep drop in orders following the Beijing Olympics.

Market Outlook: We expect the stock market to remain volatile in the months ahead given the weakness in industrialized economies and the likelihood of further reductions in earnings estimates. That said, the U.S. Federal Reserve, U.S. Treasury and central banks abroad are acting in concert to avert a deepening in the credit crisis and global recession. Over time, their efforts should lead to a revival in economic and earnings growth.

While the outlook for the broad market may be cloudy, we are confident that our bottom-up approach to stock selection will benefit the Fund over time.

INTERNATIONAL GROWTH OPPORTUNITIES FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I through III shares compared with the S&P Developed Ex-US Small Cap Index and S&P Developed Ex-US Small Cap Growth Index for the periods indicated. The Fund’s Class I through III shares calculate their performance based upon the historical performance of their corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to the Fund’s Class I through III shares. The Nicholas-Applegate Institutional Funds’ Class I shares were first available on May 7, 1999, Class II shares commenced operations on June 5, 2003 and Class III shares on September 8, 2008. The historical performance of Class II and III shares includes the performance of Class I shares for periods prior to the inception of the relevant class. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

As of October 1, 2008, the S&P/Citigroup World xUS EMI and S&P/Citigroup World xUS EMI Growth indices have been renamed the S&P Developed Ex-US Small Cap and S&P Developed Ex-US Small Cap Growth, respectively. The S&P Developed Ex-US Small Cap is a market capitalization weighted index measuring capital appreciation. It is an unmanaged world equity index representative of small capitalization securities, defined as the bottom 20% of any given country’s available market capitalization excluding the U.S. The index does not include dividends; however, total rates of return, including all payments to shareholders, are calculated and published each month-end. S&P Developed Ex-US Small Cap Growth covers those small capitalization companies in each country that exhibit the characteristics of growth. Investors may not make direct investments into any index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

INTERNATIONAL GROWTH OPPORTUNITIES FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 91.7%
Australia - 5.9%
Incitec Pivot, Ltd.	649,202	$956,259
Mount Gibson Iron, Ltd.*	2,141,549	691,896
Paladin Energy, Ltd.*	609,211	1,439,151
Western Areas NL*	271,212	635,036

		3,722,342

Austria - 1.0%
Intercell AG*	21,382	658,622

Belgium - 2.3%
EVS Broadcast Equipment SA	44,778	1,468,458

Bermuda - 1.6%
Allied World Assurance Co. Holdings, Ltd.	26,000	988,780

Canada - 1.7%
RONA, Inc.	110,800	1,045,341

France - 10.5%
EDF Energies Nouvelles SA	37,284	1,404,371
Ingenico	82,460	1,368,527
Ipsen SA	21,867	841,661
Neopost SA	14,728	1,142,073
Nexans SA	19,482	739,257
SCOR SE	54,797	1,127,323

		6,623,212

Germany - 5.7%
Bauer AG	41,542	1,214,520
Comdirect Bank AG	204,225	1,491,323
SGL Carbon AG*	35,383	843,255

		3,549,098

Greece - 2.3%
JUMBO SA	187,284	1,417,345

Ireland - 1.4%
Icon PLC - ADR*	53,700	867,255

Italy - 2.9%
ACEA SpA	52,969	632,942
Maire Tecnimont SpA	578,975	1,193,799

		1,826,741

Japan - 16.2%
Asics Corp.	140,600	965,139
NTT Urban Development Corp.	1,332	1,062,687
Point, Inc.	16,910	765,290
Santen Pharmaceutical Co., Ltd.	22,000	610,307
Seven Bank, Ltd.	197	523,365
Shinko Securities Co., Ltd.	224,000	433,168
The Japan Steel Works, Ltd.	114,300	1,070,442
Torishima Pump Manufacturing Co., Ltd.	66,300	720,258
Towa Pharmaceutical Co., Ltd.	24,900	1,038,655
Toyo Suisan Kaisha, Ltd.	31,000	635,567
Unicharm Petcare Corp.	41,800	1,058,014
Ushio, Inc.	94,000	1,317,162

		10,200,054

Netherlands - 2.9%
Nutreco Holding NV	23,231	831,395
Unit 4 Agresso NV	88,055	993,740

		1,825,135

	Number of Shares	Value
Norway - 1.5%
Pronova BioPharma AS*	347,000	$919,906

Republic of China - 1.8%
China Green Holdings, Ltd.	1,884,000	1,108,521
Peace Mark Holdings, Ltd.*	2,428,000	3,133

		1,111,654

Singapore - 2.8%
StarHub, Ltd.	1,352,500	1,752,681

Spain - 2.0%
Grifols SA	85,047	1,225,148

Sweden - 1.6%
Loomis AB*	133,066	1,022,062

Switzerland - 3.6%
Banque Cantonale Vaudoise	4,699	1,561,099
Partners Group Holding AG	11,584	696,334

		2,257,433

United Arab Emirates - 0.3%
Lamprell PLC	216,242	204,567

United Kingdom - 23.7%
ARM Holdings PLC	514,212	755,472
ASOS PLC*	169,113	730,224
Babcock International Group	204,919	1,261,530
Chemring Group PLC	47,528	1,292,317
Croda International PLC	128,921	979,381
Dana Petroleum PLC*	68,723	1,094,381
De La Rue PLC	69,721	971,364
IG Group Holdings PLC	353,276	887,410
N Brown Group PLC	327,717	890,144
Petrofac, Ltd.	112,797	864,975
Rotork PLC	62,953	768,791
RPS Group PLC	590,577	1,318,430
SSL International PLC	122,942	791,223
Victrex PLC	152,439	1,109,972
Wellstream Holdings PLC	179,876	1,113,805

		14,829,419

Total Common Stock (Cost: $79,754,195)		57,515,253

Equity-Linked Securities - 4.2%
Taiwan - 4.2%
Merrill Lynch Wistron Corp. -
12/03/12 144A#,*	1,444,977	1,557,396
Credit Suisse FB Giant Manufacturing - 8/22/11	535,200	1,101,602

Total Equity-Linked Securities (Cost: $2,805,159)		2,658,998

Preferred Stock - 2.1%
Brazil - 2.1%
Banco do Estado do Rio Grandedo Sul (Cost: $2,182,729)	443,800	1,347,448

See Accompanying Notes to Financial Statements.

INTERNATIONAL GROWTH OPPORTUNITIES FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Short Term Investment - 0.9%
Time Deposit - 0.9%
Citibank London 0.100%, 04/01/09 (Cost: $585,710)	$585,710	$585,710

Total Investments - 98.9% (Cost: $85,327,793)		62,107,409

Other Assets in Excess of Liabilities - 1.1%		673,781

Net Assets - 100.0%		$62,781,190

*	Non-income producing securities.
#	144A Security. Certain conditions for public sale may exist. The total market value of 144A securities owned at March 31, 2009 was $1,557,396 or 2.4% of net assets.

ADR - American Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR
as of March 31, 2009
Sector	Percent of Net Assets
Consumer, Non-cyclical	25.9%
Financial	13.7
Industrial	13.7
Basic Materials	10.6
Energy	9.4
Technology	9.3
Consumer, Cyclical	8.1
Communications	6.3
Utilities	1.0
Short Term Investment	0.9

Total Investments	98.9
Other assets in excess of liabilities	1.1

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

EMERGING MARKETS FUND

Management Team: Kunal Ghosh, Portfolio Manager;

Steven Tael, Ph.D., CFA, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The Emerging Markets Fund seeks to maximize long-term capital appreciation primarily through investments in countries with emerging securities markets. These markets have yet to reach a level of maturity associated with the developed foreign stock markets and are, in the opinion of the Investment Adviser, less sophisticated than more developed markets in terms of participation, analyst coverage, liquidity and regulation.

Market Overview: Stocks in emerging countries generated losses during the twelve months ended March 31, 2009. A broad-based strengthening in the U.S. dollar accentuated the losses in dollar terms. The slump in these markets was driven by the global financial crisis, which led to:

•	Panic selling by investors who fled riskier assets and piled into U.S. Treasury securities.

•	Less available credit for countries and companies needing to refinance maturing loans or enter into new loans.

•	Falloff in economic activity and, in turn, demand for commodity exports.

Every country in the MSCI Emerging Markets (“MSCI EM”) Index posted a decline. Eastern European equities were especially hard hit amid a flight to the euro and Swiss franc and away from local currencies. Weaker local currencies meant higher loan payments for the region’s many consumers and businesses that had once been attracted to lower borrowing rates abroad.

The period ended on an upbeat note, with the index posting its largest monthly gain since December 1993. Investors waded back into riskier assets on hopes that coordinated efforts by central banks worldwide would promote economic growth.

Performance: The Fund’s Class I shares lost 52.61% in the fiscal year ended March 31, 2009. The MSCI Emerging Markets Index fell 46.90%.

Portfolio Specifics: The Fund’s underperformance was driven by stock selection, which was particularly weak in Israel, Brazil and the financials and materials sectors. One of our worst-performing holdings was an Israel-based fertilizer manufacturer that experienced a drop in demand due to falling grain prices and less-available credit for farmers. Other major detractors included a Brazil-based steel producer that was hurt by declining steel prices, and an Israel-based bank that reported an operating loss. Sector weightings were also a source of relative weakness. For example, the Fund was underweight in the defensive consumer staples, utilities and health care sectors, which were the three most resilient groups in the benchmark.

Stock selection in Poland and Argentina helped relative results, as did an underweight in Russia, one of the worst-performing countries in the index. In addition, several of our holdings posted gains in the down market, including Hyosung Corp., a South Korea-based conglomerate. The company benefited from strong operating performance in its industrial materials and power/industrial systems businesses.

Portfolio holdings remained broadly diversified throughout the fiscal year. On March 31, 2009, the Fund’s largest overweights versus the benchmark were in China (+2.8%) and the information technology sector (+3.6%). The largest underweights were in Malaysia (–2.7%) and materials (–2.8%).

Market Outlook: The Fund’s investment process evaluates opportunities on a relative basis and neither utilizes, nor results in, a forecast or outlook on the overall market. Rather, the Fund expects to outperform the MSCI Emerging Markets Index in both up and down markets.

We believe the Fund’s proprietary stock-selection model, in conjunction with its risk-controlled approach to portfolio construction, will drive strong performance over time.

EMERGING MARKETS FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I and II shares compared with the Morgan Stanley Capital International Emerging Markets Index (“MSCI EM”) over the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The MSCI EM Index is a market capitalization weighted index composed of over 800 companies representative of the market structure of emerging countries in Europe, Latin America,

Africa, Middle East and Asia. The MSCI EM Index excludes closed markets and those shares in otherwise free markets that are not purchasable by foreigners. Index weightings represent the relative capitalizations of the major overseas markets included in the index on a U.S. dollar adjusted basis.

Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, currency volatility and the social, economic and political climates of countries where the Fund invests. You may have a gain or loss when you sell your shares.

EMERGING MARKETS FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 96.1%
Brazil - 13.5%
Centrais Eletricas Brasileiras SA	7,000	$78,810
Cia Vale do Rio Doce CI. B - ADR	40,400	537,320
Investimentos Itau SA	52,500	181,746
Itau Unibanco Banco Multiplo SA - ADR	24,150	262,752
Natura Cosmeticos SA	8,000	78,706
Petroleo Brasileiro SA - ADR	21,900	667,293
Petroleo Brasileiro SA - ADR	38,800	950,600
Redecard SA	29,500	359,420
Souza Cruz SA	2,500	47,508
Tele Norte Leste Participacoes SA - ADR	26,000	359,840
Vivo Participacoes SA - ADR	5,000	65,250

		3,589,245

Chile - 2.8%
Banco Santander Chile - ADR	1,600	54,960
Empresa Nacional de Electricidad SA - ADR	6,100	228,750
Enersis SA - ADR	27,300	412,230
Entel Empresa De Telecommunicaciones SA	4,396	50,585

		746,525

Egypt - 0.9%
El Ezz Steel Co.	29,692	38,103
Orascom Telecom Holding SAE	44,681	203,499

		241,602

Hong Kong - 3.8%
China Agri-Industries Holdings, Ltd.*	624,000	297,105
China Mobile, Ltd.	50,500	440,816
China Pharmaceutical Group, Ltd.	684,000	273,600

		1,011,521

India - 5.4%
Axis Bank, Ltd.	12,175	99,409
Bharat Heavy Electricals, Ltd.	3,642	108,395
HDFC Bank, Ltd. - ADR	1,200	73,116
Hero Honda Motors, Ltd.	3,276	69,226
Hindustan Unilever, Ltd.	33,703	156,807
Infosys Technologies, Ltd. - ADR	8,400	223,692
ITC, Ltd.	38,980	142,213
Maruti Suzuki India, Ltd.	3,529	54,185
Oil & Natural Gas Corp., Ltd.	9,109	139,719
State Bank of India, Ltd.	13,822	287,419
Tata Motors, Ltd. - ADR	15,200	74,936

		1,429,117

Indonesia - 1.4%
Bank Central Asia Tbk PT	564,000	151,311
Perusahaan Gas Negara PT	667,000	124,106
United Tractors Tbk PT	147,000	85,872

		361,289

Israel - 5.2%
Bezeq Israeli Telecommunication Corp., Ltd.	72,639	113,606
Cellcom Israel, Ltd.	2,900	61,770
Israel Chemicals, Ltd.	12,468	101,103
Makhteshim-Agan Industries, Ltd.	35,082	146,979
Teva Pharmaceutical Industries, Ltd. - ADR	21,100	950,555

		1,374,013

	Number of Shares	Value
Kuwait - 0.0%
Global Investment House KSCC - GDR 144A#,*	9,531	$8,959

Malaysia - 0.2%
Tenaga Nasional Berhad	37,800	63,251

Mexico - 2.5%
America Movil SAB De CV Series L - ADR	13,300	360,164
Grupo Financiero Inbursa SA	27,672	71,618
Grupo Mexico SAB de CV CI. B	253,354	185,394
Kimberly-Clark de Mexico SAB de CV	19,200	62,598

		679,774

Peru - 0.5%
Credicorp, Ltd.	3,100	145,204

Philippines - 0.2%
Philippine Long Distance Telephone Co. - ADR	1,300	57,369

Poland - 0.3%
Telekomunikacja Polska SA	15,381	82,124

Republic of China - 17.9%
Bank of China, Ltd.	1,625,000	540,968
Bank of Communications Co., Ltd.	390,000	271,742
China Construction Bank Corp.	988,000	560,929
China COSCO Holdings Co., Ltd.	249,000	162,252
China Life Insurance Co., Ltd.	142,000	470,890
China Petroleum & Chemical Corp.	654,000	418,560
CNOOC, Ltd.	198,000	196,978
Dongfeng Motor Group Co., Ltd.	242,000	126,152
Harbin Power Equipment Co., Ltd.	114,000	74,137
Industrial & Commercial Bank of China	1,524,300	788,702
Maanshan Iron & Steel	434,000	152,880
PetroChina Co., Ltd.	136,000	108,098
Ping An Insurance Group Co. of China, Ltd.	34,000	203,561
Shandong Weigao Group Medical Polymer Co., Ltd.	28,000	49,858
Sino-Ocean Land Holdings, Ltd.	200,000	131,613
Tencent Holdings, Ltd.	59,200	439,226
Yanzhou Coal Mining Co., Ltd.	102,000	73,308

		4,769,854

Russian Federation - 3.4%
Evraz Group SA - GDR	12,389	102,333
LUKOIL - ADR	12,100	456,170
Mobile Telesystems OJSC - ADR	6,200	185,504
Surgutneftegaz - ADR	27,500	170,500

		914,507

Singapore - 0.9%
Golden Agri-Resources, Ltd.	1,278,160	231,216

South Africa - 9.0%
ABSA Group, Ltd.	16,057	162,427
AngloGold Ashanti, Ltd. - ADR	6,200	227,912
Harmony Gold Mining Co., Ltd. - ADR*	19,200	210,048
Impala Platinum Holdings, Ltd.	11,043	183,760
MTN Group, Ltd.	29,539	326,140
Naspers, Ltd. CI. N	24,028	404,257
Sanlam, Ltd.	128,038	226,726
Sasol, Ltd.	2,453	70,933
Shoprite Holdings, Ltd.	54,057	287,565
Standard Bank Group, Ltd.	15,771	131,840
Telkom South Africa, Ltd.	5,026	55,751

See Accompanying Notes to Financial Statements.

EMERGING MARKETS FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Truworths International, Ltd.	35,621	$120,347

		2,407,706

South Korea - 12.4%
Daewoo Securities Co., Ltd.*	9,440	125,230
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	16,490	255,710
Daishin Securities Co., Ltd.*	5,960	73,248
Doosan Corp.	1,631	117,911
Hite Brewery Co., Ltd.	12	1,189
Hyosung Corp.	5,550	259,595
Hyundai Mobis	2,442	140,526
Kolon Industries, Inc.	6,760	151,498
Korea Line Corp.	2,874	121,546
Korea Zinc Co., Ltd.	2,002	163,547
Korean Air Lines Co., Ltd.*	1,870	46,708
KT&G Corp.	1,071	58,921
LG Chem, Ltd.	2,274	147,956
LG Corp.	9,740	346,435
NCSoft Corp.	3,220	214,628
POSCO	696	183,403
Samsung Electronics Co., Ltd.	609	250,072
Samsung Fire & Marine Insurance Co., Ltd.*	2,541	293,917
SK Energy Co., Ltd.	4,400	281,511
SK Holdings Co., Ltd.	903	70,177

		3,303,728

Taiwan - 13.6%
Acer, Inc.	328,000	493,276
AU Optronics Corp.	256,000	211,748
China Airlines*	697,000	173,675
Chunghwa Telecom Co., Ltd.	105,543	192,649
Compal Electronics, Inc.	419,000	300,239
Eva Airways Corp.*	362,000	89,240
Formosa Plastics Corp.	58,000	87,397
HTC Corp.	15,000	184,448
Lite-On Technology Corp.	181,000	122,225
Macronix International Co., Ltd.	302,000	114,434
MediaTek, Inc.	37,000	348,048
POU Chen Corp.	331,000	182,034
Powerchip Semiconductor Corp.*	1,267,000	164,764
Quanta Computer, Inc.	384,940	486,397
Taiwan Semiconductor Manufacturing Co., Ltd. - ADR	38,700	346,365
Uni-President Enterprises Corp.	146,000	118,395

		3,615,334

Turkey - 1.2%
Tupras Turkiye Petrol Rafine	7,638	76,241
Turk Hava Yollari*	51,235	200,586
Turk Telekomunikasyon AS*	24,259	55,969

		332,796

United Kingdom - 1.0%
British American Tobacco PLC	11,279	259,915

Total Common Stock (Cost: $25,069,335)		25,625,049

	Number of Shares	Value
Preferred Stock - 1.0%
Brazil - 1.0%
Centrais Eletricas Brasileiras SA	13,400	$145,975
Usinas Siderurgicas de Minas Gerais SA	8,750	112,119

		258,094

Total Preferred Stock (Cost: $248,429)		258,094

	Principal Amount
Short Term Investments - 2.6%
Time Deposit - 2.6%
Citibank London
0.100%, 04/01/09 (Cost: $699,046)	$699,046	699,046

Total Investments - 99.7% (Cost: $26,016,810)		26,582,189

Other Assets in Excess of Liabilities - 0.3%		91,830

Net Assets - 100.0%		$26,674,019

*	Non-income producing securities.
#	144A Security. Certain conditions for public sale may exist. The total market value of 144A securities owned at March 31, 2009 was $8,959 or 0.03% of net assets.

ADR - American Depository Receipt

GDR - Global Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Financial	20.5%
Energy	13.8
Communications	13.8
Technology	11.4
Consumer, Non-cyclical	11.1
Basic Materials	10.5
Consumer, Cyclical	5.8
Industrial	4.3
Utilities	3.9
Diversified	2.0
Short Term Investments	2.6

Total Investments	99.7
Other assets in excess of liabilities	0.3

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

INTERNATIONAL SYSTEMATIC FUND

Management Team: Kunal Ghosh, Portfolio Manager; Steven Tael, Ph.D., CFA, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The International Systematic Fund seeks to maximize long-term capital appreciation through investments primarily in companies located in the developed countries represented in the MSCI EAFE Index. The Investment Adviser identifies investment opportunities using a quantitative model that integrates stock, sector, country and currency selection decisions.

Market Overview: Developed non-U.S. stock markets generated losses in the twelve months ended March 31, 2009. Broad appreciation in the U.S. dollar increased the losses in dollar terms.

International equities were weak throughout much of the period, as the financial crisis that began with U.S. subprime mortgages intensified and tipped the global economy into a recession. Engulfed by mortgage-related losses, a large U.S. financial institution was forced into bankruptcy. Others teetered near the brink of collapse and were rescued by their respective governments or by other institutions. Risk aversion skyrocketed, banks cut back lending and economic activity ground to a virtual halt.

Every country and sector in the MSCI EAFE Index posted a decline. Japan was the one of the more resilient markets, supported by the healthier balance sheets of Japanese businesses and consumers. Ireland, which was dealing with the aftermath of its own housing bubble, led the declines. Consumer staples and health care were two of the most resilient sectors, as their demand patterns tend to be less dependent on economic cycles. Amid the turmoil in the credit markets, financials was the worst-performing group. Materials was another especially weak sector, since the slowdown in the global economy dampened demand for chemicals, metals and other commodities.

Performance: During the fiscal year ended March 31, 2009, the Fund’s Class I shares posted a 47.68% loss and the MSCI EAFE Index fell 46.20%.

Portfolio Specifics: The Fund’s relative performance was negatively affected by stock selection in Japan, Switzerland and the consumer discretionary and industrials sectors. Major detractors included a Japan-based shipping company that was impacted by the downturn in global trade; a Switzerland-based insurance firm that reported losses on its securities portfolio; and a U.K.-based materials technology company whose ceramics division was hurt by cuts in steel production. An overweight in the materials sector also detracted.

Results versus the index benefited from stock selection in Sweden, Hong Kong and the telecommunication services and materials sectors. Top-performing holdings included Sweden-based Ericsson, a manufacturer of communications equipment that won a major contract, and Australia-based Newcrest Mining, a gold producer that was recognized for its solid balance sheet. An underweight in the financials sector was another key area of relative strength.

The Fund remained well-diversified across countries and sectors throughout the period. Based on our model’s bottom-up stock recommendations, on March 31, 2009, the Funds’ largest overweights versus the benchmark were in the Fund’s United Kingdom (+3.6%) and the telecommunication services sector (+1.7%). The largest underweights were in Japan (–2.9%) and financials (–3.0%).

Market Outlook: The Fund’s investment process evaluates opportunities on a relative basis and neither utilizes, nor results in, a forecast or outlook on the overall market. Rather, the Fund expects to outperform the MSCI EAFE Index in both up and down markets.

We believe that the Fund’s proprietary stock-selection model, in conjunction with its risk-controlled approach to portfolio construction, will drive strong performance over time.

INTERNATIONAL SYSTEMATIC FUND

The graphs above show the value of a hypothetical $250,000 investment in the Fund’s Class I and III shares with the MSCI EAFE Index for the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The Class I shares commenced operations on July 6, 2005 and Class III shares on December 22, 2006. The historical performance of Class III shares includes the performance of Class I shares for the periods prior to the inception of Class III shares. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The MSCI EAFE Index is an unmanaged index comprised of over 900 companies and is a generally accepted benchmark for major overseas markets. Index weightings represent the relative capitalizations of the major overseas markets included in the Index on a U.S. dollar adjusted basis. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, currency volatility and the social, economic and political climates of countries where the Fund invests. You may have a gain or loss when you sell your shares.

INTERNATIONAL SYSTEMATIC FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 96.3%
Australia - 9.6%
AGL Energy, Ltd.	14,493	$150,643
Australia & New Zealand Banking Group, Ltd.	12,628	138,189
BHP Billiton, Ltd.	40,564	899,348
Commonwealth Bank of Australia	21,382	515,956
CSL, Ltd.	31,435	709,616
Energy Resources of Australia, Ltd.	12,388	182,817
Foster’s Group, Ltd.	35,975	126,477
National Australia Bank, Ltd.	13,675	190,978
Newcrest Mining, Ltd.	13,934	316,870
QBE Insurance Group, Ltd.	36,272	485,638
Westpac Banking Corp.	20,884	277,000
Woodside Petroleum, Ltd.	8,431	223,184

		4,216,716

Belgium - 0.2%
AGFA-Gevaert NV*	39,420	66,469

Bermuda - 0.7%
Seadrill, Ltd.	31,200	302,199

France - 8.6%
Alstom SA	2,792	144,515
Credit Agricole SA	10,828	119,496
France Telecom SA	20,019	455,834
GDF Suez	6,837	234,653
Pernod-Ricard SA	2,892	161,172
Sanofi-Aventis SA	15,523	873,446
SCOR SE	10,762	221,404
Total SA	18,455	917,013
Unibail-Rodamco - REIT	2,511	355,489
Vinci SA	3,519	130,611
Vivendi	5,539	146,531

		3,760,164

Germany - 6.1%
Bayerische Motoren Werke AG	13,446	389,001
Bilfinger Berger AG	8,417	318,159
Daimler AG	4,264	108,018
Deutsche Bank AG	8,560	344,363
Deutsche Lufthansa AG	9,765	105,924
Deutsche Telekom AG	22,710	281,922
E.ON AG	16,303	452,607
RWE AG	4,377	306,897
SAP AG	4,059	143,782
ThyssenKrupp AG	13,085	228,802

		2,679,475

Hong Kong - 1.1%
Shun Tak Holdings Ltd.	362,000	113,037
Sun Hung Kai Properties, Ltd.	25,000	224,355
Swire Pacific, Ltd.	23,000	153,581

		490,973

Ireland - 0.8%
Experian PLC	41,070	257,105
Ryanair Holdings PLC*	27,577	106,089

		363,194

Italy - 1.8%
Enel SpA	26,514	127,170
ENI SpA	11,378	220,858
Finmeccanica SpA	22,014	273,866
Telecom Italia SpA	122,494	157,919

		779,813

	Number of Shares	Value
Japan - 21.4%
Alpen Co., Ltd.	6,600	$110,256
Chugai Pharmaceutical Co., Ltd.	10,000	168,067
Cosmo Oil Co., Ltd.	47,000	141,804
Dena Co., Ltd.	34	110,499
East Japan Railway Co.	6,100	316,827
Electric Power Development Co., Ltd.	6,200	183,295
FamilyMart Co., Ltd.	4,100	124,532
Fast Retailing Co., Ltd.	3,900	441,055
Hitachi, Ltd.	23,000	61,942
Idemitsu Kosan Co., Ltd.	2,000	149,438
KDDI Corp.	73	341,460
Konami Corp.	7,300	109,238
Marubeni Corp.	167,000	515,692
Meiji Seika Kaisha, Ltd.	34,000	119,105
Mitsubishi Heavy Industries, Ltd.	143,000	431,447
Mitsubishi UFJ Financial Group, Inc.	64,600	311,325
Mitsui Engineering & Shipbuilding Co., Ltd.	87,000	144,457
Mitsui OSK Lines, Ltd.	32,700	159,246
Mitsui Sumitomo Insurance Group Holdings, Inc.	6,400	147,413
Mizuho Financial Group, Inc.	158,900	302,452
Nintendo Co., Ltd.	700	201,630
Nippon Mining Holdings, Inc.	139,000	548,850
Nippon Paper Group, Inc.	4,900	118,568
Nitori Co., Ltd.	1,850	103,392
NTT Data Corp.	69	186,664
OJI Paper Co., Ltd.	64,000	259,188
Osaka Gas Co., Ltd.	61,000	190,220
Rakuten, Inc.	365	174,425
Ricoh Co., Ltd.	13,000	153,073
Rinnai Corp.	4,300	149,327
Seven & I Holdings Co., Ltd.	11,500	251,493
Softbank Corp.	23,800	302,651
Sumitomo Osaka Cement Co., Ltd.	63,000	144,791
Taiheiyo Cement Corp.	86,000	125,382
Takeda Pharmaceutical Co., Ltd.	4,500	154,905
The Sumitomo Trust & Banking Co., Ltd.	57,000	215,258
Tokyo Electric Power Co., Inc.	19,000	473,221
Tokyo Gas Co., Ltd.	60,000	209,578
Toyo Suisan Kaisha, Ltd.	18,100	371,089
Toyota Motor Corp.	13,900	439,081
UNY Co., Ltd.	29,000	225,494

		9,387,830

Netherlands - 1.7%
Koninklijke Ahold NV	31,347	343,360
Koninklijke KPN NV	31,699	423,393

		766,753

Norway - 1.5%
Tandberg ASA	25,200	369,857
TGS Nopec Geophysical Co. ASA*	22,800	176,941
Yara International ASA	4,800	104,679

		651,477

Papua New Guinea - 0.3%
Lihir Gold, Ltd.*	51,569	117,523

Singapore - 1.0%
Golden Agri-Resources, Ltd.	1,292,440	233,799
Wilmar International, Ltd.	104,000	216,866

		450,665

See Accompanying Notes to Financial Statements.

INTERNATIONAL SYSTEMATIC FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Spain - 6.0%
ACS Actividades de Construccion y Servicios SA	5,938	$246,292
Banco Bilbao Vizcaya Argentaria SA	43,456	352,526
Banco Santander SA	110,709	762,869
Mapfre SA	222,177	486,724
Telefonica SA	38,758	772,915

		2,621,326

Sweden - 4.8%
Boliden AB	92,850	476,195
Eniro AB	156,700	119,411
Hennes & Mauritz AB CI. B	7,000	261,633
Millicom International Cellular SA*	3,450	128,948
Nordea Bank AB	47,000	233,087
Securitas AB CI. B	50,730	368,173
Skandinaviska Enskilda Banken AB	19,994	62,638
Telefonaktiebolaget LM Ericsson CI. B	43,218	352,862
Trelleborg AB CI. B	21,400	81,020

		2,083,967

Switzerland - 7.1%
Credit Suisse Group AG	4,797	146,224
Nestle SA	24,510	829,466
Novartis AG	13,775	521,901
OC Oerlikon Corp. AG*	2,025	64,861
Roche Holding AG	2,370	325,574
Swisscom AG	555	156,072
Syngenta AG	2,973	599,803
Zurich Financial Services AG	3,079	487,690

		3,131,591

United Kingdom - 23.6%
Admiral Group PLC	9,065	110,898
AstraZeneca PLC	29,517	1,036,974
Autonomy Corp. PLC*	7,682	143,693
BAE Systems PLC	108,355	519,514
Barclays PLC	179,703	381,214
BG Group PLC	31,954	483,203
British American Tobacco PLC	32,425	749,664
Brixton PLC - REIT	103,767	26,400
Cable & Wireless PLC	108,000	215,949
Compass Group PLC	83,071	379,833
Cookson Group PLC	867,020	201,946
Diageo PLC	37,943	427,743
GlaxoSmithKline PLC	67,880	1,058,091
Imperial Tobacco Group PLC	10,853	243,765
Man Group PLC	39,956	125,137
Pearson PLC	13,085	131,569
Prudential PLC	90,444	436,880
Reckitt Benckiser Group PLC	5,141	192,990
Rio Tinto PLC	7,272	244,948
Royal Dutch Shell PLC CI. B	48,198	1,057,685
RSA Insurance Group PLC	142,567	265,857
Standard Chartered PLC	15,850	192,245
Tullow Oil PLC	19,231	221,345
Unilever PLC	18,426	348,096
United Business Media, Ltd.	36,150	220,605
Vodafone Group PLC	276,476	486,442
WPP PLC	80,456	452,926

		10,355,612

Total Common Stock (Cost: $50,541,728)		42,225,747

	Number of Shares	Value
Rights - 0.1%
Sweden - 0.1%
Nordea Bank AB* (Cost: $104,066)	508,200	$57,783

	Principal Amount
Short Term Investments - 4.9%
Time Deposit - 4.9%
Citibank London 0.100%, 04/01/09 (Cost: $2,144,456)	$2,144,456	2,144,456

Total Investments - 101.3% (Cost: $52,790,250)		44,427,986

Liabilities in Excess of Other Assets - (1.3%)		(571,212)

Net Assets - 100.0%		$43,856,774

*	Non-income producing securities.

REIT - Real Estate Investment Trust

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	22.4%
Financial	18.4
Communications	13.2
Energy	10.1
Consumer, Cyclical	8.6
Industrial	8.2
Basic Materials	8.1
Utilities	5.3
Technology	1.7
Diversified	0.4
Short Term Investments	4.9

Total Investments	101.3
Liabilities in excess of other assets	(1.3)

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

INTERNATIONAL ALL CAP GROWTH FUND

Management Team: Horacio A. Valeiras, CFA, Portfolio Manager and Chief Investment Officer;

Pedro V. Marcal, Portfolio Manager

Goal: The International All Cap Growth Fund seeks to maximize long-term capital appreciation through investments in a diversified portfolio of equity securities of companies primarily located in developed non-U.S. markets.

Market Overview: Stock markets in developed non-U.S. countries registered losses in local currencies during the fiscal year ended March 31, 2009. The losses were driven by the U.S.-led credit crisis, which spread around the world and pushed major developed economies into recession. Appreciation in the U.S. dollar versus a range of currencies exacerbated the declines in dollar terms.

In Europe, the euro zone economy contracted at an annual pace of 5.7% in the fourth quarter of 2008 — the sharpest drop since records began in 1995 — and U.K. GDP slid at its fastest rate in nearly thirty years. Several major European financial institutions were overwhelmed by asset write-downs and had to be rescued or nationalized by their respective governments. Credit was extremely tight, and the combination of fading demand and higher borrowing costs dampened corporate profits.

The economic and earnings environment was also difficult in Japan, where weakening global consumer demand led to a steep decline in industrial production. The impact of falling exports and factory production was evident in fourth quarter GDP, which fell 12.7%, annualized. Near the end of the fiscal year, the Nikkei 225 Index touched a twenty-six year low, and a key barometer of European equities hit its lowest level since 1996.

Policymakers around the world cut interest rates and announced fiscal-stimulus packages to try and revive their faltering economies. With official overnight lending rates near zero, the Bank of England and Bank of Japan joined the U.S. Federal Reserve in quantitative easing, forcing down longer-term rates by purchasing government debt.

Performance: During the fiscal year ended March 31, 2009, the Fund’s Class I shares declined 46.87%. The MSCI EAFE Growth Index, the Fund’s primary benchmark, lost 45.12% and the MSCI EAFE Index fell 46.20%.

Portfolio Specifics: Stock selection in Hong Kong was a key area of relative strength in the Fund, where top contributors included HongKong Electric and Sun Hung Kai Properties. HongKong Electric, a utility, reported better-than-expected 2008 operating results, supported by strong earnings from recently acquired overseas assets. Sun Hung Kai Properties, a property development company, benefited from the successful launch of a luxury residential project.

Stock selection in Singapore and Denmark also positively impacted relative performance, as did an underweight in Finland. Finland was one of the weakest markets in the indexes, hurt by the exposure of Finnish banks to Icelandic banks, the latter of which collapsed in the wake of the credit crisis.

On the minus side, stock selection in the United Kingdom, Australia and Japan negatively affected relative results. The global recession led to a sell-off in commodities, and major detractors included a U.K.-based energy pipeline producer and an Australia-based fertilizer company. Our position in a Japanese brokerage firm was also unfavorable, as asset write-downs and trading losses eroded the company’s profits.

Market Outlook: We believe that the aggressive policy response from governments worldwide will soften the impact of the most significant economic downturn since World War II. That said, the duration of the current crisis depends upon the effectiveness of these measures, as does our outlook for equities. We do not foresee sustainable improvement in global stock markets until the credit markets resume lending and businesses have access to capital.

We are confident that the Fund is well-positioned for this dynamic market environment given our bottom-up approach to identifying companies with superior earnings prospects.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares compared with the MSCI EAFE Growth Index and MSCI EAFE Index for the periods indicated. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

INTERNATIONAL ALL CAP GROWTH FUND

On November 18, 2005, the Fund became the successor entity to the Nicholas-Applegate International All Cap Growth Fund, a series of the Professionally Managed Portfolios (“Acquired Fund”). The Acquired Fund transferred all of its assets and liabilities in exchange for shares of the Fund, and the investment objectives, policies and limitations of the Fund are substantially similar to those of the Acquired Fund. The Performance shown above includes the historical performance of the Acquired Fund from June 30, 1999 to November 18, 2005.

The MSCI EAFE Growth Index is an unmanaged index that is a generally accepted benchmark for major overseas markets. It consists of the top 50% of the MSCI EAFE, those companies with the highest Price/Book Value ratio. The MSCI EAFE

Index consists of approximately 900 companies with average market capitalization of U.S. $8.7 billion. Its weightings represent the relative capitalization of the major overseas markets included in the index on a U.S. dollar adjusted basis. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly into an index. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, currency volatility and the social, economic and political climates of countries where the Fund invests. You may have a gain or loss when you sell your shares.

INTERNATIONAL ALL CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Common Stock - 92.9%
Australia - 6.2%
BHP Billiton, Ltd.	2,815	$62,412
BHP Billiton, Ltd. - ADR	2,400	107,040
Cochlear, Ltd.	8,393	292,156
CSL, Ltd.	24,287	548,255
Incitec Pivot, Ltd.	158,433	233,368
Rio Tinto, Ltd.	6,317	248,289

		1,491,520

Brazil - 1.8%
Cia Vale do Rio Doce CI. B - ADR	15,100	200,830
Petroleo Brasileiro SA - ADR	7,500	228,525

		429,355

Canada - 0.9%
Rogers Communications, Inc. CI. B	8,855	204,457

Denmark - 1.8%
Novo Nordisk AS CI. B	9,200	440,333

Finland - 0.4%
Outotec OYJ	5,831	100,179

France - 6.5%
Alstom SA	6,720	347,830
BNP Paribas	3,778	156,099
Electricite de France	1,207	47,331
France Telecom SA - ADR	2,200	49,852
France Telecom SA	4,266	97,137
GDF Suez	12,307	422,389
Total SA	8,679	431,253

		1,551,891

Germany - 9.6%
Bayer AG	5,792	276,841
Deutsche Telekom AG - ADR	10,000	123,500
Deutsche Telekom AG	12,187	151,289
E.ON AG - ADR	5,100	141,168
E.ON AG	8,955	248,611
Fresenius Medical Care AG & Co. KGaA	7,290	283,206
Rhoen Klinikum AG	8,238	153,126
RWE AG - ADR	1,700	119,255
RWE AG	2,329	163,300
SAP AG - ADR	4,764	168,122
SAP AG	5,682	201,274
Siemens AG	2,907	166,002
Stada Arzneimittel AG	6,377	104,310

		2,300,004

Hong Kong - 4.9%
China Mobile, Ltd.	13,000	113,477
Hengan International Group Co., Ltd.	22,000	88,426
HongKong Electric Holdings	49,500	295,723
Huabao International Holdings, Ltd.	105,000	86,439
Sun Hung Kai Properties, Ltd.	48,000	430,761
Wharf Holdings, Ltd.	62,000	155,040

		1,169,866

Ireland - 0.9%
Icon PLC - ADR*	13,600	219,640

Israel - 1.6%
Teva Pharmaceutical Industries, Ltd. - ADR	8,610	387,881

	Number of Shares	Value
Italy - 2.3%
Finmeccanica SpA	8,812	$109,626
Saipem SpA	16,963	301,792
Snam Rete Gas SpA	28,070	150,565

		561,983

Japan - 23.4%
Capcom Co., Ltd.	6,200	109,600
East Japan Railway Co. - ADR	5,100	43,962
East Japan Railway Co.	4,600	238,919
Honda Motor Co., Ltd.	11,400	267,197
Japan Tobacco, Inc.	79	209,478
KDDI Corp.	29	135,648
Kirin Holdings Co., Ltd.	2,500	26,374
Mitsubishi Corp.	23,600	307,037
Mitsubishi Electric Corp.	29,400	131,269
Mitsubishi Estate Co., Ltd.	16,200	180,747
Mitsubishi UFJ Financial Group, Inc.	73,600	354,698
Mizuho Financial Group, Inc. - ADR	11,500	45,195
Mizuho Financial Group, Inc.	64,600	122,960
Nintendo Co., Ltd.	1,800	518,476
Nitori Co., Ltd.	2,900	162,074
Nomura Holdings, Inc.	29,000	145,338
Osaka Gas Co., Ltd.	59,600	185,854
Secom Co., Ltd.	2,300	84,530
Sumitomo Mitsui Financial Group, Inc. - ADR	16,400	57,072
Sumitomo Mitsui Financial Group, Inc.	9,477	327,190
T&D Holdings, Inc.	5,350	127,562
Takeda Pharmaceutical Co., Ltd.	5,400	185,886
The Japan Steel Works, Ltd.	36,100	338,082
Tokio Marine Holdings, Inc.	5,800	140,640
Tokyo Electric Power Co., Inc.	10,700	266,498
Toyo Tanso Co., Ltd.	6,200	229,746
Toyota Motor Corp. - ADR	3,200	202,560
Toyota Motor Corp.	4,600	145,307
Unicharm Corp.	1,600	97,196
West Japan Railway Co.	58	183,214

		5,570,309

Netherlands - 3.2%
Koninklijke KPN NV - ADR	10,500	139,650
Koninklijke KPN NV	24,018	320,800
Royal Dutch Shell PLC CI. A - ADR	2,100	93,030
Royal Dutch Shell PLC CI. A	9,576	215,632

		769,112

Republic of China - 3.7%
Anhui Conch Cement Co., Ltd.*	60,000	332,129
China Life Insurance Co., Ltd.	38,000	126,013
China Railway Group, Ltd.*	231,800	135,192
Shandong Weigao Group Medical Polymer Co., Ltd.	68,000	121,084
Tencent Holdings, Ltd.	12,400	92,000
Tingyi Cayman Islands Holding Corp.	70,000	81,290

		887,708

Spain - 0.9%
Iberdrola SA	15,938	111,729
Telefonica SA	5,289	105,474

		217,203

See Accompanying Notes to Financial Statements.

INTERNATIONAL ALL CAP GROWTH FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Number of Shares	Value
Switzerland - 8.8%
ACE, Ltd.	7,400	$298,960
Julius Baer Holding AG	1,662	40,927
Nestle SA	12,569	425,360
Roche Holding AG	4,781	656,780
Syngenta AG	1,505	303,634
Synthes, Inc.	3,371	375,923

		2,101,584

United Kingdom - 15.3%
BG Group PLC	21,447	324,318
BP PLC - ADR	1,300	52,130
BP PLC	33,534	226,631
British American Tobacco PLC	27,665	639,613
Diageo PLC	24,816	279,758
HSBC Holdings PLC	21,533	118,501
Imperial Tobacco Group PLC	12,584	282,644
International Power PLC	73,720	222,428
Reckitt Benckiser Group PLC	8,276	310,676
SSL International PLC	32,014	206,034
Standard Chartered PLC	28,950	351,135
Unilever PLC	8,445	159,539
Vodafone Group PLC - ADR	9,700	168,974
Vodafone Group PLC	109,535	192,720
Wellstream Holdings PLC	19,808	122,653

		3,657,754

United States - 0.7%
Transocean, Ltd.*	2,800	164,752

Total Common Stock (Cost: $25,411,278)		22,225,531

Preferred Stock - 1.5%
Brazil - 0.9%
Usinas Siderurgicas de Minas Gerais SA	16,550	212,064

Germany - 0.6%
Henkel AG & Co. KGaA	5,529	150,341

Total Preferred Stock (Cost: $361,200)		362,405

	Principal Amount
Short Term Investments - 3.0%
Time Deposit - 3.0%
Citibank London 0.100%, 04/01/09 (Cost: $714,379)	$714,379	714,379

Total Investments - 97.4% (Cost: $26,486,857)		23,302,315

Other Assets in Excess of Liabilities - 2.6%		614,188

Net Assets - 100.0%		$23,916,503

*	Non-income producing securities.

ADR - American Depository Receipt

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Consumer, Non-cyclical	28.5%
Financial	12.6
Industrial	9.9
Utilities	9.9
Energy	9.0
Communications	7.9
Basic Materials	7.2
Consumer, Cyclical	6.7
Technology	2.0
Diversified	0.7
Short Term Investments	3.0

Total Investments	97.4
Other assets in excess of liabilities	2.6

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

U.S. HIGH YIELD BOND FUND

Management Team: Douglas G. Forsyth, CFA, Portfolio Manager; William L. Stickney, Portfolio Manager; Justin Kass, CFA, Portfolio Manager; Michael E.Yee, Portfolio Manager

Chief Investment Officer: Horacio A. Valeiras, CFA

Goal: The U.S. High Yield Bond Fund seeks to deliver total return via high current income and capital growth from a diversified portfolio consisting primarily of lower-rated U.S. corporate fixed-income securities.

Market Overview: The Merrill Lynch High Yield Master II Index posted a 20.28% loss during the twelve months ended March 31, 2009. By way of comparison, the high-yield market outperformed the S&P 500 Index, which fell 38.09%, but lagged the ten-year Treasury, which gained 10.48%.

History books will be written to describe the shocking events that took place in the credit markets throughout much of the period. What started with falling housing prices and mortgage delinquencies ended with forced liquidations of leveraged positions. These liquidations found few willing buyers, so even the smallest trades created gaps in pricing. The newly lowered prices then caused more leverage triggers to be struck and more selling. The market attempted to absorb all of this amid fewer market makers, and those remaining dealers were unwilling to transact. The lack of transaction confidence worsened in the weeks surrounding the September failure of a major U.S. investment bank.

By the end of 2008, economic indicators were universally weak. Corporate earnings, and the outlook for earnings, also faltered. In the first quarter of 2009, the economy did not improve, the government added to its pledge of trillions of dollars in stimulus, the federal funds rate was close to zero, and earnings continued to be very unpredictable. Despite these headwinds, high-yield securities posted a healthy gain in the first quarter, evidence of the oversold condition of the market.

Performance: During the twelve months ended March 31, 2009, the Fund’s Class I shares lost 13.01%, outperforming the Merrill Lynch High Yield Master II Index, which declined 20.28%.

Portfolio Specifics: Two extremes in market volatility tested the Fund this period. What seemed like an endless sell-off from September through mid-December sharply reversed in the last weeks of 2008. The Fund outperformed in both of the record-setting down months of October and November. Our higher-quality holdings and avoidance of distressed issues helped during the tumultuous markets. As important as outperforming in poor market conditions, the Fund performed equally well in the record-setting rally in late December and as the gains continued into 2009. Maintaining our discipline of identifying superior credits, and standing firm with those decisions throughout the sell-off, positioned the Fund to both protect on the downside and participate in the upside.

There were many negative contributors during the period, including a supplier of automotive parts, a provider of information technology (IT) services and an upscale retail chain. Operational results were lower than expectations, and the outlook was tempered for these issuers. Positive performers included a metal processing firm that was acquired and a telecommunication services provider that was rewarded for its fundamental operating performance.

Market Outlook: Spreads between high-yield securities and comparable Treasuries remain well above prior-cycle highs. At current prices, it is difficult to identify an asset class offering a better risk/reward profile than high yield. High-yield bonds are attractive on an absolute return basis and have better downside protection than equity investments. Defaults will increase, but a far higher default rate is already priced into the market.

As always, we continue to build the Fund one security at a time, by performing rigorous credit analysis to identify companies which are opportunistically capitalizing on change.

The graph above shows the value of a hypothetical $250,000 investment in the Fund’s Class I shares compared with the Merrill Lynch High Yield Master II Index for the periods indicated. The Fund’s Class I shares calculate their performance based upon the historical performance of their corresponding series of Nicholas-Applegate Mutual Funds (renamed ING Mutual Funds), adjusted to reflect all fees and expenses applicable to the Fund’s Class I shares. The Nicholas- Applegate Institutional Funds’ Class I shares were first available on May 7, 1999. Average annual total return figures include changes in principal value, reinvested dividends, and capital gain distributions. The total returns shown above do not show the effects of income taxes on an individual’s investment. In most cases, taxes may reduce your actual investment returns on income or gains paid by the Fund or any gains you may realize if you sell your shares. Past performance cannot guarantee future results.

The Merrill Lynch High Yield Master II Index is an unmanaged index consisting of U.S. dollar denominated bonds that are issued in countries having a BBB3 or higher debt rating with at least one year remaining until maturity. All bonds must have a credit rating below investment grade but not in default. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. One cannot invest directly in an index. Bond prices, and thus the Fund’s share price, generally move in the opposite direction from interest rates. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions. You may have a gain or loss when you sell your shares.

U.S. HIGH YIELD BOND FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Corporate Bonds - 89.4%
Aerospace/Defense- Equipment - 2.1%
BE Aerospace, Inc.
8.500%, 07/01/18	$525,000	$439,031
TransDigm, Inc.
7.750%, 07/15/14	645,000	604,688

		1,043,719

Apparel Manufacturers - 2.3%
Levi Strauss & Co.
9.750%, 01/15/15	890,000	769,850
Oxford Industries, Inc.
8.875%, 06/01/11	485,000	356,475

		1,126,325

Auto/Truck Parts & Equipment- Original -0.6%
Accuride Corp.
8.500%, 02/01/15	840,000	260,400
Tenneco, Inc.**
8.625%, 11/15/14	290,000	55,100

		315,500

Auto/Truck Parts & Equipment- Replacement - 0.5%
Exide Technologies
10.500%, 03/15/13	455,000	266,175

Building Products-Cement/Aggregate - 1.3%
Texas Industries, Inc. 144A#
7.250%, 07/15/13	850,000	646,000

Building-Residential/ Commercial - 1.1%
DR Horton, Inc.
6.500%, 04/15/16	680,000	537,200

Cable/Satellite TV - 4.7%
DirecTV Holdings LLC/DirecTV Financing Co.

8.375%, 03/15/13	970,000	985,762
Echostar DBS Corp.
7.125%, 02/01/16	800,000	720,000
Mediacom Broadband LLC/Mediacom Broadband Corp.

8.500%, 10/15/15	300,000	271,500
Mediacom LLC/Mediacom Capital Corp.
9.500%, 01/15/13	375,000	352,500

		2,329,762

Cellular Telecommunications - 4.9%
Centennial Communications Corp.
10.000%, 01/01/13	260,000	277,550
Cricket Communications, Inc.
9.375%, 11/01/14	1,010,000	967,075
MetroPCS Wireless, Inc. 144A#
9.250%, 11/01/14	670,000	649,900
Nextel Communications, Inc.
7.375%, 08/01/15	965,000	516,275

		2,410,800

Coal - 0.4%
Peabody Energy Corp.
7.375%, 11/01/16	180,000	179,100

Commercial Services- Finance - 2.6%
Deluxe Corp.
7.375%, 06/01/15	790,000	588,550
Lender Processing Services, Inc.
8.125%, 07/01/16	670,000	668,325

		1,256,875

	Principal Amount	Value
Computer Services - 0.4%
Unisys Corp.
8.000%, 10/15/12	$835,000	$213,969

Consumer Products-Miscellaneous - 1.6%
Jarden Corp.
7.500%, 05/01/17	970,000	785,700

Containers-Metal/Glass - 1.5%
Crown Americas LLC/Crown Americas Capital Corp.

7.750%, 11/15/15	750,000	757,500

Data Processing/ Management - 0.9%
First Data Corp.
9.875%, 09/24/15	785,000	463,150

Distribution/Wholesale - 0.7%
KAR Holdings, Inc.
8.750%, 05/01/14	600,000	321,000

Diversified Banking Institution - 0.9%
GMAC LLC 144A#
6.750%, 12/01/14	772,000	449,096

Diversified Manufacturing Operations - 1.2%
Harland Clarke Holdings Corp.
9.500%, 05/15/15	880,000	392,700
Park-Ohio Industries, Inc.
8.375%, 11/15/14	495,000	190,575

		583,275

Diversified Operations - 1.5%
Kansas City Southern Railway
8.000%, 06/01/15	670,000	557,775
Kansas City Southern Railway
13.000%, 12/15/13	175,000	179,375

		737,150

Diversified Operations/Commercial Services - 1.6%
ARAMARK Corp.
8.500%, 02/01/15	835,000	772,375

Electric-Generation - 2.7%
Allegheny Energy Supply Co. LLC 144A#
8.250%, 04/15/12	750,000	759,066
Edison Mission Energy
7.000%, 05/15/17	750,000	551,250

		1,310,316

Electric-Integrated - 1.3%
Energy Future Holdings Corp.
10.875%, 11/01/17	950,000	617,500

Electronic Measure Instruments - 1.0%
Itron, Inc.
7.750%, 05/15/12	525,000	485,625

Filtration/Separation Products - 0.8%
Polypore, Inc.
8.750%, 05/15/12	545,000	400,575

Finance-Auto Loans - 1.9%
Ford Motor Credit Co. LLC
7.000%, 10/01/13	670,000	448,392
Ford Motor Credit Co. LLC
9.875%, 08/10/11	670,000	507,413

		955,805

Independent Power Producer - 1.4%
NRG Energy, Inc.
7.375%, 01/15/17	750,000	699,375

See Accompanying Notes to Financial Statements.

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Machinery-Construction & Mining - 0.9%
Terex Corp.
7.375%, 01/15/14	$490,000	$426,300

Machinery-Electrical - 1.4%
Baldor Electric Co.
8.625%, 02/15/17	890,000	709,775

Medical-Hospitals - 4.9%
AMR HoldCo, Inc./EmCare HoldCo, Inc.
10.000%, 02/15/15	810,000	810,000
Community Health Systems, Inc.
8.875%, 07/15/15	840,000	798,000
HCA, Inc.
9.250%, 11/15/16	870,000	793,875

		2,401,875

Medical-Nursing Homes - 1.4%
Sun Healthcare Group, Inc.
9.125%, 04/15/15	755,000	709,700

Medical-Outpatient/Home Medical Care - 1.4%
Res-Care, Inc.
7.750%, 10/15/13	770,000	683,375

MRI/Medical Diag Imaging - 0.3%
Alliance Imaging, Inc.
7.250%, 12/15/12	165,000	159,225

MRI/Medical Diagnostic Imaging Centers - 1.3%
Alliance HealthCare Services, Inc.
7.250%, 12/15/12	665,000	641,725

Networking Products - 0.3%
Anixter International, Inc.
10.000%, 03/15/14	165,000	153,862

Oil Companies-Exploration & Production - 5.9%
Chesapeake Energy Corp.
6.875%, 01/15/16	835,000	705,575
Forest Oil Corp.
7.250%, 06/15/19	750,000	596,250
PetroHawk Energy Corp. 144A#
7.875%, 06/01/15	790,000	699,150
SandRidge Energy, Inc. 144A#
8.000%, 06/01/18	725,000	536,500
Southwestern Energy Co. 144A#
7.500%, 02/01/18	395,000	383,150

		2,920,625

Oil-Field Services - 0.4%
Helix Energy Solutions Group, Inc. 144A#
9.500%, 01/15/16	295,000	175,525

Paper & Related Products - 1.1%
Neenah Paper, Inc.
7.375%, 11/15/14	790,000	296,250
NewPage Corp.
10.000%, 05/01/12	650,000	229,125

		525,375

Pipelines - 2.3%
Dynegy Holdings, Inc.
7.750%, 06/01/19	760,000	497,800
El Paso Corp.
8.250%, 02/15/16	395,000	371,300
El Paso Corp.
12.000%, 12/12/13	265,000	280,237

		1,149,337

	Principal Amount	Value
Printing-Commercial - 1.2%
Cenveo Corp.
7.875%, 12/01/13	$1,085,000	$569,625

Rental Auto/Equipment - 1.2%
Hertz Corp.
10.500%, 01/01/16	1,310,000	576,400

Retail-Apparel/Shoe - 2.5%
Brown Shoe Co., Inc.
8.750%, 05/01/12	555,000	452,325
Phillips-Van Heusen Corp.
8.125%, 05/01/13	830,000	792,650

		1,244,975

Retail-Computer Equipment - 1.5%
GameStop Corp./GameStop, Inc.
8.000%, 10/01/12	720,000	730,800

Retail-Drug Store - 0.7%
Rite Aid Corp.
7.500%, 03/01/17	640,000	332,800

Retail-Propane Distribution - 1.6%
Inergy LP/Inergy Finance Corp.
8.250%, 03/01/16	845,000	806,975

Retail-Regional Department Stores - 0.5%
The Neiman Marcus Group, Inc.
10.375%, 10/15/15	735,000	238,875

Satellite Telecommunications - 1.4%
Hughes Network Systems LLC/ HNS Finance Corp.
9.500%, 04/15/14	740,000	666,000

Steel-Producers - 1.4%
Steel Dynamics, Inc.
7.375%, 11/01/12	895,000	702,575

Telecommunications Services - 4.0%
MasTec, Inc.
7.625%, 02/01/17	1,155,000	945,656
Time Warner Telecom Holdings, Inc.
9.250%, 02/15/14	625,000	606,250
West Corp.
11.000%, 10/15/16	585,000	391,950

		1,943,856

Telephone-Integrated - 6.2%
Cincinnati Bell, Inc.
8.375%, 01/15/14	880,000	831,600
Qwest Capital Funding, Inc.
7.250%, 02/15/11	765,000	734,400
Sprint Capital Corp.
8.375%, 03/15/12	750,000	678,750
Windstream Corp.
8.625%, 08/01/16	820,000	809,750

		3,054,500

Wire & Cable Products - 2.5%
Anixter, Inc.
5.950%, 03/01/15	750,000	581,250
General Cable Corp.
7.125%, 04/01/17	815,000	672,375

		1,253,625

See Accompanying Notes to Financial Statements.

U.S. HIGH YIELD BOND FUND

SCHEDULE OF INVESTMENTS

As of March 31, 2009

	Principal Amount	Value
Wireless Equipment - 3.2%
American Tower Corp.
7.000%, 10/15/17	$820,000	$811,800
Crown Castle International Corp.
9.000%, 01/15/15	745,000	750,588

		1,562,388

Total US Corporate Bonds (Cost: $53,077,815)		44,003,960

Foreign Corporate Bonds - 4.6%
Cellular Telecommunications - 1.7%
Millicom international Cellular SA
10.000%, 12/01/13	605,000	594,413
Rogers Wireless, Inc.
8.000%, 12/15/12	235,000	238,231

		832,644

Electronic Components-Miscellaneous - 0.6%
Flextronics International, Ltd.
6.250%, 11/15/14	350,000	297,500

Oil Companies-Exploration & Production - 0.9%
OPTI Canada, Inc.
8.250%, 12/15/14	1,000,000	452,500

Satellite Telecom - 1.4%
Intelsat Jackson Holdings, Ltd. 144A#
9.500%, 06/15/16	735,000	694,575

Total Foreign Corporate Bonds (Cost: $2,565,892)		2,277,219

Short Term Investments - 5.3%
Time Deposit - 5.3%
Citibank London
0.100%, 04/01/09 (Cost: $2,585,927)	2,585,927	2,585,927

Total Investments - 99.3% (Cost: $58,229,634)		48,867,106

Other Assets in Excess of Liabilities - 0.7%		366,254

Net Assets - 100.0%		$49,233,360

#	144A Security. Certain conditions for public sale may exist. The total market value of 144A securities owned at March 31, 2009 was $4,992,962 or 10.14% of net assets.
**	Security was in default at March 31, 2009.

SCHEDULE OF INVESTMENTS BY SECTOR

as of March 31, 2009

Sector	Percent of Net Assets
Communications	27.7%
Consumer, Non-cyclical	17.4
Industrial	13.4
Consumer, Cyclical	12.0
Energy	9.9
Utilities	5.3
Financial	2.9
Basic Materials	2.5
Diversified	1.5
Technology	1.4
Short Term Investments	5.3

Total Investments	99.3
Other assets in excess of liabilities	0.7

Net Assets	100.0%

See Accompanying Notes to Financial Statements.

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NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

FINANCIAL HIGHLIGHTS

For a Class I share outstanding during the periods indicated

						Distributions from:
	Net Asset Value, Beginning	Net Investment Income (Loss) (1)	Net Realized and Unrealized Gain (Loss)		Total from Investments Operations	Net Investment Income	Net Realized Capital Gains
U.S. EQUITY FUNDS
U.S. ULTRA MICRO CAP
For the year ended 03/31/09	$9.28	$(0.16)	$(3.34)		$(3.50)	$—	$—
1/28/08 (Commenced) to 03/31/08	10.00	(0.03)	(0.69)		(0.72)	—	—
U.S. MICRO CAP
For the year ended 03/31/09	$11.60	$(0.07)	$(3.95	)(5)	$(4.02)	$—	$(0.00	)(7)
For the year ended 03/31/08	15.33	(0.18)	(1.49)		(1.67)	—	(2.06)
For the year ended 03/31/07	17.43	(0.12)	(0.19)		(0.31)	—	(1.79)
For the year ended 03/31/06	12.83	(0.11)	5.06		4.95	—	(0.35)
For the year ended 03/31/05	14.69	(0.09)	(1.09)		(1.18)	—	(0.68)
U.S. EMERGING GROWTH
For the year ended 03/31/09	$11.45	$(0.04)	$(4.82	)(5)	$(4.86)	$—	$—
For the year ended 03/31/08	13.09	(0.06)	(0.70	)(5)	(0.76)	—	(0.88)
For the year ended 03/31/07	13.90	(0.07)	0.19	(5)	0.12	—	(0.93)
For the year ended 03/31/06	9.77	(0.11)	4.25		4.14	—	(0.01)
For the year ended 03/31/05	9.61	(0.07)	0.23		0.16	—	—
U.S. SMALL TO MID CAP GROWTH
For the year ended 03/31/09	$9.02	$(0.03)	$(3.57)		$(3.60)	$—	$—
7/31/07 (Commenced) to 03/31/08	10.00	(0.03)	(0.95)		(0.98)	—	—
U.S. SYSTEMATIC LARGE CAP GROWTH
For the year ended 03/31/09	$19.39	$0.10	$(6.63	)(5)	$(6.53)	$—	$—
For the year ended 03/31/08	19.77	(0.02)	(0.36	)(5)	(0.38)	—	—
For the year ended 03/31/07	17.86	0.02	1.89		1.91	—	—
For the year ended 03/31/06	15.67	0.03	2.16		2.19	—	—
For the year ended 03/31/05	15.06	0.07	0.54		0.61	—	—
U.S. CONVERTIBLE
For the year ended 03/31/09	$24.88	$0.43	$(5.73	)(5)	$(5.30)	$(0.43)	$(0.14)
For the year ended 03/31/08	24.35	0.37	0.58		0.95	(0.32)	(0.10)
For the year ended 03/31/07	24.57	0.45	2.03		2.48	(0.47)	(2.23)
For the year ended 03/31/06	22.44	0.27	3.45		3.72	(0.55)	(1.04)
For the year ended 03/31/05	23.11	0.39	0.66		1.05	(0.45)	(1.27)

(1)	Net investment income per share is calculated by dividing net investment income for the period by the average shares outstanding during the period.
(2)	Total returns are not annualized for periods less than one year.
(3)	Ratios are annualized for periods of less than one year. Expense reimbursements reflect voluntary reductions of total expenses. Such amounts would increase net investment income (loss) ratios had such reductions not occurred.
(4)	Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.

See Accompanying Notes to Financial Statements.

						Ratios to Average Net Assets (3)
Total Distributions		Net Asset Value, Ending	Total Return (2)		Net Assets, Ending (in 000’s)	Net Investment Income (Loss)	Total Expenses	Expenses (Reimbursements)/ Recoupment	Expenses Net of Reimbursement/ Recoupment	Expenses Net of Reimbursement/ Recoupment Offset (4)	Fund’s Portfolio Turnover Rate

$—		$5.78	(37.72%)		$1,084	(2.05%)	2.40%	—	2.40%	2.31%	109%
—		9.28	(7.20	%)(6)	886	(2.10%)	2.31%	—	2.31%	2.15%	19%

$(0.00	)(7)	$7.58	(34.63%)		$40,178	(0.64%)	1.58%	—	1.58%	0.91%	104%
(2.06)		11.60	(13.25%)		60,122	(1.19%)	1.58%	—	1.58%	1.38%	139%
(1.79)		15.33	(1.35%)		84,405	(0.75%)	1.58%	—	1.58%	1.19%	165%
(0.35)		17.43	39.04%		78,058	(0.78%)	1.64%	(0.07%)	1.57%	1.10%	180%
(0.68)		12.83	(8.17%)		69,246	(0.72%)	1.63%	(0.07%)	1.56%	1.12%	266%

$—		$6.59	(42.45%)		$6,591	(0.34%)	1.21%	—	1.21%	0.90%	146%
(0.88)		11.45	(7.01%)		7,499	(0.46%)	1.21%	—	1.21%	0.72%	129%
(0.93)		13.09	1.30%		7,409	(0.54%)	1.21%	—	1.21%	0.72%	148%
(0.01)		13.90	42.38%		6,721	(1.04%)	1.89%	(0.39%)	1.50%	1.17%	128%
—		9.77	1.66%		12,043	(0.75%)	1.63%	(0.17%)	1.46%	1.06%	142%

$—		$5.42	(39.91%)		$3,102	(0.44%)	0.97%	—	0.97%	0.81%	179%
—		9.02	(9.80	%)(6)	4,862	(0.50%)	0.95%	—	0.95%	0.80%	105%

$—		$12.86	(33.68%)		$512	0.58%	1.16%	—	1.16%	1.12%	116%
—		19.39	(1.92%)		791	(0.10%)	1.14%	—	1.14%	1.10%	106%
—		19.77	10.69%		945	(0.09%)	1.13%	—	1.13%	1.05%	100%
—		17.86	13.98%		667	0.19%	1.67%	(0.53%)	1.14%	1.04%	147%
—		15.67	4.05%		780	0.45%	1.66%	(0.54%)	1.12%	1.00%	197%

$(0.57)		$19.01	(21.30%)		$20,664	1.86%	1.03%	—	1.03%	0.98%	91%
(0.42)		24.88	3.84%		47,773	1.45%	1.03%	—	1.03%	0.89%	98%
(2.70)		24.35	10.79%		39,022	1.89%	1.02%	—	1.02%	0.85%	92%
(1.59)		24.57	17.15%		31,627	1.02%	1.14%	(0.11%)	1.03%	0.87%	92%
(1.72)		22.44	4.62%		35,397	1.68%	1.10%	(0.08%)	1.02%	0.85%	102%

(5)	Includes litigation proceeds of approximately $0.03 per share for U.S. Micro Cap Fund during the fiscal year ended 2009, $0.07 and $0.06 per share for the U.S. Emerging Growth Fund during the fiscal year for 2008 and 2009, respectively, $0.09 and $0.04 per share for the U.S. Systematic Large Cap Growth Fund during the fiscal year for 2008 and 2009, respectively. For U.S Convertible Fund during the fiscal year end 2009, litigation proceeds were less than $0.01 per share. The U.S. Emerging Growth Fund received $28,454 from a security litigation settlement for the fiscal year 2007 which is reflected in realized gains. The event had a $0.05 per share impact to the fund.
(6)	Inception to date return
(7)	Less than one penny per share.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

FINANCIAL HIGHLIGHTS

For a Class I share outstanding during the periods indicated

							Distributions from:
	Net Asset Value, Beginning	Net Investment Income (Loss) (1)		Net Realized and Unrealized Gain (Loss)		Total from Investments Operations	Net Investment Income	Net Realized Capital Gains
GLOBAL EQUITY FUNDS
GLOBAL EQUITY 130/30
4/01/08 (Commenced) to 03/31/09	$10.00	$(0.01)		$(4.34)		$(4.35)	$—	$—
GLOBAL SELECT
For the year ended 03/31/09	$12.65	$0.02		$(5.44	)(9)	$(5.42)	$(0.04)	$(6.87)
For the year ended 03/31/08	18.60	0.11		0.92		1.03	(0.28)	(6.69)
For the year ended 03/31/07	18.96	0.06		1.85		1.91	—	(2.27)
For the year ended 03/31/06	16.09	0.03		3.97		4.00	(0.03)	(1.10)
For the year ended 03/31/05	15.58	0.06		1.37		1.43	—	(0.92)
INTERNATIONAL GROWTH OPPORTUNITIES
For the year ended 03/31/09	$40.10	$0.33		$(19.44)		$(19.11)	$—	$(4.70)
For the year ended 03/31/08	57.36	0.14		3.43		3.57	(1.26)	(19.56)
For the year ended 03/31/07	49.86	0.05		9.07		9.12	—	(1.62)
For the year ended 03/31/06	35.01	(0.01)		15.10		15.09	(0.24)	—
For the year ended 03/31/05	29.43	0.32		5.35		5.67	(0.09)	—
EMERGING MARKETS
For the year ended 03/31/09	$13.52	$0.13	(11)	$(7.20)		$(7.07)	$(0.05)	$(1.17)
For the year ended 03/31/08	12.79	0.19		2.80		2.99	(0.10)	(2.16)
8/18/06 (Commenced) to 03/31/07	10.00	0.02		2.84		2.86	(0.07)	—
INTERNATIONAL SYSTEMATIC
For the year ended 03/31/09 (10)	$13.57	$0.27		$(6.70)		$(6.43)	$(0.36)	$(0.00	)(6)
For the year ended 03/31/08	16.02	0.16		(1.64)		(1.48)	(0.20)	(0.77)
For the year ended 03/31/07	13.70	0.09		2.50		2.59	(0.02)	(0.25)
7/06/05 (Commenced) to 03/31/06	10.00	0.06		3.81		3.87	(0.01)	(0.16)
INTERNATIONAL ALL CAP GROWTH
For the year ended 03/31/09	$12.01	$0.13		$(5.64)		$(5.51)	$(0.06)	$(1.01)
For the year ended 03/31/08	14.41	0.19		2.02		2.21	(0.76)	(3.85)
For the year ended 03/31/07	13.00	0.07		1.93		2.00	(0.08)	(0.51)
For the year ended 03/31/06	9.08	0.01		3.92		3.93	(0.01)	—
For the year ended 03/31/05	8.19	0.01		0.92		0.93	—	(0.04)
U.S. HIGH YIELD BOND
For the year ended 03/31/09	$9.36	$0.71		$(1.90)		$(1.19)	$(0.77)	$—
For the year ended 03/31/08	10.27	0.76		(0.86)		(0.10)	(0.81)	—
For the year ended 03/31/07	10.00	0.73		0.30		1.03	(0.76)	—
For the year ended 03/31/06	10.04	0.70		0.02		0.72	(0.76)	—
For the year ended 03/31/05	10.34	0.85		(0.31)		0.54	(0.84)	0.00	(6)

(1)	Net investment income per share is calculated by dividing net investment income for the period by the average shares outstanding during the period.
(2)	Total returns are not annualized for periods less than one year.
(3)	Ratios are annualized for periods of less than one year. Expense reimbursements reflect voluntary reductions of total expenses. Such amounts would increase net investment income (loss) ratios had such reductions not occurred.
(4)	Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.
(5)	Inception to date return.

See Accompanying Notes to Financial Statements.

					Ratios to Average Net Assets (3)
Total Distributions	Net Asset Value, Ending	Total Return (2)		Net Assets, Ending (in 000’s)	Net Investment Income (Loss)		Total Expenses		Expenses (Reimbu- rsements)/ Recoupment	Expenses Net of Reimbu- rsement/ Recoupment	Expenses Net of Reimbu- rsement/ Recoupment Offset (4)		Fund’s Portfolio Turnover Rate

$—	$5.65	(43.50	%)(5)	$2,323	(0.16%)		2.79%		—	2.79%	2.77%		163%

$(6.91)	$0.32	(42.26%)		$14,692	1.04%		1.17%		—	1.17%	0.92%		122%
(6.98)	12.65	1.34%		32,669	0.60%		1.18%		—	1.18%	1.03%		80%
(2.27)	18.60	10.64%		78,550	(0.35%)		1.16%		—	1.16%	1.00%		105%
(1.13)	18.96	25.76%		77,225	0.16%		1.13%		(0.00%)	1.13%	0.88%		139%
(0.92)	16.09	9.27%		66,115	0.41%		1.15%		(0.01%)	1.14%	0.95%		164%

$(4.70)	$16.29	(48.16%)		$39,680	1.14%		1.44%		—	1.44%	1.17%		106%
(20.83)	40.10	2.74%		113,239	0.26%		1.44%		—	1.44%	1.13%		86%
(1.62)	57.36	18.71%		104,003	0.09%		1.43%		—	1.43%	1.18%		127%
(0.24)	49.86	43.34%		107,749	(0.02%)		1.38%		0.00%	1.38%	1.07%		168%
(0.09)	35.01	19.28%		55,462	1.05%		1.42%		0.00%	1.42%	1.11%		110%

$(1.22)	$5.23	(52.61%)		$8,586	1.78	%(11)	1.40%		—	1.40%	1.27%		149%
(2.26)	13.52	21.19%		2,491	1.32%		1.45%		—	1.45%	1.16%		183%
(0.07)	12.79	28.65	%(5)	94	(0.23%)		1.63%		—	1.63%	1.52%		22%

$(0.36)	$6.78	(47.68%)		$17,997	2.66%		1.02%		—	1.02%	0.87%		215%
(0.97)	13.57	(9.87%)		24,534	1.13%		1.04%		—	1.04%	0.74%		202%
(0.27)	16.02	19.04%		4,623	(0.70%)		0.93	%(8)	—	0.93%	0.70%		210%
(0.17)	13.70	38.92	%(5)	4,662	0.78%		2.94%		(1.69%)	1.25%	1.11%		103%

$(1.07)	$5.43	(46.87%)		$17,034	1.70%		1.16%		—	1.16%	0.91%		60%
(4.61)	12.01	12.58%		7,340	1.09%		1.16%		—	1.16%	0.90%		113%
(0.59)	14.41	15.75%		23,827	0.49%		1.18%		—	1.18%	1.04%		118%
(0.01)	13.00	43.28%		20,562	0.08%		1.89%		(0.47%)	1.42%	1.39%		196%
(0.04)	9.08	11.34%		33,900	(0.42%)		2.07%		(0.59%)	1.48%	1.48%		166%

$(0.77)	$7.40	(13.01%)		$49,233	8.56%		0.64%		—	0.64%	0.61%		55%
(0.81)	9.36	(1.06%)		50,271	7.66%		0.63%		—	0.63%	0.57%		81%
(0.76)	10.27	10.76%		63,925	7.21%		0.64%		—	0.64%	0.52	%(7)	92%
(0.76)	10.00	7.40%		81,187	6.70%		0.82%		(0.18%)	0.64%	0.56%		112%
(0.84)	10.04	5.40%		131,677	7.82%		0.82%		(0.19%)	0.63%	0.60%		123%

(6)	Less than one penny per share.
(7)	For the year ended March 31, 2007 ratios do not include one time expense credit. Had this credit been included, the expense ratios would have been decreased by 0.07%.
(8)	For the period from 11/28/06 to 12/21/06 the unitary fees for the International Systematic Fund Class I were reduced from 0.48% to 0.23%. The Unitary fees were resumed to 0.48% through March 31, 2007.
(9)	Includes litigation proceeds of approximately $0.01 per share for the Global Select Fund during the fiscal year ended 2009.
(10)	As of March 31, 2009 International Systematic Class II Shareholders exchanged their shares for Class I Shares, closing out Class II.
(11)	For the year ended March 31, 2009 the net investment income per share and the ratio of net investment income (loss) included a non-recurring special cash dividend amounting to $0.04 per share and 0.51% of average net assets, respectively.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

FINANCIAL HIGHLIGHTS

For a Class II share outstanding during the period indicated

							Distributions from:
	Net Asset Value, Beginning	Net Investment Income (1)		Net Realized and Unrealized Gain (Loss)		Total from Investments Operations	Net Investment Income		Net Realized Capital Gains
U.S. EQUITY FUNDS
U.S. SYSTEMATIC LARGE CAP GROWTH
For the year ended 03/31/09	$19.29	$0.12		$(6.58)		$(6.46)	$—		$—
For the year ended 03/31/08	19.67	0.01		(0.28	)(5)	(0.27)	(0.03)		—
For the year ended 03/31/07	17.75	0.05		1.87		1.92	0.00	(7)	—
9/30/05 (Commenced) to 03/31/06	16.35	0.02		1.51		1.53	(0.13)		—
U.S. CONVERTIBLE
For the year ended 03/31/09	$24.88	$0.53		$(5.80	)(5)	$(5.27)	$(0.45)		$(0.14)
For the year ended 03/31/08	24.36	0.41		0.56		0.97	(0.35)		(0.10)
For the year ended 03/31/07	24.58	0.47		2.04		2.51	(0.50)		(2.23)
9/30/05 (Commenced) to 03/31/06	23.97	0.30		1.63		1.93	(0.28)		(1.04)
GLOBAL EQUITY FUNDS
GLOBAL SELECT
For the year ended 03/31/09	$12.92	$0.02		$(5.55	)(5)	$(5.53)	$(0.02)		$(6.87)
For the year ended 03/31/08	18.61	0.14		6.87		7.01	(0.00	)(7)	(6.69)
For the year ended 03/31/07	18.97	0.08		1.84		1.92	(0.01)		(2.27)
For the year ended 03/31/06	16.09	0.04		3.98		4.02	(0.04)		(1.10)
For the year ended 03/31/05	15.58	0.07		1.36		1.43	—		(0.92)
INTERNATIONAL GROWTH OPPORTUNITIES
For the year ended 03/31/09	$41.28	$0.34		$(19.99)		$(19.65)	$—		$(4.70)
For the year ended 03/31/08	57.63	0.39		3.17		3.56	(0.35)		(19.56)
For the year ended 03/31/07	50.01	0.02		9.22		9.24	—		(1.62)
For the year ended 03/31/06	35.02	0.13		15.06		15.19	(0.20)		—
For the year ended 03/31/05	29.47	0.38		5.32		5.70	(0.15)		—
EMERGING MARKETS
For the year ended 03/31/09	$13.54	$0.15	(8)	$(7.24)		$(7.09)	$(0.02)		$(1.17)
For the year ended 03/31/08	12.78	0.11		2.90		3.01	(0.09)		(2.16)
3/23/07 (Commenced) to 03/31/07	12.61	0.00	(7)	0.17		0.17	—		—
INTERNATIONAL ALL CAP GROWTH
2/17/09 (Commenced) to 03/31/09	$5.54	$0.04		$(0.15)		$(0.11)	$—		$—

(1)	Net investment income per share is calculated by dividing net investment income for the period by the average shares outstanding during the period.
(2)	Total returns are not annualized for periods less than one year.
(3)	Ratios are annualized for periods of less than one year. Expense reimbursements reflect voluntary reductions of total expenses. Such amounts would increase net investment income (loss) ratios had such reductions not occurred.
(4)	Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.

See Accompanying Notes to Financial Statements.

					Ratios to Average Net Assets (3)
Total Distributions	Net Asset Value, Ending	Total Return (2)		Net Assets, Ending (in 000’s)	Net Investment Income		Total Expenses	Expenses (Reimbursements)/ Recoupment	Expenses Net of Reimbursement/ Recoupment	Expenses Net of Reimbursement/ Recoupment Offset (4)	Fund’s Portfolio Turnover Rate

$—	$12.83	(33.49%)		$2,275	0.69%		1.00%	—	1.00%	0.95%	116%
(0.03)	19.29	(1.81%)		10,594	0.05%		0.99%	—	0.99%	0.96%	106%
—	19.67	10.83%		10,040	0.28%		0.98%	—	0.98%	0.91%	100%
(0.13)	17.75	9.43	%(6)	3,743	0.27%		1.37%	(0.37%)	1.00%	0.94%	147%

$(0.59)	$19.02	(21.21%)		$29,568	2.51%		0.93%	—	0.93%	0.88%	91%
(0.45)	24.88	3.91%		9,103	1.58%		0.93%	—	0.93%	0.79%	98%
(2.73)	24.36	10.92%		7,880	2.05%		0.92%	—	0.92%	0.75%	92%
(1.32)	24.58	8.47	%(6)	3,634	2.26%		1.01%	(0.09%)	0.92%	0.77%	92%

$(6.89)	$0.50	(42.91%)		$2,971	0.98%		1.13%	—	1.13%	0.88%	122%
(6.69)	12.92	1.40%		8,617	0.67%		1.13%	—	1.13%	0.97%	80%
(2.28)	18.61	10.67%		90,871	0.44%		1.11%	—	1.11%	0.95%	105%
(1.14)	18.97	25.90%		100,610	0.21%		1.08%	—	1.08%	0.83%	139%
(0.92)	16.09	9.27%		69,548	0.44%		1.10%	(0.01%)	1.09%	0.90%	164%

$(4.70)	$16.93	(48.08%)		$6,828	1.27%		1.29%	—	1.29%	1.01%	106%
(19.91)	41.28	2.90%		8,213	0.57%		1.27%	—	1.27%	1.00%	86%
(1.62)	57.63	18.90%		73,640	0.05%		1.28%	—	1.28%	1.03%	127%
(0.20)	50.01	43.55%		32,565	0.36%		1.22%	(0.00%)	1.22%	0.91%	168%
(0.15)	35.02	19.40%		35,233	1.19%		1.27%	(0.00%)	1.27%	0.97%	110%

$(1.19)	$5.26	(52.61%)		$18,088	1.92	%(8)	1.29%	—	1.29%	1.12%	149%
(2.25)	13.54	21.18%		14,656	0.70%		1.32%	—	1.32%	1.13%	183%
—	12.78	1.35	%(6)	39,081	1.28%		1.18%	—	1.18%	1.18%	22%

$—	$5.43	(1.99	%)(6)	$6,882	6.51%		1.00%	—	1.00%	0.93%	60%

(5)	Includes litigation proceeds for the Global Select Fund and U.S. Convertible Fund of approximately $0.01 and less than $0.01 per share, respectively for the fiscal year 2009 and litigation proceeds for the U.S. Systematic Large Cap Growth Fund of approximately $0.09 per share for the fiscal year 2008.
(6)	Inception to date Return.
(7)	Less than one penny per share.
(8)	For the year ended March 31, 2009 the net investment income per share and the ratio of net investment income (loss) included a non-recurring special cash dividend amounting to a $0.04 per share and 0.51% of average net assets, respectively.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

FINANCIAL HIGHLIGHTS

For a Class III share outstanding during the periods indicated

					Distributions from:
	Net Asset Value, Beginning	Net Investment Income (1)	Net Realized and Unrealized Gain (Loss)	Total from Investments Operations	Net Investment Income	Net Realized Capital Gains
GLOBAL EQUITY FUNDS
INTERNATIONAL GROWTH OPPORTUNITIES
9/08/08 (Commenced) to 03/31/09	$34.51	$0.08	$(12.95)	$(12.87)	$—	$(4.70)
INTERNATIONAL SYSTEMATIC
For the year ended 03/31/09	$13.61	$0.30	$(6.73)	$(6.43)	$(0.39)	$(0.00	)(7)
For the year ended 03/31/08	16.01	0.08	(1.51)	(1.43)	(0.20)	(0.77)
12/19/06 (Commenced) to 03/31/07	15.36	0.09	0.56	0.65	—	—

For a Class IV share outstanding during the periods indicated
					Distributions from:
	Net Asset Value, Beginning	Net Investment Income (1)	Net Realized and Unrealized Gain (Loss)	Total from Investments Operations	Net Investment Income	Net Realized Capital Gains
U.S. EQUITY FUNDS
U.S. CONVERTIBLE
For the year ended 03/31/09	$24.89	$0.53	$(5.78)	$(5.25)	$(0.48)	$(0.14)
For the year ended 03/31/08	24.37	0.11	0.91	1.02	(0.39)	(0.10)
12/28/06 (Commenced) to 03/31/07	23.47	0.12	0.91	1.03	(0.13)	—

(1)	Net investment income per share is calculated by dividing net investment income for the period by the average shares outstanding during the period.
(2)	Total returns are not annualized for periods less than one year.
(3)	Ratios are annualized for periods of less than one year. Expense reimbursements reflect voluntary reductions of total expenses. Such amounts would increase net investment income (loss) ratios had such reductions not occurred.
(4)	Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.

See Accompanying Notes to Financial Statements.

					Ratios to Average Net Assets (3)
Total Distributions	Net Asset Value, Ending	Total Return (2)		Net Assets, Ending (in 000’s)	Net Investment Income	Total Expenses	Expenses (Reimbursements)/ Recoupment		Expenses Net of Reimbursement/ Recoupment	Expenses Net of Reimbursement/ Recoupment Offset (4)	Fund’s Portfolio Turnover Rate

$(4.70)	$16.94	(36.92	%)(5)	$16,274	0.68%	1.24%	—		1.24%	1.04%	106%

$(0.39)	$6.79	(47.60%)		$25,860	2.94%	0.78%	—		0.78%	0.62%	215%
(0.97)	13.61	(9.57%)		49,322	1.79%	0.79%	—		0.79%	0.55%	202%
—	16.01	4.23	%(5)	54,604	1.95%	0.76%	—	(6)	0.76%	0.46%	210%

					Ratios to Average Net Assets (3)
Total Distributions	Net Asset Value, Ending	Total Return (2)		Net Assets, Ending (in 000’s)	Net Investment Income	Total Expenses	Expenses (Reimbursements)/ Recoupment		Expenses Net of Reimbursement/ Recoupment	Expenses Net of Reimbursement/ Recoupment Offset (4)	Fund’s Portfolio Turnover Rate

$(0.62)	$19.02	(21.11%)		$247,651	2.48%	0.78%	—		0.78%	0.73%	91%
(0.50)	24.89	4.07%		253,227	1.70%	0.78%	—		0.78%	0.64%	98%
(0.13)	24.37	4.39	%(5)	97,007	1.97%	0.77%	—	(6)	0.77%	0.60%	92%

(5)	Inception to date return.
(6)	The expense reimbursement was terminated on January 23, 2006.
(7)	Less than one penny per share per share.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

STATEMENTS OF ASSETS AND LIABILITIES

March 31, 2009	U.S. Ultra Micro Cap	U.S. Micro Cap	U.S. Emerging Growth	U.S. Small to Mid Cap Growth	U.S. Systematic Large Cap Growth
Assets
Investments, at value*, (a)	$1,123,404	$44,146,255	$8,085,518	$3,082,664	$6,516,482
Foreign currencies, at value**	—	—	—	—	—
Cash	—	—	—	—	—
Receivables:
Investment securities sold	9,680	387,402	59,243	40,410	—
Capital shares sold	61	18,697	27,159	—	—
Dividends	100	4,797	2,195	942	8,901
Foreign taxes receivable	—	—	—	—	—
Futures variation margin	—	—	—	—	—
Interest	—	—	—	—	—
Other	696	18,920	258	70	164

Total assets	1,133,941	44,576,071	8,174,373	3,124,086	6,525,547

Liabilities
Payables:
Investments purchased	$47,670	$266,325	$36,458	$17,456	$95,444
Capital shares redeemed	—	4,927	—	—	2,084
Collateral on securities loaned	—	4,061,615	—	—	170,100
Financing fee	—	—	—	—	—
To investment advisor	1,275	33,242	4,954	1,287	2,349
Other Liabilities	925	32,339	5,624	2,864	7,998

Total Liabilities	49,870	4,398,448	47,036	21,607	277,975

NET ASSETS	1,084,071	40,177,623	8,127,337	3,102,479	6,247,572

* Investments, at cost	1,289,867	52,111,989	10,122,016	3,523,041	7,320,960

** Foreign currencies, at cost	—	—	—	—	—

Net Assets Consist of:
Paid-in capital	$1,757,246	$65,318,920	$19,124,012	$5,536,221	$15,726,737
Undistributed net investment income	—	—	—	—	48,672
Accumulated net realized (loss) on investments and foreign currencies and short sales	(506,712)	(17,175,563)	(8,960,177)	(1,993,365)	(8,723,359)
Net unrealized appreciation (depreciation) of investment and other assets and liabilities denominated in foreign currencies and short sales	(166,463)	(7,965,734)	(2,036,498)	(440,377)	(804,478)

Net Assets applicable to all shares outstanding	$1,084,071	$40,177,623	$8,127,337	$3,102,479	$6,247,572

Net Assets of Class I shares	$1,084,071	$40,177,623	$6,590,839	$3,102,479	$511,534
Net Assets of Class II shares	—	—	—	—	2,274,810
Net Assets of Class III shares	—	—	—	—	—
Net Assets of Class IV shares	—	—	—	—	—
Net Assets of Class R shares	—	—	1,536,498	—	3,461,228

Class I Shares outstanding	187,435	5,300,327	999,917	571,913	39,762
Class II Shares outstanding	—	—	—	—	177,372
Class III Shares outstanding	—	—	—	—	—
Class IV Shares outstanding	—	—	—	—	—
Class R Shares outstanding	—	—	239,339	—	275,278

Net Asset Value — Class I Share	$5.78	$7.58	$6.59	$5.42	$12.86
Net Asset Value — Class II Share	$—	$—	$—	$—	$12.83
Net Asset Value — Class III Share	$—	$—	$—	$—	$—
Net Asset Value — Class IV Share	$—	$—	$—	$—	$—
Net Asset Value — Class R Share	$—	$—	$6.42	$—	$12.57

(a) Including securities on loan with values of:	$—	$3,943,619	$—	$—	$166,564

See Accompanying Notes to Financial Statements.

U.S. Convertible	Global Equity 130/30	Global Select	International Growth Opportunities	Emerging Markets	International Systematic	International All Cap Growth	U.S. High Yield Bond

$300,040,613	$2,296,954	$17,523,877	$62,107,409	$26,582,189	$44,427,986	$23,302,315	$48,867,106
—	11,678	1	—	119,133	—	2	—
164	1,170	68	98	67	150	62	—

521,250	11,767	220,447	472,547	219	453,299	444,993	—
—	—	9,157	2,198,308	50	1,114,753	176,073	65,550
131,044	7,951	32,980	150,652	103,775	230,924	149,980	—
—	1,270	75,700	22,976	689	83,966	18,148	—
—	2,349	—	—	—	—	—	—
1,574,894	—	—	—	—	—	—	1,427,587
591	21	2,535	8,998	—	13,117	1,145	—

302,268,556	2,333,160	17,864,765	64,960,988	26,806,122	46,324,195	24,092,718	50,360,243

$4,150,000	$—	$169,605	$—	$86,134	$1,302,574	$23,677	$771,958
—	—	—	2,083,211	12,839	1,114,753	129,147	319,260
—	—	—	—	—	—	—	—
—	5,191	—	—	—	—	—	—
137,732	2,141	9,543	37,668	19,788	18,486	17,023	15,891
98,513	3,267	22,680	58,919	13,342	31,608	6,368	19,774

4,386,245	10,599	201,828	2,179,798	132,103	2,467,421	176,215	1,126,883

297,882,311	2,322,561	17,662,937	62,781,190	26,674,019	43,856,774	23,916,503	49,233,360

348,393,428	3,233,560	21,013,059	85,327,793	26,016,810	52,790,250	26,486,857	58,229,634

—	11,915	1	—	116,641	—	2	—

$374,633,671	$4,125,297	$32,881,617	$135,084,960	$37,540,311	$99,349,218	$36,471,694	$66,437,772
373,877	—	298,921	982,464	262,498	347,822	247,129	8,941
(28,772,422)	(868,183)	(12,030,693)	(50,066,578)	(11,695,518)	(47,481,413)	(9,618,726)	(7,797,785)
(48,352,815)	(934,553)	(3,486,908)	(23,219,656)	566,728	(8,358,853)	(3,183,594)	(9,415,568)

$297,882,311	$2,322,561	$17,662,937	$62,781,190	$26,674,019	$43,856,774	$23,916,503	$49,233,360

$20,663,543	$2,322,561	$14,692,052	$39,679,557	$8,586,489	$17,996,767	$17,034,492	$49,233,360
29,568,238	—	2,970,885	6,828,071	18,087,530	—	6,882,011	—
—	—	—	16,273,562	—	25,860,007	—	—
247,650,530	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

1,087,105	411,313	45,953,998	2,436,206	1,641,519	2,655,475	3,136,845	6,653,962
1,554,396	—	5,889,771	403,427	3,438,372	—	1,268,477	—
—	—	—	960,742	—	3,807,083	—	—
13,018,403	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

$19.01	$5.65	$0.32	$16.29	$5.23	$6.78	$5.43	$7.40
$19.02	$—	$0.50	$16.93	$5.26	$—	$5.43	$—
$—	$—	$—	$16.94	$—	$6.79	$—	$—
$19.02	$—	$—	$—	$—	$—	$—	$—
$—	$—	$—	$—	$—	$—	$—	$—

$—	$—	$—	$—	$—	$—	$—	$—

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

STATEMENTS OF OPERATIONS

Year Ended March 31, 2009	U.S. Ultra Micro Cap	U.S. Micro Cap	U.S. Emerging Growth	U.S. Small to Mid Cap Growth	U.S. Systematic Large Cap Growth
Investment Income
Dividends, net of foreign taxes*	$3,494	$145,845	$54,235	$15,578	$162,416
Interest	—	6	—	—	—

Total Income	3,494	145,851	54,235	15,578	162,416

Expenses
Advisory fee	19,902	540,350	74,251	21,049	43,781
Administration fees	9,685	291,789	40,591	16,839	55,793
Shareholder servicing fees	—	—	5,878	—	11,887
Financing fees	—	—	—	—	—
Trustees’ fees and expenses	587	20,128	3,520	1,709	3,942
Interest fee	—	—	193	—	1,781
Dividend expense on securities sold short	—	—	—	—	—
Miscellaneous	1,654	4,021	1,517	1,215	1,065

Total Expenses	31,828	856,288	125,950	40,812	118,249
Expense offset	(1,196)	(363,460)	(31,475)	(6,826)	(4,505)

Net Expenses	30,632	492,828	94,475	33,986	113,744

Net Investment Income (Loss)	(27,138)	(346,977)	(40,240)	(18,408)	48,672

Net Realized and Unrealized Gain (Loss) on Investments
Realized gain from:
Investments	(489,084)	(15,983,886)	(3,991,029)	(1,672,761)	(1,713,044)
Futures	—	—	—	—	—
Foreign currency transactions	—	—	—	—	—

Net realized loss	(489,084)	(15,983,886)	(3,991,029)	(1,672,761)	(1,713,044)

Change in unrealized appreciation (depreciation) of:
Investments	(122,292)	(6,288,864)	(1,566,687)	(257,128)	(1,284,603)
Futures	—	—	—	—	—
Other assets and liabilities denominated in foreign currencies	—	—	—	—	—

Net unrealized appreciation (depreciation)	(122,292)	(6,288,864)	(1,566,687)	(257,128)	(1,284,603)

Net (Loss) on Investments	(611,376)	(22,272,750)	(5,557,716)	(1,929,889)	(2,997,647)

Net Increase/Decrease in Assets Resulting from Operations	$(638,514)	$(22,619,727)	$(5,597,956)	$(1,948,297)	$(2,948,975)

* Foreign taxes withheld	$—	$—	$—	$—	$—

See Accompanying Notes to Financial Statements.

U.S. Convertible	Global Equity 130/30	Global Select	International Growth Opportunities	Emerging Markets	International Systematic	International All Cap Growth	U.S. High Yield Bond

$2,934,983	$85,307	$623,610	$2,108,832	$578,568	$2,571,348	$369,448	$1,959
6,263,493	55	—	25	—	604	197	4,366,938

9,198,476	85,362	623,610	2,108,857	578,568	2,571,952	369,645	4,368,897

1,584,723	36,035	209,813	658,634	171,044	354,434	109,085	190,608
652,886	21,948	147,693	619,402	65,635	226,155	33,672	95,304
—	—	—	—	—	—	—	—
—	14,840	—	—	—	—	—	—
102,820	1,043	13,682	36,305	6,269	28,889	3,469	16,814
—	1,813	715	5,295	1,199	820	367	116
—	14,398	—	—	—	—	—	—
12,644	1,181	3,210	4,111	5,614	3,422	1,450	2,714

2,353,073	91,258	375,113	1,323,747	249,761	613,720	148,043	305,556
(148,264)	(623)	(82,750)	(247,946)	(29,845)	(109,215)	(29,142)	(15,047)

2,204,809	90,635	292,363	1,075,801	219,916	504,505	118,901	290,509

6,993,667	(5,273)	331,247	1,033,056	358,652	2,067,447	250,744	4,078,388

(22,074,355)	(863,705)	(9,562,457)	(29,398,851)	(11,571,175)	(39,438,542)	(5,030,000)	(3,328,327)
—	(3,541)	—	—	—	—	—	—
—	1,252	(42,443)	12,067	(96,119)	22,254	(3,601)	—

(22,074,355)	(865,994)	(9,604,900)	(29,386,784)	(11,667,294)	(39,416,288)	(5,033,601)	(3,328,327)

(49,650,857)	(936,606)	(9,517,474)	(38,247,238)	262,629	(5,211,232)	(3,838,706)	(7,257,264)
—	2,349	—	—	—	—	—	—

—	(296)	(11,666)	1,897	(35,025)	137,872	(2,335)	—

(49,650,857)	(934,553)	(9,529,140)	(38,245,341)	227,604	(5,073,360)	(3,841,041)	(7,257,264)

(71,725,212)	(1,800,547)	(19,134,040)	(67,632,125)	(11,439,690)	(44,489,648)	(8,874,642)	(10,585,591)

$(64,731,545)	$(1,805,820)	$(18,802,793)	$(66,599,069)	$(11,081,038)	$(42,422,201)	$(8,623,898)	$(6,507,203)

$—	$6,239	$47,303	$156,496	$64,444	$265,293	$35,359	$—

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	U.S. Ultra Micro Cap		U.S. Micro Cap		U.S. Emerging Growth
Years/Periods Ended March 31	2009	2008*	2009	2008	2009	2008
Increase (Decrease) in Net Assets
Net investment income (loss)	$(27,138)	$(2,880)	$(346,977)	$(971,799)	$(40,240)	$(63,162)
Net realized gain (loss)	(489,084)	(17,628)	(15,983,886)	5,666,026	(3,991,029)	1,109,622
Net unrealized appreciation (depreciation)	(122,292)	(44,171)	(6,288,864)	(13,753,967)	(1,566,687)	(1,932,344)

Investment operations	(638,514)	(64,679)	(22,619,727)	(9,059,740)	(5,597,956)	(885,884)

Distributions to Shareholders:
From net investment income
Class I	—	—	—	—	—	—
Class II	—	—	—	—	—	—
Class IV	—	—	—	—	—	—
Class R	—	—	—	—	—	—
From net realized gains
Class I	—	—	(18,218)	(9,796,779)	—	(527,551)
Class II	—	—	—	(98,864)	—	—
Class IV	—	—	—	—	—	—
Class R	—	—	—	—	—	(217,858)
From Capital Share Transactions:

Total distributions	—	—	(18,218)	(9,895,643)	—	(745,409)

Proceeds from shares sold
Class I	856,224	950,827	15,606,664	17,361,071	5,416,300	2,539,292
Class II	—	—	—	110,838	—	—
Class IV	—	—	—	—	—	—
Class R	—	—	—	—	659,133	1,124,520
Distributions reinvested
Class I	—	—	18,097	9,746,287	—	526,107
Class II	—	—	—	98,864	—	—
Class IV	—	—	—	—	—	—
Class R	—	—	—	—	—	217,859
Cost of shares redeemed
Class I	(19,787)	—	(12,931,589)	(32,282,224)	(1,926,575)	(1,777,085)
Class II	—	—	—	(3,054,309)	—	—
Class IV	—	—	—	—	—	—
Class R	—	—	—	—	(792,831)	(1,216,005)

Net increase (decrease) in net assets from share transactions	836,437	950,827	2,693,172	(8,019,473)	3,356,027	1,414,688

Net Increase (Decrease) in Net Assets	197,923	886,148	(19,944,773)	(26,974,856)	(2,241,929)	(216,605)
Net Assets
Beginning	886,148	—	60,122,396	87,097,252	10,369,266	10,585,871

Ending	$1,084,071	$886,148	$40,177,623	$60,122,396	$8,127,337	$10,369,266

Undistributed net investment income (loss), ending	$—	$—	$—	$—	$—	$—

Class I — Capital Share Activity
Shares sold	95,380	95,521	1,532,253	1,152,958	554,485	182,466
Distributions reinvested	—	—	2,288	692,700	—	37,552
Shares redeemed	(3,466)	—	(1,419,052)	(2,167,801)	(209,274)	(131,451)

Net Class I Share Activity	91,914	95,521	115,489	(322,143)	345,211	88,567

Class II — Capital Share Activity
Shares sold	—	—	—	6,464	—	—
Distributions reinvested	—	—	—	6,952	—	—
Shares redeemed	—	—	—	(187,792)	—	—

Net Class II Share Activity	—	—	—	(174,376)	—	—

Class IV — Capital Share Activity
Shares sold	—	—	—	—	—	—
Distributions reinvested	—	—	—	—	—	—
Shares redeemed	—	—	—	—	—	—

Net Class IV Share Activity	—	—	—	—	—	—

Class R — Capital Share Activity
Shares sold	—	—	—	—	72,627	79,606
Distributions reinvested	—	—	—	—	—	15,891
Shares redeemed	—	—	—	—	(89,614)	(86,526)

Net Class R Share Activity	—	—	—	—	(16,987)	8,971

*	The U.S. Ultra Micro Cap Fund commenced operations on January 28, 2008.
**	The U.S. Small to Mid Cap Growth Fund commenced operations on July 31, 2007.

See Accompanying Notes to Financial Statements.

U.S. Small to Mid Cap Growth		U.S. Systematic Large Cap Growth		U.S. Convertible		Global Equity 130/30
2009	2008**	2009	2008	2009	2008	2009

$(18,408)	$(17,854)	$48,672	$(17,588)	$6,993,667	$3,307,246	$(5,273)
(1,672,761)	(320,604)	(1,713,044)	1,142,381	(22,074,355)	2,428,013	(865,994)
(257,128)	(183,249)	(1,284,603)	(1,503,590)	(49,650,857)	(8,015,589)	(934,553)

(1,948,297)	(521,707)	(2,948,975)	(378,797)	(64,731,545)	(2,280,330)	(1,805,820)

—	—	—	—	(477,679)	(514,906)	—
—	—	—	(16,091)	(621,794)	(122,122)	—
—	—	—	—	(5,559,726)	(2,605,259)	—
—	—	—	—	—	—	—

—	—	—	—	(107,496)	(150,355)	—
—	—	—	—	(237,582)	(38,002)	—
—	—	—	—	(1,514,785)	(710,833)	—
—	—	—	—	—	—	—

—	—	—	(16,091)	(8,519,062)	(4,141,477)	—

188,770	5,383,713	64,726	106,984	18,412,911	15,784,572	4,156,230
—	—	(400)	2,468,812	41,196,161	965,357	—
—	—	—	—	53,965,866	164,185,347	—
—	—	329,609	486,815	—	—	—

—	—	—	—	568,643	654,378	—
—	—	—	16,091	859,376	160,124	—
—	—	—	—	35,016	4,685	—
—	—	—	—	—	—	—

—	—	(90,716)	(262,579)	(43,467,945)	(9,010,639)	(27,849)
—	—	(7,520,810)	(1,650,704)	(10,541,032)	—	—
—	—	—	—	—	(127,582)	—
—	—	(792,263)	(571,886)	—	—	—

188,770	5,383,713	(8,009,854)	593,733	61,028,996	172,616,242	4,128,381

(1,759,527)	4,862,006	(10,958,829)	198,845	(12,221,611)	166,194,435	2,322,561

4,862,006	—	17,206,401	17,007,556	310,103,922	143,909,487	—

$3,102,479	$4,862,006	$6,247,572	$17,206,401	$297,882,311	$310,103,922	$2,322,561

$—	$—	$48,672	$—	$373,877	$41,918	$—

32,886	539,027	4,483	5,151	875,435	630,900	415,977
—	—	—	—	27,942	25,119	—
—	—	(5,503)	12,161	(1,736,645)	(338,123)	(4,664)

32,886	539,027	(1,020)	(7,010)	(833,268)	317,896	411,313

—	—	(21)	113,463	1,621,749	36,196	—
—	—	—	704	45,437	6,118	—
—	—	(371,830)	(75,329)	(478,652)	—	—

—	—	(371,851)	38,838	1,188,534	42,314	—

—	—	—	—	2,843,254	6,197,172	—
—	—	—	—	1,837	180	—
—	—	—	—	—	(4,794)	—

—	—	—	—	2,845,091	6,192,558	—

—	—	20,763	23,608	—	—	—
—	—	—	—	—	—	—
—	—	(51,985)	(27,157)	—	—	—

—	—	(31,222)	(3,549)	—	—	—

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Global Select		International Growth Opportunities
Years Ended March 31	2009	2008	2009	2008
Increase (Decrease) in Net Assets
Net investment income (loss)	$331,247	$753,296	$1,033,056	$839,340
Net realized gain (loss)	(9,604,900)	32,195,785	(29,386,784)	68,324,600
Net unrealized appreciation (depreciation)	(9,529,140)	(15,140,580)	(38,245,341)	(46,775,990)

Investment operations	(18,802,793)	17,808,501	(66,599,069)	22,387,950

Distributions to Shareholders:
From net investment income
Class I	(927,999)	(612,353)	—	(2,374,268)
Class II	(115,238)	(2,152)	—	(69,543)
Class III	—	—	—	—
Class IV	—	—	—	—
From net realized gains
Class I	(23,253,999)	(14,408,538)	(10,682,297)	(36,837,182)
Class II	(7,666,149)	(5,564,143)	(450,051)	(3,939,300)
Class III	—	—	(3,457,540)	(12,535)
Class IV	—	—	—	—
From Capital Share Transactions:

Total distributions	(31,963,385)	(20,587,186)	(14,589,888)	(43,232,828)

Proceeds from shares sold
Class I	3,419,045	3,385,644	26,847,095	60,762,777
Class II	3,565,280	2,410,773	12,108,095	1,218,257
Class III	—	—	25,556,793	45,968
Class IV	—	—	—	26,893
Distributions reinvested
Class I	22,886,619	11,901,041	10,572,511	37,309,080
Class II	7,781,254	5,566,296	450,051	—
Class III	—	—	3,457,540	12,534
Cost of shares redeemed
Class I	(6,601,603)	(51,776,128)	(47,427,822)	(52,627,289)
Class II	(3,907,251)	(96,844,060)	(9,046,524)	(75,339,925)
Class III	—	—	—	(5,460,800)
Class IV	—	—	—	(75,746,255)
Shares exchanged
Class II	—	—	—	—

Net increase (decrease) in net assets from share transactions	27,143,344	(125,356,434)	22,517,739	(109,798,760)

Net Increase (Decrease) in Net Assets	(23,622,834)	(128,135,119)	(58,671,218)	(130,643,638)
Net Assets
Beginning	41,285,771	169,420,890	121,452,408	252,096,046

Ending	$17,662,937	$41,285,771	$62,781,190	$121,452,408

Undistributed net investment income (loss), ending	$298,921	$1,041,786	$982,464	$(863,873)

Class I — Capital Share Activity
Shares sold	3,371,929	192,981	1,091,824	1,089,540
Distributions reinvested	45,906,774	835,747	621,547	841,432
Shares exchanged	—	—	—	—
Shares redeemed	(5,907,624)	(2,669,279)	(2,101,210)	(920,041)

Net Class I Share Activity	43,371,079	(1,640,551)	(387,839)	1,010,931

Class II — Capital Share Activity
Shares sold	251,077	114,030	537,531	20,169
Distributions reinvested	10,954,527	382,826	25,470	—
Shares exchanged	—	—	—	—
Shares redeemed	(5,982,864)	(4,713,094)	(358,527)	(1,099,006)

Net Class II Share Activity	5,222,740	(4,216,238)	204,474	(1,078,837)

Class III — Capital Share Activity
Shares sold	—	—	765,180	669
Distributions reinvested	—	—	195,562	273
Shares redeemed	—	—	—	(82,580)

Net Class III Share Activity	—	—	960,742	(81,638)

Class IV — Capital Share Activity
Shares sold	—	—	—	402
Distributions reinvested	—	—	—	—
Shares redeemed	—	—	—	(1,212,404)

Net Class IV Share Activity	—	—	—	(1,212,002)

See Accompanying Notes to Financial Statements.

Emerging Markets		International Systematic		International All Cap Growth		U.S. High Yield Bond
2009	2008	2009	2008	2009	2008	2009	2008

$358,652	$266,966	$2,067,447	$1,558,184	$250,744	$181,081	$4,078,388	$5,120,757
(11,667,294)	7,702,427	(39,416,288)	(6,595,549)	(5,033,601)	9,344,656	(3,328,327)	(36,608)
227,604	(419,728)	(5,073,360)	(7,581,342)	(3,841,041)	(4,606,291)	(7,257,264)	(6,230,507)

(11,081,038)	7,549,665	(42,422,201)	(12,618,707)	(8,623,898)	4,919,446	(6,507,203)	(1,146,358)

(16,036)	(14,063)	(746,687)	(362,782)	(89,546)	(289,056)	(4,454,710)	(4,645,370)
(62,553)	(174,362)	—	(344,624)	—	—	—	(708,781)
—	—	(1,409,121)	(685,445)	—	—	—	—
—	—	—	—	—	—	—	—

(404,993)	(291,347)	(4,064)	(1,381,086)	(1,561,939)	(1,461,993)	—	—
(3,015,024)	(4,120,846)	(284)	(1,380,699)	—	—	—	—
—	—	(7,178)	(2,628,903)	—	—	—	—
—	—	—	—	—	—	—	—

(3,498,606)	(4,600,618)	(2,167,334)	(6,783,539)	(1,651,485)	(1,751,049)	(4,454,710)	(5,354,151)

11,242,745	2,500,423	6,557,476	28,313,307	32,914,863	3,445,406	25,191,406	15,112,012
11,246,474	115,682	1,672,727	26,458,558	6,757,109	—		57,244
—	—	3,024	29,728	—	—	—	—
—	—	—	—	—	—	—	—

421,029	305,410	750,751	1,681,704	1,649,290	1,751,051	4,193,149	4,260,974
3,077,577	4,295,207	284	1,725,322	—	—	—	5,404
—	—	1,416,008	3,314,349	—	—	—	—

(1,880,291)	(54,413)	(112,516)	(4,245,485)	(14,452,820)	(24,851,609)	(19,459,996)	(27,693,992)
(1,000)	(32,139,382)	(22,510,707)	(8,925,925)	(16,827)	—	—	(32,698,711)
—	—	(5,271)	(66,872)	—	—	—	—
—	—	—	—	—	—	—	—

—	—	(157,007)	—	—	—	—	—

24,106,534	(24,977,073)	(12,385,231)	48,284,686	26,851,615	(19,655,152)	9,924,559	(40,957,069)

9,526,890	(22,028,026)	(56,974,766)	28,882,440	16,576,232	(16,486,755)	(1,037,354)	(47,457,578)

17,147,129	39,175,155	100,831,540	71,949,100	7,340,271	23,827,026	50,270,714	97,728,292

$26,674,019	$17,147,129	$43,856,774	$100,831,540	$23,916,503	$7,340,271	$49,233,360	$50,270,714

$262,498	$78,571	$347,822	$413,930	$247,129	$89,535	$8,941	$243,250

1,647,455	160,501	594,056	1,688,592	4,779,674	244,259	3,227,477	1,521,238
77,681	19,806	96,746	110,493	269,492	133,363	523,672	433,889
—	—	164,661	—	—	—	—	—
(267,836)	(3,445)	(8,156)	(279,597)	(2,523,359)	(1,419,579)	(2,469,177)	(2,806,757)

1,457,300	176,862	847,307	1,519,488	2,525,807	(1,041,957)	1,281,972	(851,630)

1,790,959	7,699	164,800	1,621,046	1,268,477	—	—	5,705
564,693	278,367	35	113,210	—	—	—	386
—	—	(157,007)	—	—	—	—	—
(106)	(2,261,227)	(1,992,845)	(544,129)	—	—	—	(3,305,489)

2,355,546	(1,975,161)	(1,985,017)	1,190,127	1,268,477	—	—	(3,299,398)

—	—	341	1,938	—	—	—	—
—	—	182,240	217,334	—	—	—	—
—	—	(749)	(3,906)	—	—	—	—

—	—	181,832	215,366	—	—	—	—

—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

STATEMENT OF CASH FLOWS

For the year ended March 31, 2009	Global Equity 130/30
Cash Flows from Operating Activities:
Net decrease in assets from operations:	$(1,805,820)
Adjustments to reconcile net loss to net cash used in operating activities
Purchase of investment securities	(7,167,400)
Proceeds from disposition of investment securities	2,951,591
Purchase of short term securities, net	(3,892)
Proceeds from securities sold short	1,911,351
Purchase to cover short positions	(1,788,915)
Increase in dividends and interest receivable	(7,951)
Increase in receivable for securities sold	(11,767)
Increase in unrealized appreciation on futures	(2,349)
Increase in foreign tax receivable	(1,270)
Increase in other assets	(21)
Increase in financing fee	5,191
Increase in investment advisor	2,141
Increase in other liabilities	3,267
Unrealized depreciation on securities and foreign cash	936,843
Net realized gain from investments	863,705

Net cash used in operating activities	(4,115,296)

Cash Flows from Financing Activities:
Proceeds from shares sold	4,156,230
Payment on shares redeemed	(27,849)

Net cash provided by financing activities	4,128,381

Net change in cash	13,085

Effects of Exchange Rate Change on Cash	(237)

Cash, at beginning of period	—

Cash, at end of period	$12,848

See Accompanying Notes to Financial Statements.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS

NOTE A — ORGANIZATION

Nicholas-Applegate Institutional Funds (the “Trust”) is an open-end investment management company. The Trust was established as a Delaware business trust on December 17, 1992 and consists of thirteen separate portfolios (collectively, the “Funds” and each, a “Fund”). Each Fund’s investment objectives, strategies and risks are discussed in the Funds’ current prospectuses. All of the Funds have issued Class I shares (“Class I”), six Funds have issued Class II shares (“Class II”), two Funds have issued Class III shares (“Class III”), one Fund has issued Class IV shares (“Class IV”) and two Funds have issued Retirement shares (“Class R”). No shares have a sales charge. Class R has a distribution fee. The Funds offering Class I, Class II, Class III and Class IV shares are covered in this report.

NOTE B — SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies consistently followed by the Funds in preparing these financial statements are described below. The policies conform with accounting principles generally accepted in the United States.

Security Valuations

Equity securities, including ADRs and GDRs, that are traded on a stock exchange or on the NASDAQ National Market System are valued at the last sale price as of the close of business on the New York Stock Exchange (normally 4:00 p.m. New York time) on the day the securities are being valued, or lacking any sales, at the mean between the closing bid and asked prices. Securities listed or traded on certain non-U.S. exchanges whose operations are similar to the United States over-the-counter market are valued at the price within the limits of the latest available current bid and asked prices deemed by the Adviser to best reflect fair value. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security by the Adviser. Equity Linked Notes (“ELN’s”) are valued by using the closing local price for the underlying security and applying the exchange rate for the currency to arrive at a USD equivalent.

Long-term debt obligations, including high quality and high yield corporate securities, municipal securities, asset backed securities, collateralized mortgage obligations and U.S. Government and Agency issues, are normally valued at the mean between the bid and ask price provided by an approved bond pricing service. In the event a TRACE price is used, the price is the last traded price on that day greater than or equal to 1mm par amount. Convertible securities are normally priced at a mean between the bid and ask prices. If such a security has a demand feature exercisable within one to seven days, the security is value at par. In the event that a pricing service does not price a particular security or the price is provided is not believed to be reliable, the Adviser will endeavor to use the average of one or two broker-dealer quotations. If broker-dealer quotations are not available, the Adviser generally “stales” the price. Short-term debt instruments, (e.g., commercial paper, bankers acceptances, U.S. Treasury Bills, etc.) having a maturity of less than 60 days will be valued at amortized cost.

Securities or other assets for which reliable market quotations are not readily available or for which the pricing agent or principal market maker does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Adviser does not represent fair value (“Fair Value Securities”), are valued by the Adviser’s Pricing Committee overseen by the Board of Trustees in consultation as applicable, with the Adviser’s portfolio managers, investment analysts, and legal and compliance personnel. Fair Value Securities may include, but are not limited to, the following: certain private placements and restricted securities that do not have an active trading market; securities whose trading has been suspended or for which there is no current market; securities whose prices are stale; securities denominated in currencies that are restricted, untraded, or for which exchange rates are disrupted; securities affected by significant events; and securities that the Adviser’s Pricing Committee believes were pr iced incorrectly. A “significant event” (which includes, but is not limited to, an extraordinary political or market event) is an event that the Adviser’s Pricing Committee believes with a reasonably high degree of certainty has caused the closing market prices of a Fund’s portfolio securities to no longer reflect their value at the time of the Fund’s NAV calculation.

Security Transactions and Investment Income

Security transactions are accounted for as of trade date. Realized gains and losses from security transactions are determined on an identified-cost basis.

Dividend income is recorded on the ex-dividend date or, for certain non-U.S. securities, when the information becomes available to the Funds. Interest income is recorded on an accrual basis. Discounts and premiums on debt securities are accreted and amortized on the yield to maturity basis.

Non-U.S. Currency Transactions

At each net asset valuation date, the value of assets and liabilities denominated in non-U.S. currencies are translated into U.S. dollars using the current exchange rate at 11:00 a.m. Eastern Time against the U.S. dollar, as provided by an approved pricing service. Security transactions, income and expenses are converted at the prevailing exchange rate on the day of the event. The effect of changes in exchange rates on securities denominated in a non-U.S. currency is included with the net realized and unrealized gain or loss of the associated security. Foreign exchange rates are translated into U.S. dollars when the exchange rate is struck at the close of the London Stock Exchange. Other non-U.S. currency gains or losses are reported separately.

Certain Funds may use forward non-U.S. currency contracts to reduce their exposure to currency fluctuations of their non-U.S. securities. These contracts are commitments to purchase or sell a non-U.S. currency at a specified rate on a future date. When the contract is fulfilled or closed, gains or losses are realized. Until then, the gain or loss is included in unrealized appreciation or depreciation of investments. The contract

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS — Continued

commitment is fully collateralized by cash or securities of the Fund. Non-U.S. denominated assets and forward currency contracts may involve more risks than U.S. transactions, including currency risk, political and economic risk, regulatory and market risk. Evaluating and monitoring such risk exposure is a part of the Funds’ management strategy. There were no such forward non-U.S. currency contracts at March 31, 2009.

Futures Contracts

Each Fund may enter into futures contracts involving non-U.S. currency, interest rates, securities, and securities indices for hedging purposes only. A futures contract obligates the seller of the contract to deliver and the purchaser of the contract to take delivery of the type of non-U.S. currency, financial instrument or security called for in the contract at a specified future time for a specified price. Upon entering into such a contract, a Fund is required to deposit and maintain as collateral such initial margin as required by the exchange on which the contract is traded. Pursuant to the contract, a Fund agrees to receive from or pay to the broker an amount equal to the daily fluctuations in the value of the contract. Such receipts or payments are known as variation margin and are recorded as unrealized gains or losses by the Fund. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

Equity-Linked Securities

Certain Funds may purchase equity-linked securities, also known as participation notes, equity swaps, and zero strike calls and warrants. Equity-linked securities are primarily used by a Fund as an alternative means to more efficiently and effectively access the securities market of what is generally an emerging securities market. The Fund deposits an amount of cash with its custodian (or broker, if legally permitted) in an amount near or equal to the selling price of the underlying security in exchange for an equity linked security. Upon sale, the Fund receives cash from the broker or custodian equal to the value of the underlying security. Aside from market risk of the underlying securities, there is a risk of default by the counterparty to the transaction. In the event of insolvency of the counterparty, the Fund might be unable to obtain its expected benefit. In addition, while a Fund will seek to enter into such transactions only with parties which are capable of entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to close out such a transaction with the counterparty or obtain an offsetting position with any counterparty, at any time prior to the end of the term of the underlying agreement. This may impair the Fund’s ability to enter into other transactions at a time when doing so might be advantageous.

Securities Lending

In order to generate expense offset credits, each of the Funds may lend portfolio securities, on a short-term or a long-term basis, up to 30% of a Fund’s total assets. The loans are secured by collateral in the form of cash, cash equivalents, U.S. government and agency securities equal to at least 102% of the market value of securities loaned on U.S. securities and 105% of the market value loaned on non-U.S. securities.

During the term of the loan, the Funds will continue to receive any interest, dividends or amounts equivalent thereto, on the loaned securities while receiving a fee from the borrower and/or earning interest on the investment of the cash collateral. Upon termination of the loan, the borrower will return to the lender securities identical to the loaned securities. The Funds may pay reasonable finders’, administration and custodial fees in connection with a loan of its securities and may share the interest earned on the collateral with the borrower.

The Funds bear the risk of delay in recovery of, or even loss of rights in the securities loaned should the borrower of the securities fail financially. The Funds also bear the risk of loss in the event the securities purchased with cash collateral depreciate in value. Loans are subject to termination at the option of the borrower or the Fund. The market value of securities on loan and the related collateral at March 31, 2009 were:

Fund	Market Value	Collateral
U.S. Micro Cap	$3,943,619	$4,061,615
U.S. Systematic Large Cap Growth	166,564	170,100

Credit Facility

The Trust has a $15 million credit facility available to fund temporary or emergency borrowing expiring in March 2010. Each Fund pays its pro-rata share of an annual commitment fee plus interest on its specific borrowings. For the year ended March 31, 2009, the Funds did not borrow against the line of credit.

Commitments and Contingencies

In the normal course of business, the Funds may enter into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The maximum exposure to the Funds under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, based on experience, the Funds expect the risks of loss to be remote.

Fund Expenses and Multi-Class Allocations

Each Fund bears expenses incurred specifically on its behalf plus an allocation of its share of Trust level expenses. Each share offered by a Fund has equal rights to assets but incurs certain Class specific expenses. The Funds allocate income, gains and losses, both realized and unrealized, and expenses, except for Class specific expenses, based on the relative net assets of each share class.

During the year ended March 31, 2009, many of the brokers with whom the Adviser places trades on behalf of the Funds provided services to the Funds in addition to trade execution. These services included payments of certain expenses on behalf of the Funds. In addition, through arrangements with the Funds’ custodian, credits realized as a result of uninvested cash balances were used to reduce the Funds’ expenses.

During the period ended March 31, 2009, the credits used to reduce the Funds’ expenses were:

Fund	Credit Interest Offset	Direct Brokerage Offset	Security Lending Offset
U.S. Ultra Micro Cap	562	634	—
U.S. Micro Cap	15,739	66,102	281,619
U.S. Emerging Growth	3,165	11,066	17,244
U.S. Small to Mid Cap Growth	1,297	5,529	—
U.S. Systematic Large Cap Growth	2,576	1,391	538
U.S. Convertible	148,264	—	—
Global Equity 130/30	623	—	—
Global Select	14,491	34,690	33,569
International Growth Opportunities	47,905	65,116	134,925
Emerging Markets	6,390	5,083	18,372
International Systematic	55,473	19,737	34,005
International All Cap Growth	6,543	13,826	8,773
U.S. High Yield Bond	15,047	—	—

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

NOTE C — FEDERAL INCOME TAXES

The Funds intend to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of their taxable income to shareholders. Accordingly, no provision for federal income taxes is required. A Fund investing in foreign securities records any foreign taxes on income and gains on such investments in accordance with the applicable tax rules. The Funds’ tax accounting treatment of loss deferrals, accretion, passive foreign investment companies and expiration of capital loss carryforwards are different from the financial statement recognition of income and gains.

Capital loss carryforwards may be used to offset current or future capital gains until expiration.

Income Tax Status

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which applies to all registered investment companies and clarifies the accounting for uncertain tax positions. FIN 48 requires the evaluation of tax positions taken, or expected to be taken, in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. To the extent that a tax benefit of a position is not deemed to meet the more-likely-than-not threshold, the Funds would report an income tax expense in the Statement of Operations. FIN 48 was effective for fiscal years beginning after December 15, 2006. Accordingly, management has evaluated tax positions for each of the four open tax years as of March 31, 2009 and has determined that the implementation of FIN 48 did not have a material impact on the Funds’ financial statements. Also, the Funds do not have a liability for any unrecognized tax benefits. The Funds recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Statements of Operations. During the year, the Funds did not incur any interest or penalties. The Funds’ federal tax returns for the prior three fiscal years remain subject to examination by the Internal Revenue Service.

Distributions to Shareholders

The Funds record distributions to shareholders on the ex-dividend date. Distributions are determined in accordance with income tax regulations that may differ from generally accepted accounting principles. Accordingly, the Funds’ capital accounts are periodically reclassified to reflect income and gains available for distribution under income tax regulations. The Funds make income and capital gain distributions at least annually. Funds with income objectives make distributions either quarterly or monthly in accordance with the prospectuses. Due to the concentrated shareholder base, a Fund at any time may be categorized for tax purposes as a Personal Holding Company (PHC) as defined under section 542 of the Internal Revenue Code.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS — Continued

The tax characters of distributions paid during the fiscal year ended March 31, 2009 were as follows:

	Distribution paid from:
Fund	Ordinary Income	Net long term capital gain	Total taxable distributions	Total distributions paid(1)
U.S. Ultra Micro Cap	—	—	—	—
U.S. Micro Cap	18,218	—	18,218	18,218
U.S. Emerging Growth	—	—	—	—
U.S. Small to Mid Cap Growth	—	—	—	—
U.S. Systematic Large Cap Growth	—	—	—	—
U.S. Convertible	7,466,553	1,052,509	8,519,062	8,519,062
Global Equity 130/30	—	—	—	—
Global Select	11,418,240	20,545,145	31,963,385	31,963,385
International Growth Opportunities	5,778,238	8,811,650	14,589,888	14,589,888
Emerging Markets	3,315,152	183,454	3,498,606	3,498,606
International Systematic	2,167,334	—	2,167,334	2,167,334
International All Cap Growth	224,696	1,426,789	1,651,485	1,651,485
U.S. High Yield Bond	4,454,710	—	4,454,710	4,454,710

The tax characters of distributions paid during the fiscal year or period ended March 31, 2008 were as follows:

	Distribution paid from:
Fund	Ordinary Income	Net long term capital gain	Total taxable distributions	Total distributions paid(1)
U.S. Ultra Micro Cap*	—	—	—	—
U.S. Micro Cap	2,775,867	7,119,776	9,895,643	9,895,643
U.S. Emerging Growth	—	745,409	745,409	745,409
U.S. Small to Mid Cap Growth	—	—	—	—
U.S. Systematic Large Cap Growth	16,091	—	16,091	16,091
U.S. Convertible	3,242,287	899,190	4,141,477	4,141,477
Global Select	7,863,884	12,723,302	20,587,186	20,587,186
International Growth Opportunities	18,430,532	24,802,296	43,232,828	43,232,828
Emerging Markets	4,535,495	65,123	4,600,618	4,600,618
International Systematic	6,301,754	481,785	6,783,539	6,783,539
International All Cap Growth	289,056	1,461,993	1,751,049	1,751,049
U.S. High Yield Bond	5,354,151	—	5,354,151	5,354,151

*	U.S. Ultra Micro Cap commenced operations January 28, 2008.

As of March 31, 2009, the components of accumulated earnings/(deficit) on a tax basis were as follows:

	Components of accumulated earnings/(deficit):
Fund	Undistributed ordinary income	Undistributed long-term capital gains	Accumulated earnings	Accumulated capital and other losses		Unrealized appreciation/ (depreciation)		Total accumulated earning/(deficit)
U.S. Ultra Micro Cap	—	—	—	(484,725	)(2)	(188,450	)(3)	(673,175)
U.S. Micro Cap	—	—	—	(16,050,215	)(2)	(9,091,082	)(3)	(25,141,297)
U.S. Emerging Growth	—	—	—	(8,727,344	)(2)	(2,269,331	)(3)	(10,996,675)
U.S. Small to Mid Cap Growth	—	—	—	(1,922,601	)(2)	(511,141	)(3)	(2,433,742)
U.S. Systematic Large Cap Growth	48,672	—	—	(8,689,848	)(2)	(837,989	)(3)	(9,479,165)
U.S. Convertible	525,406	—	—	(26,461,367	)(2)	(50,815,399	)(3)	(76,751,360)
Global Equity 130/30	—	—	—	(851,512	)(2)	(951,224	)(3)	(1,802,736)
Global Select	298,921	—	—	(11,693,093	)(2)	(3,824,507	)(3)	(15,218,679)
International Growth Opportunities	1,034,725	—	—	(48,215,187	)(2)	(25,123,311	)(3)	(72,303,773)
Emerging Markets	262,497	—	—	(10,334,638	)(2)	(794,149	)(3)	(10,866,290)
International Systematic	353,889	—	—	(45,994,113	)(2)	(9,852,219	)(3)	(55,492,443)
International All Cap Growth	247,128	—	—	(7,708,268	)(2)	(5,094,051	)(3)	(12,555,191)
U.S. High Yield Bond	132,534	—	—	(7,619,779	)(2)	(9,717,167	)(3)	(17,204,412)

(1)	Total distributions paid differ from the Statement of Changes in Net Assets because for tax purposes, dividends are recognized when actually paid.
(2)	The following Funds had net capital loss carryforwards of approximately:

Fund	Net Capital Loss CarryForward (in 000’s)	Expiration	Post October Losses (in 000’s)
U.S. Ultra Micro Cap	157	March 31, 2017	328
U.S. Micro Cap	6,420	March 31, 2017	9,630
U.S. Emerging Growth	1,673	March 31, 2017	2,201
	1,030	March 31, 2011
	3,824	March 31, 2010
U.S. Small to Mid Cap Growth	777	March 31, 2017	1,046
	99	March 31, 2012
U.S. Systematic Large Cap Growth	122	March 31, 2017	1,828
	314	March 31, 2012
	2,671	March 31, 2011
	3,754	March 31, 2010
U.S. Convertible	11,402	March 31, 2017	9,632
	5,427	March 31, 2011
Global Equity 130/30	368	March 31, 2017	483
Global Select	3,089	March 31, 2017	6,445
	1,079	March 31, 2011
	1,079	March 31, 2010
International Growth Opportunities	13,102	March 31, 2017	15,379
	19,734	March 31, 2011
Emerging Markets	5,159	March 31, 2017	5,175

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS — Continued

Fund	Net Capital Loss CarryForward (in 000’s)	Expiration	Post October Losses (in 000’s)
International Systematic	32,031	March 31, 2017	13,963
International All Cap Growth	818	March 31, 2017	2,310
	1,527	March 31, 2011
	3,053	March 31, 2010
U.S. High Yield Bond	2,302	March 31, 2017	1,761
	3,557	March 31, 2010

To the extent future capital gains are offset by capital loss carryforwards, such gains will not be distributed. The availability of loss carryforwards to any future years may be substantially limited as a result of past or future ownership changes as determined under Internal Revenue Code Section 382.

Net capital losses incurred after October 31, and within the taxable year are deemed to arise on the first business day of the Fund’s next taxable year. For the year ended March 31, 2009, the Fund deferred to April 1, 2009, post October capital and currency losses.

(3)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.

NOTE D — TRANSACTIONS WITH AFFILIATES

Investment Advisory Fee

The Adviser receives a monthly fee at an annual rate based on the average daily net assets of the Funds. The Investment Advisory Fee rates for each of the Funds are listed in the table below.

Administrative & Shareholder Services Fee

On January 24, 2006, the Funds entered into an Administration Agreement whereby the Funds pay for the administrative services they require under what is essentially an all-in fee structure. Class I, II, III & IV shareholders of the Funds pay an administrative fee to the Adviser computed as a percentage of the Funds’ average net assets attributable in the aggregate to Class I, II, III & IV shares. The Adviser, in turn, provides or procures administrative and shareholder services for Class I, II, III & IV shareholders and also bears the costs of most third-party administrative services required by the Funds, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. The administrative fees paid to the Adviser may exceed the related costs.

The investment advisory and administrative services fees are charged at the following annual rates:

	Advisory Fee	Administration Fee*
Fund		Class I	Class II		Class III		Class IV
U.S. Ultra Micro Cap	1.50%	0.73%	—		—		—
U.S. Micro Cap	1.00%	0.54%	—		—		—
U.S. Emerging Growth	0.75%	0.41%	—		—		—
U.S. Small to Mid Cap Growth	0.50%	0.40%	—		—		—
U.S. Systematic Large Cap Growth	0.45%	0.64%	0.49%		—		—
U.S. Convertible	0.55%	0.44%	0.34%		—		0.19%
Global Equity 130/30	1.10%	0.67%	—		—		—
Global Select	0.65%	0.47%	0.42%		—		—
International Growth Opportunities	0.70%	0.69%	0.54%		0.49	%(1)	—
Emerging Markets	0.90%	0.42%	0.32%		—		—
International Systematic	0.50%	0.48%	0.33%		0.23%		—
International All Cap Growth	0.85%	0.27%	0.12	%(2)	—		—
U.S. High Yield Bond	0.40%	0.20%	—		—		—

(1)	Commenced 9/08/08
(2)	Commenced 2/17/09
*	Excludes trustees’ fees and expenses, tax, brokerage and interest expenses, and extraordinary expenses.

Affiliated Securities Lending Fees

The U.S. Micro Cap and U.S. Systematic Large Cap Growth Fund participate in an agency securities lending program with an affiliated agent, Dresdner Bank AG, a direct subsidiary to Allianz AG and affiliate to the Trust (“Dresdner Program”). Income generated from the investment of cash collateral, less negotiated rebate fees paid to borrowers and transaction costs, is divided pursuant to the Dresdner Program Agency Agreement between the Funds and Dresdner Bank AG. The amount paid to Dresdner Bank AG for the year ended March 31, 2009 was $60,149. Cash collateral received for securities on loan is invested in securities identified in the Schedules of Investments and the corresponding liability is recognized as such in the Statements of Assets and Liabilities.

Trustee Compensation

Certain officers of the Trust are also officers of the Investment Adviser and the Distributor. During the year ended March 31, 2009, the Trustees who were not affiliated with the Investment Adviser received aggregate annual compensation of $188,750 from the Trust. The Trustees who are not affiliated with the Investment Adviser and attended all scheduled meetings would receive annual compensation of approximately $36,000 each from the Trust, except for the chairman of the Board of Trustees of the Trust and the chairman of the Audit Committee, who would receive annual compensation of approximately $42,000 and $42,500, respectively, from the Trust.

NOTE E — INVESTMENT TRANSACTIONS

The following table presents purchases and sales of securities, excluding short-term investments, during the year ended March 31, 2009, to indicate the volume of transactions in each Fund. The tax cost of securities held at March 31, 2009, and the related gross and net unrealized appreciation and depreciation, provide aggregate information on a tax basis against which future gains and losses on these investments are measured for distribution purposes.

Fund	Purchases (in 000’s)	Sales (in 000’s)		Tax Cost (in 000’s)	Gross Unrealized Appreciation (in 000’s)	Gross Unrealized Depreciation (in 000’s)	Net Unrealized Appreciation (Depreciation) (in 000’s)
U.S. Ultra Micro Cap	$2,212	$1,406		$1,312	$95	$(284)	$(189)
U.S. Micro Cap	58,661	55,475		53,237	3,094	(12,185)	(9,091)
U.S. Emerging Growth	17,538	14,169		10,355	—	(2,269)	(2,269)
U.S. Small to Mid Cap Growth	7,668	7,388		3,593	191	(702)	(511)
U.S. Systematic Large Cap Growth	11,372	18,946		7,354	294	(1,132)	(838)
U.S. Convertible	316,749	255,562		350,856	3,241	(54,056)	(50,815)
Global Equity 130/30	8,956	4,863	(1)	3,250	71	(1,022)	(951)
Global Select	37,570	41,288		21,351	1,004	(4,829)	(3,825)
International Growth Opportunities	106,738	95,601		87,231	2,966	(28,089)	(25,123)
Emerging Markets	53,126	31,818		27,378	1,830	(2,624)	(794)
International Systematic	144,734	153,425		54,284	1,556	(11,408)	(9,852)
International All Cap Growth	37,254	12,906		28,397	353	(5,447)	(5,094)
U.S. High Yield Bond	33,286	24,892		58,584	269	(9,986)	(9,717)

(1)	The value of short sales for the Global Equity 130/30 Fund for the fiscal year was $1,911,351.

Gains and losses resulting from the redemptions-in-kind are included in the realized gain/loss from securities. During the year ended March 31, 2009, the Global Equity 130/30 Fund, U.S. Micro Cap Fund and the International All Cap Growth Fund had subscriptions-in kinds valued at $3,815,014, $2,931,699, $7,936,219, respectively. The International Systematic and U.S. Systematic Large Cap Growth Funds had redemptions-in-kind valued at $15,080,684 and $3,684,000, respectively. In conjunction with the redemption-in-kind, the International Systematic Fund had a realized loss of $2,574,491 and U.S. Systematic Large Cap Growth Fund had realized gain of $228,400.

NOTE F — FINANCIAL INSTRUMENTS

The Funds may be party to financial instruments with off balance sheet risks, including forward non-U.S. currency contracts, and futures primarily in an attempt to minimize the risk to the Fund, in respect of its portfolio transactions. These instruments involve market and/or credit risk in excess of the amount recognized in the Statement of Assets and Liabilities. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from unexpected movement in currencies, securities values and interest rates. The contract amounts indicate the extent of the Funds’ involvement in such contracts. As of March 31, 2009 the Funds were not party to any such agreements.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS — Continued

NOTE G — FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective April 1, 2008, the Funds adopted Statement of Financial Accounting Standards No. 157 — Fair Value Measurements (“FAS 157” or the “Statement”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the Funds (observable inputs) and (2) the Funds’ own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The three levels defined by the hierarchy are as follows:

Level I — quoted prices in active markets for identical securities.

Level II — significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.).

Level III — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments).

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirely falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of each Fund’s securities using the fair value hierarchy:

March 31, 2008	Total	Level I	Level II	Level III
U.S. Ultra Micro Cap
Investments	$1,123,404	$1,123,404	$—	$—
U.S. Micro Cap
Investments	44,146,255	44,146,255	—	—
U.S. Emerging Growth
Investments	8,085,518	8,085,518	—	—
U.S. Small to Mid Cap Growth
Investments	3,082,664	3,082,664	—	—
U.S. Systematic Large Cap Growth
Investments	6,516,482	6,516,482	—	—
U.S. Convertible
Investments	300,040,613	38,726,962	261,313,651	—
Global Equity 130/30
Investments	2,296,954	2,296,954	—	—
Futures	2,349	2,349	—	—
Global Select
Investments	17,523,877	17,506,790	—	17,087
International Growth Opportunities
Investments	62,107,409	62,104,276	—	3,133
Emerging Markets
Investments	26,582,189	26,425,274	—	156,915
International Systematic
Investments	44,427,986	44,308,881	—	119,105
International All Cap Growth
Investments	23,302,315	23,302,315	—	—
U.S. High Yield Bond
Investments	48,867,106	2,585,927	46,281,179	—

A roll forward of fair value measurements using significant unobservable inputs (Level 3) for the year ended March 31, 2009 was as follows:

	Global Select Fund Investment in Securities	International Growth Opportunities Fund Investment in Securities
Beginning balance, March 31, 2008	$—	$—
Net purchases (sales) and settlements	—	—
Accrued discounts (premiums)	—	—
Net realized and unrealized gain (loss)	—	—
Transfer in and/or out of Level 3	17,087	3,133

Ending balance, March 31, 2009	$17,087	$3,133

	Emerging Markets Fund Investments in Securities	International Systematic Fund Investment in Securities
Beginning balance, March 31, 2008	$—	$—
Net purchases (sales) and settlements	—	—
Accrued discounts (premiums)	—	—
Net realized and unrealized gain (loss)	—	—
Transfer in and/or out of Level 3	156,915	119,105

Ending balance, March 31, 2009	$156,915	$119,105

NOTE H — MARKET PRICE RISK

The prices of securities held by the Funds may decline in response to certain events, including those directly involving the companies whose securities are owned by the Funds; conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate fluctuations. The growth-oriented, equity-type securities generally purchased by the Funds may involve large price swings and potential for loss.

Investments in securities issued by entities based outside the United States may be subject to the risk described above to a greater extent and may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices in some countries; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. These risks may be heightened in connection with investments in developing countries.

NOTE I — NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”), was issued and became effective for fiscal years and interim periods beginning after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons a Fund invests in derivative instruments, the accounting treatment and the effect derivatives have on financial performance.

In September 2008, “FASB Staff Position No. 133-1 and FASB Interpretation No. 45-4” (the “FSP”), “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161,” was issued and is effective for fiscal years and interim periods ending after November 15, 2008. The FSP amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in hybrid instruments. The FSP was effective at March 31, 2009, whereas disclosures required by SFAS 161 are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Management has reviewed SFAS 161 and the FSP and has determined that these implementations do not have a material impact on the Funds’ financial statements.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

NOTES TO FINANCIAL STATEMENTS — Continued

NOTE J — SIGNIFICANT SHAREHOLDER CONCENTRATION

As of March 31, 2009, the Funds had a single shareholder and/or omnibus shareholder accounts (which are comprised of a group of individual shareholders), which individually amounted to more than 10% of the total shares outstanding of a Fund as detailed below.

Fund	% of Fund	Number of Shareholders
U.S. Ultra Micro Cap	92.15%	4
U.S. Micro Cap	75.28%	3
U.S. Emerging Growth	77.26%	3
U.S .Small to Mid Cap Growth	93.14%	1
U.S. Systematic Large Cap Growth	87.24%	2
U.S. Convertible	81.97%	1
Global Equity 130/30	92.91%	1
Global Select	55.84%	3
International Growth Opportunities	96.90%	3
Emerging Markets	81.77%	2
International Systematic	95.15%	3
International All Cap Growth	70.62%	3
U.S. High Yield	60.93%	2

NOTE K — SUBSEQUENT EVENTS

On May 14, 2009, the Board of Trustees approved the liquidation of the Global Equity 130/30 Fund. The Global Equity 130/30 Fund is closed to new investors as of May 26, 2009 and is planned to liquidate on May 26, 2009.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of

Nicholas-Applegate Institutional Funds

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations, of cash flows and changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the portfolios comprising the Nicholas-Applegate Institutional Funds (collectively, the “Funds”) at March 31, 2009, and the results of each of their operations for the year then ended, the cash flows for the Nicholas-Applegate Global 130/30 Fund for the year then ended and the changes in each of their net assets and each of their financial highlights for the periods then ended (for the Nicholas-Applegate International All Cap Growth Fund, for the four years in the period ended March 31, 2009), in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities owned at March 31, 2009 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Nicholas-Applegate International All Cap Growth Fund for the year ended March 31, 2005 were audited by another independent registered public accounting firm whose report dated April 22, 2005 expressed an unqualified opinion thereon.

PricewaterhouseCoopers LLP

Los Angeles, California

May 29, 2009

SHAREHOLDER EXPENSE EXAMPLE — (Unaudited)

As a shareholder of a Fund, you incur two types of costs:

(1) transaction costs, including redemption fees, and

(2) ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2008 to March 31, 2009).

ACTUAL EXPENSES

The first line of the table below for each Fund provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line for a Fund under the heading “Expenses Paid During Period” to estimate the expenses you paid on your account during this period

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table below for each Fund provides information about hypothetical account values and hypothetical expenses based on a Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in a Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value October 1, 2008	Ending Account Value March 31, 2009	Expenses Paid During the Period* October 1, 2008 to March 31, 2009	Annualized Expense Ratio
U.S. Micro Cap Growth — Class I
Actual	$1,000.00	$672.90	$6.34	1.52%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.35	$7.64	1.52%
U.S. Emerging Growth — Class I
Actual	$1,000.00	$620.50	$4.89	1.21%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.90	$6.09	1.21%
U.S. Ultra Micro Cap — Class I
Actual	$1,000.00	$653.80	$9.57	2.32%
Hypothetical (5% return before expenses)	$1,000.00	$1,013.36	$11.65	2.32%
U.S. Systematic Large Cap Growth — Class I
Actual	$1,000.00	$732.20	$4.79	1.11%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.40	$5.59	1.11%
U.S. Systematic Large Cap Growth — Class II
Actual	$1,000.00	$733.60	$4.11	0.95%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.19	$4.78	0.95%
U.S. Small to Mid Cap Growth — Class I
Actual	$1,000.00	$652.20	$4.00	0.97%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.09	$4.89	0.97%
U.S. Convertible — Class I
Actual	$1,000.00	$879.80	$4.87	1.04%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.79	$5.24	1.04%
U.S. Convertible — Class II
Actual	$1,000.00	$880.40	$4.36	0.93%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.29	$4.68	0.93%
U.S. Convertible — Class IV
Actual	$1,000.00	$881.20	$3.66	0.78%
Hypothetical (5% return before expenses)	$1,000.00	$1,021.04	$3.93	0.78%

	Beginning Account Value October 1, 2008	Ending Account Value March 31, 2009	Expenses Paid During the Period* October 1, 2008 to March 31, 2009	Annualized Expense Ratio
Global Equity 130/30 — Class I
Actual	$1,000.00	$705.40	$5.70	1.34%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.25	$6.74	1.34%
Global Select — Class I
Actual	$1,000.00	$718.90	$5.06	1.18%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.05	$5.94	1.18%
Global Select — Class II
Actual	$1,000.00	$710.70	$4.82	1.13%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.30	$5.69	1.13%
International Growth Opportunities — Class I
Actual	$1,000.00	$717.90	$6.17	1.44%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.75	$7.24	1.44%
International Growth Opportunities — Class II
Actual	$1,000.00	$718.50	$5.48	1.28%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.55	$6.44	1.28%
International Growth Opportunities — Class III
Actual	$1,000.00	$718.60	$0.99	0.23%
Hypothetical (5% return before expenses)	$1,000.00	$1,023.83	$1.16	0.23%
Emerging Markets Fund — Class I
Actual	$1,000.00	$668.10	$5.82	1.40%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.95	$7.04	1.40%
Emerging Markets Fund — Class II
Actual	$1,000.00	$668.40	$5.41	1.30%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.45	$6.54	1.30%
International Systematic Fund — Class I
Actual	$1,000.00	$684.60	$4.28	1.02%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.85	$5.14	1.02%
International Systematic Fund — Class II
Actual	$1,000.00	$683.50	$4.11	0.98%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.04	$4.94	0.98%
International Systematic Fund — Class III
Actual	$1,000.00	$684.40	$5.54	1.32%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.35	$6.64	1.32%
International All Cap Growth — Class I
Actual	$1,000.00	$667.50	$4.82	1.16%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.15	$5.84	1.16%
International All Cap Growth — Class II (1)
Actual	$1,000.00	$980.10	$0.47	0.40%
Hypothetical (5% return before expenses)	$1,000.00	$1,005.42	$0.47	0.40%
U.S. High Yield Bond — Class I
Actual	$1,000.00	$907.20	$1.24	0.26%
Hypothetical (5% return before expenses)	$1,000.00	$1,023.64	$1.31	0.26%

(1)	International All Cap Growth Class II beginning account value on 02/17/09 (Class inception date)
*	Expenses are equal to the Fund’s annualized expense ratio; multiplied by the average account value over the period

SUPPLEMENTARY INFORMATION — (Unaudited)

PROXY VOTING

The Adviser votes proxies on behalf of the Funds pursuant to written policies and procedures adopted by the Funds. To obtain free information on how your Funds’ securities were voted, please call the Funds at 1-800-551-8043 or visit the Funds’ website at www.nacm.com. You may also view how the Fund’s securities were voted by visiting the Securities & Exchange Commission’s website at www.sec.gov. Additionally, information regarding each Fund’s proxy voting record for the most recent twelve month period ended June 30 is also available, free of charge, by calling the Funds at 1-800-551-8043 and from the SEC’s website at www.sec.gov.

SHAREHOLDER ACTIONS

The Trust held a special meeting of the shareholders of the International Growth Fund to approve an Agreement and Plan of Reorganization with respect to the reorganization of the International Growth Fund with and into the Allianz NACM International Growth Fund, a series of Allianz Funds as described in the proxy statement mailed to shareholders of record as of November 30, 2008.

In the matter of approving the reorganization and termination of the Fund there were the following votes either present or represented by proxy:

For	Against	Abstained
1,249,715	532,537	—

In the matter approving the approval of the new Advisory Agreement between Allianz Global Investors Fund Management LLC and the International Growth Fund there were the following votes either present or represented by proxy:

For	Against	Abstained
1,782,253	—	—

ADDITIONAL FEDERAL TAX INFORMATION

The Jobs and Growth Tax Relief Reconciliation Act of 2003 allows a fund to distribute certain dividends paid to its eligible shareholders as qualified dividend income. Of the ordinary income (including short-term capital gain) distributions made by the Funds during the fiscal year ended March 31, 2009, the following percentages represent the amount of qualified income within each Fund:

U.S. Micro Cap	100%
U.S. Convertible	35.20
Global Select	4.98
International Growth Opportunities	29.45
Emerging Markets	11.14
International Systematic	100
International All Cap Growth	100

The amounts which represent income derived from sources within, and taxes paid to non U.S. countries or possessions of the United States are as follows:

Fund	Foreign Source Income	Foreign Tax Credit Total:
International Growth Opportunities	$2,265,333	$156,623
Emerging Markets	641,445	60,553
International Systematic	2,830,597	254,350
International All Cap Growth	401,489	27,415

The percentage of ordinary dividends paid by the Funds during the year ended March 31, 2009, which qualify for the Dividends Received Deduction available to corporate shareholders was:

Fund	Percentage
U.S. Micro Cap	100%
U.S. Convertible	32.49
Global Select	1.58
International Systematic	0.31
International All Cap Growth	1.46

The Funds hereby designate the following approximate amounts as capital gains distributions for the purpose of the Dividends Paid Deduction:

Fund	Amounts:
U.S. Convertible	$1,052,403
Global Select	20,545,145
International Growth Opportunities	8,811,650
Emerging Markets	183,454
International All Cap Growth	1,426,788

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

QUARTERLY FILING

The Funds provide a complete list of portfolio holdings four times in each fiscal year, at the end of each calendar quarter. For the second and fourth fiscal quarters, the portfolio holdings appear in the Funds’ semiannual and annual reports to shareholders. For the first and third fiscal quarters, the Funds file their portfolio holdings with the U.S. Securities and Exchange Commission (the “SEC”) on Form N-Q. Shareholders can access the Funds’ Form N-Q on the SEC’s website at www.sec.gov. Forms N-Q may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. To find out more about this public service, call the SEC at 1-202-942-8090.

TRUSTEE APPROVAL OF INVESTMENT ADVISORY AGREEMENT

Based upon the recommendation of the Contract Committee of the Board of Trustees, a committee comprised of all of the Independent Trustees of the Trust, the Trustees unanimously approved the continuance of the Investment Advisory Agreement between the Funds and Nicholas-Applegate Capital Management (“Nicholas-Applegate”) at a meeting held on November 14, 2008. In approving the Investment Advisory Agreement, the Board of Trustees, through its Contract Committee, evaluated a comprehensive package of materials, including performance and expense data for other funds with similar asset sizes, investment objectives and policies that had been provided by Lipper Inc. (“Lipper”). Prior to making its recommendation, the Contract Committee reviewed the proposed continuance of the Investment Advisory Agreement with representatives of Nicholas-Applegate and with independent legal counsel to the Independent Trustees of the Trust. Members of the Contract Committee also met privately with independent legal counsel to discuss the factors they felt were relevant. The factors included: (1) the performance of the Funds and the financial condition of the Adviser and the Funds; (2) comparative performance data for each of the Funds and other funds with similar investment objectives/policies and to a relevant index; (3) the nature, extent and quality of investment advisory services rendered by Nicholas-Applegate; (4) marketing and sales efforts dedicated to the Funds; (5) compensation paid to Nicholas-Applegate; (6) costs borne by Nicholas-Applegate; (7) comparative fee and expense data for each of the Funds and other funds with similar investment objectives/policies; (8) Nicholas-Applegate’s policies and practices regarding allocation of portfolio transactions, best price and execution of portfolio transactions, and soft dollar arrangements; (9) fair valuation policy and procedures; (10) expense off-set arrangements; (11) portfolio turnover rates; (12) fall-out benefits, such as research received pursuant to Section 28(e) of the Securities Exchange Act of 1934, as amended; (13) fees that Nicholas-Applegate charges its other clients with similar investment objectives/policies; (14) experience and qualifications of each of the members of the portfolio management teams; (15) material changes in personnel managing the Funds; and (16) the time dedicated by Nicholas-Applegate’s senior management, portfolio managers and other key personnel, including the Chief Executive Officer and the Chief Investment Officer, to the Funds.

In their deliberations, the Contract Committee did not identify any particular information that was controlling, and each member of the Contract Committee attributed different weights to the various factors. The Contract Committee determined that the fees of the Investment Advisory Agreement between each of the Funds and Nicholas-Applegate were fair and reasonable in light of the services performed, expenses incurred and such other matters as the Contract Committee considered relevant in the exercise of their reasonable judgment. The Contract Committee also separately discussed the material factors and conclusions that formed the basis for the Contract Committee to recommend to the Board of Trustees to approve the Investment Advisory Agreement for each of the Funds.

SERVICES PROVIDED BY NICHOLAS-APPLEGATE

Nicholas-Applegate manages the portfolios of each of the Funds under the direction of the Board of Trustees and manages each Fund consistent with each Fund’s investment objectives and policies. Nicholas-Applegate provides each Fund with office space and such other services and personnel as are necessary for its operations. The Contract Committee considered the scope and quality of services provided by Nicholas-Applegate under the Investment Advisory Agreement. The Contract Committee considered the quality of the investment research capabilities of Nicholas-Applegate and the other services to be provided to the Funds by Nicholas-Applegate, such as selecting broker-dealers for executing portfolio transactions, serving as the Funds’ administrator, producing shareholder reports, providing support services for the Trustees and Board Committees and overseeing the activities of other service providers, including monitoring compliance with various Fund policies and procedures and with applicable securities laws and regulations. The Contract Committee concluded that the nature, extent and quality of the services provided by Nicholas-Applegate to the Funds were appropriate and consistent with the terms of the Investment Advisory Agreement and that the Funds will continue to benefit from services provided under the Investment Advisory Agreement with Nicholas-Applegate.

COST OF SERVICES & FUND EXPENSES

The Contract Committee examined the fee information and expenses for each of the Funds in comparison to information from other comparable funds as provided by Lipper. The Contract Committee agreed that overall the Funds’ management fees and expense ratios were reasonable in relation to the management fees and expense ratios of the Funds’ peer groups selected by Lipper. The Contract Committee also reviewed Nicholas-Applegate’s management fees charged to its institutional separate account clients and for sub-advised funds (funds for which Nicholas-Applegate provides portfolio management services only). The Contract Committee also reviewed the profitability analysis for each Fund. The Contract Committee concluded that overall the management fees and other compensation to be paid by the Funds to Nicholas-Applegate were reasonable in relation to

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

the nature and quality of the services to be provided, taking into account (1) the fees charged by other advisers for managing comparable mutual funds with similar strategies and assets; (2) the fees that Nicholas-Applegate charges to other clients; (3) the estimated overall expense ratio of the Funds, taking into account the Funds’ expense offset arrangements with brokers, custodians and third party services providers; and (4) the Funds’ performance in light of challenging market conditions.

INVESTMENT RESULTS

The Contract Committee considered the investment results of each of the Funds as compared to funds with similar investment objectives and policies as determined by Lipper and with relevant securities indices. In addition to the information received by the Contract Committee for their meeting, Nicholas-Applegate provides detailed performance information for each Fund at each regular meeting of the Board of Trustees. The Contract Committee reviewed information showing absolute and relative performance of each Fund over 1-year, 2-year, 3-year, 4-year, 5-year and 10-year periods, as applicable.

U.S. Ultra Micro Cap Fund

The Contract Committee reviewed Fund peer group information in connection with the approval of the Fund that commenced investment operations on January 28, 2008. The Committee compared the Fund’s performance since inception which had underperformed relative to the Russell Microcap Growth Index. Because the Fund had less than a year’s performance, Lipper peer group data was not available. After further discussion concerning the expense relative to the peers, the Contract Committee concluded that the Fund had commenced operations in an unprecedented market environment yet had adhered to its investment strategy and that performance on both a relative and absolute basis was acceptable.

U.S. Micro Cap Fund

The Contract Committee reviewed the information reporting performance of the US Micro Cap Fund compared to its Lipper peer group and the Russell 2000 Growth Index and the Russell Micro Cap Growth Blended Index. The comparative information showed the Fund had underperformed relative to the Russell 2000 Growth Index over the 1 and 5-year periods yet substantially outperformed over the 10-year and inception to date periods. The Fund underperformed relative to the Russell Microcap Growth Blended Index over the 1-year period yet outperformed over the 5 and 10-year periods. The Fund performed in the 1st, 2nd & 3rd quartiles over the 1, 5 and 10-year periods relative to its Lipper peer group. After further discussion, the Contract Committee concluded that, over the long-term, the U.S. Micro Cap Fund had adhered to its investment strategy through turbulent market conditions and that performance on both a relative and absolute basis was acceptable.

U.S. Emerging Growth Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Russell 2000 Growth Index. The comparative information showed the Fund underperformed relative to the Russell 2000 Growth Index over the 1-year period yet outperformed the benchmark over the 5, 10 and inception to date periods. The Fund’s performance relative to its Lipper peer group placed it in the 4th, 2nd and 4th quartiles over the 1, 5 and 10-year periods, respectively. After further discussion, the Contract Committee concluded that the Fund had adhered to its investment strategy through turbulent market conditions and that performance on both a relative and absolute basis was acceptable.

U.S. Small to Mid Cap Growth Fund

The Fund incepted on July 31, 2007 and therefore had little performance information for the Contract Committee to evaluate. Inception to date performance showed that the Fund had underperformed the Russell 2500 Growth Index and its peer group since inception. The Contract Committee noted that the Fund’s peer group as selected by Lipper were predominately small-cap growth funds. Based on its review, the Contract Committee concluded that the Fund’s first year performance had been good.

U.S. Systematic Large Cap Growth Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and Russell 1000 Index. The comparative information showed that the Fund outperformed the Index in all periods and were in the 3rd and 4th percentiles relative to its peers over the 1, 5 and 10-year periods. After further discussion with the Adviser’s Chief Investment Officer, the Contract Committee concluded that the performance relative to the Index was acceptable.

U.S. Convertible Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Merrill Lynch All Convertibles All Qualities Index. The comparative information showed that the Fund performed in the top deciles of its peer group and outperformed the Index for the 1-year, 5-year and 10-year periods. Based on their review, the Contract Committee concluded that the Fund’s relative performance over time had been exceptional.

Global Select Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the MSCI ACWI Index and the MSCI ACWI Growth Index. The comparative information showed the Fund had outperformed both Indexes in the 1-year, 5-year and 10-year periods. The Fund’s performance relative to its peers was above median over the 1, 5 and 10-year periods. Based on this review, the Contract Committee concluded the Fund’s relative investment performance over time had been very good.

Global Equity 130/30 Fund

The Fund incepted on April 1, 2008 and therefore had little performance information for the Contract Committee to evaluate. The Fund compares its performance to the MSCI ACWI Index. For the inception to date period, the Fund had underperformed relative to the Index. Based on its review, the Contract Committee concluded the Fund’s performance was off to a satisfactory start.

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

International Growth Opportunities Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Citigroup World Ex U.S. EMI Growth and Citigroup World Ex U.S. EMI Indexes. The comparative information showed that the Fund had outperformed its peers and the Indexes in the 1- year, 5-year and 10-year periods and performed in the 1st percentile relative to its peers over the 1-year, 3-year and 5-year periods. Based on its review, the Contract Committee concluded that the Fund’s performance had been exceptional over time despite a challenging 1-year period.

Emerging Markets Fund

The Fund has been in operation for two years and therefore no long-term performance comparisons were available for the Contract Committee to review. The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Lipper Emerging Market Fund Index. For the 1-year period, the Fund underperformed relative to the Index but outperformed relative to its peers group median. For the 2-year period, the Fund outperformed the Index and a majority of its peers. Based on its review, the Contract Committee concluded that the Fund’s performance through two years had been very good.

International Systematic Fund

The Contract Committee reviewed information showing performance of the Fund since its inception on July 5, 2006 compared to its Lipper peer group and the MSCI EAFE Index. The Fund underperformed relative to the Index and its peer group median over the 1-year, 2-year and 3-year periods. Based on their review, the Contract Committee concluded that the Adviser was taking appropriate steps towards improving performance.

International All Cap Growth Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Lipper International Multi-Cap Growth Index. The comparative information showed that the Fund had outperformed relative to the Index over the 1-year, 2-year, 3-year, 4-year and 5-year periods. The Fund also outperformed all of its group peers over the 2-year, 3-year, 4-year and 5-year periods and outperformed relative to its peer group median over the 1-year period. Based on its review, the Contract Committee concluded that the Fund’s performance had been exceptional.

U.S. High Yield Bond Fund

The Contract Committee reviewed information showing performance of the Fund compared to its Lipper peer group and the Lipper High Current Yield Bond Index. The comparative information showed that the Fund had outperformed its peer group median and the Index over each period. Based on its review, the Contact Committee concluded that the Fund’s relative performance over time had been exceptional.

INVESTMENT ADVISORY FEE AND OTHER EXPENSES

The Contract Committee considered the investment advisory fee paid by each Fund. The Contract Committee recognized that it was difficult to make comparisons of investment advisory fees because there are variations in the services that are included in the fees paid by other funds. The Contract Committee also considered the fees that Nicholas-Applegate charges other clients with similar investment objectives/policies. Nicholas-Applegate acts as sub-adviser to several open-end and closed-end registered investment companies, non-U.S. investment companies, and investment adviser to separately managed institutional accounts. For funds where Nicholas-Applegate acts as sub-adviser, the Investment advisory fee is generally lower. For separately managed accounts where Nicholas-Applegate acts solely as investment adviser, the investment advisory fee is comparable and in some cases higher. The Contract Committee also considered the total expense ratio for each Fund in comparison to their respective peers.

U.S. Ultra Micro Cap Fund

The Lipper peer group consisted of seven funds with average net assets ranging between $1.5 million and $108.1 million, with the Fund having the smallest average net assets. The Lipper peer group fee and expense data showed that the Fund’s total expenses were above the peer group median and higher than those of its peers. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

U.S. Micro Cap Fund

The Lipper peer group consisted of nine funds with average net assets ranging between $46.4 million and $175.6 million, compared to $84.0 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were lower than half of its peers, some with asset sizes significantly higher than the Fund. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

U.S. Emerging Growth Fund

The Lipper peer group consisted of 13 funds with average net assets ranging between $9.2 million and $71.0 million, compared to $11.8 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the lowest among its peers after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of quality of services and other factors considered.

U.S. Small to Mid Cap Growth Fund

The Lipper peer group consisted of 10 funds with average net assets ranging between $2.1 million and $52.2 million, compared to $3.6 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the lowest of all funds in the peer group after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services and other factors considered.

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

U.S. Systematic Large Cap Growth Fund

The Lipper peer group consisted of 11 funds with average net assets ranging between $12.7 million and $70.8 million, compared to $19.3 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were higher than the peer group median. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services and other factors considered.

U.S. Convertible Fund

The Lipper peer group consisted of six funds with average net assets ranging between $88.7 million and $329.3 million, compared to $201.3 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses after expense offsets were above the peer group median and higher than those of its peers. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services and other factors considered.

Global Select Fund

The Lipper peer group consisted of 10 funds with average net assets ranging between $26.8 million and $160.6 million, compared to $118.3 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were lower than the peer group median and were the second lowest among the Fund’s peers after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services and other factors considered.

Global Equity 130/30 Fund

The Lipper peer group consisted of six funds with average net assets ranging between $4.2 million and $247.6 million, with the Fund having the smallest average net assets. The Lipper peer group fee and expense data showed that the Fund’s total expenses were above the peer group median and higher than those of its peers. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services and other factors considered.

International Growth Opportunities Fund

The Lipper peer group consisted of six funds with average net assets ranging between $112.5 million and $539.0 million, compared to $176.4 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the lowest among its peers after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

Emerging Markets Fund

The Lipper peer group consisted of nine funds with average net assets ranging between $22.2 and $166.8 million, compared to $36.4 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the lowest among its peers, some of which had significantly larger average net assets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

International Systematic Fund

The Lipper peer group consisted of 10 funds with average net assets ranging between $33.6 million and $130.5 million, compared to $98.6 million for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the lowest among its peers after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

International All Cap Growth Fund

The Lipper peer group consisted of eight funds with average net assets ranging between $16.5 million and $185.5 million with the Fund having the smallest average net assets. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the second lowest among its peers after expense offsets. The Contract Committee considered the relative small size of the Fund and concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

U.S. High Yield Bond Fund

The peer group consisted of 10 funds with average net assets ranging between $13.1 million and $97.3 million, compared to $56.8 for the Fund. The Lipper peer group fee and expense data showed that the Fund’s total expenses were the second lowest among its peers after expense offsets. The Contract Committee concluded that the Fund’s expense ratio was acceptable in light of the quality of services offered and other factors considered.

ECONOMIES OF SCALE

The Contract Committee noted that the investment advisory and unitary fee schedules for the Funds do not contain breakpoints that reduce the fee rate on assets above specified levels. However, the Contract Committee did note that overall fees paid to Nicholas-Applegate (investment advisory, administration, and shareholder service) contain the functional equivalent of breakpoints through the offering of four to five different share classes that reduce the fees paid to Nicholas-Applegate based on the asset level of the account. The Contract Committee recognized that the existing fee structure is consistent with the institutional nature of the Funds’ shareholder base and of Nicholas-Applegate’s business, which caters to large institutional investors (e.g., pension plans, endowments and public funds). Having taken these factors into consideration, the Contract Committee concluded that the Funds’ current multiple share class fee structure establishes a reasonable basis for realizing economies of scale for the Funds which may exist when assets increase. At current asset levels, the Contract Committee also noted that the most of the Funds have not realized optimal economies of scale in respect to other expenses and that many expenses continue to be paid by the Adviser.

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

CORPORATE GOVERNANCE

Name, Address (1) Age Position(s) Held with Fund Length of Time Served (2)	Principal Occupation(s) during Past 5 Years Other Directorship Held by Trustee Number of Portfolios in Fund complex Overseen by Trustee
Darlene T. DeRemer 11/27/1955 Chairperson of the Board Since August 2007 & Trustee Since May 1999	Principal Occupations: Partner, Grail Partners LLC (since 2005); Managing Director, Putnam Lovell NBF Private Equity (since 2004-2005); Managing Director, NewRiver E-Business Advisory Services Division (2000-2003); Prior to, President and Founder, DeRemer Associates, a strategic and marketing consulting firm for the financial services industry (since 1987); Vice President and Director, Asset Management Division, State Street Bank and Trust Company, now referred to as State Street Global Advisers (1982-1987); Vice President, T. Rowe Price & Associates (1979-1982); Member, Boston Club (since 1998); Member, Financial Women’s Association Advisory Board (since 1995); Founder, Mutual Fund Cafe Website.

Other Directorships Held: Founding Member and Director, National Defined Contribution Council (since 1997); Trustee, Boston Alzheimer’s Association (since 1998); Director, King’s Wood Montessori School (since 1995); Editorial Board, National Association of Variable Annuities (since 1997); Director, Nicholas-Applegate Strategic Opportunities, Ltd. (1994-1997); Trustee, Nicholas-Applegate Mutual Funds (1994-1999); Director, Jurika & Voyles Fund Group (since 1994-2000); Trustee, Barnwell Funds (2003-2005); Director, Independent Director Council (since 2004); Mutual Fund Director’s Council-Advisory Board; Board Member-Chatman Partners; Board Member-X-Shares LLC.

Number of Portfolios Overseen by Trustee: 13

John J. Murphy	Principal Occupations: Founder and senior principal, Murphy Capital Management.
4/8/1944
Trustee	Other Directorships Held: Director, Smith Barney Multiple Discipline Trust; Director, Barclays International Funds
Since September 2005	Group Ltd. and affiliated companies; Smith Barney Consulting Group; Legg Mason Equity Funds.

Number of Portfolios Overseen by Trustee: 13

Bradford K. Gallagher 2/24/1944 Trustee Since August 2007	Principal Occupations: Founder, Spyglass Investments LLC (a private investment vehicle) (since 2001); Founder, President and CEO of CypressTree Investment Management Company and Annuity Company; Managing Director, Fidelity Investments.

Other Directorships Held: Trustee, The Common Fund (since 2005); Director, Anchor Point Inc. (since 1995); Chairman and Trustee, Atlantic Maritime Heritage Foundation (since 2007); Director, Shielding Technology Inc. (since 2006); Director, United Way of Eastern Massachusetts (1988-1990); Director, Ouimet Scholarship Fund (1993-2005); Director, Emerson Hospital (1995-2005).

Number of Portfolios Overseen by Trustee: 13

Steven Grenadier 12/14/1964 Trustee Since August 2007	Principal Occupations: William F. Sharpe Professor of Financial Economics, Stanford University Graduate School of Business; Research Associate, National Bureau of Economic Research (since 2002); Chairman of the Finance Department, Stanford University Graduate School of Business (2004-2006).

Other Directorships Held: Independent Trustee, E Trade Funds.

Number of Portfolios Overseen by Trustee: 13

Interested Trustees:

Horacio A. Valeiras 1/8/1959 President & Trustee Since August 2004	Principal Occupations: Managing Director (since 2004) and Chief Investment Officer, Nicholas-Applegate Capital Management, Nicholas-Applegate Securities (since 2002); Chief Investment Officer, Oppenheimer and AGI Management Partners (since 2008); Managing Director of Morgan Stanley Investment Management, London (1997-2002); Head of International Equity and Asset Allocation, Miller Anderson & Sherred; Director and Chief of Investment Strategies, Credit Suisse First Boston.

Other Directorships Held: Trustee, The Bishops School (since 2002); Trustee, San Diego Rowing Club (since 2002).

Number of Portfolios Overseen by Trustee: 13

Arthur B. Laffer 8/14/1940 Trustee Since August 2007	Principal Occupations: Chairman, Laffer Associates (economic consulting) (since 1979); Chairman, Laffer Advisors Inc. (registered broker-dealer) (since 1981); Chairman, Laffer Investments (asset management) (since 2000); Member, Congressional Policy Advisory Board (since 1998); Distinguished University Professor and Director, Pepperdine University (1985-1988); Professor of Business Economics, University of Southern California (1976-1984); Associate Professor of Business Economics, University of Chicago (1967-1976).

Other Directorships Held: Director of MPS Group, Inc. (NYSE:MPS) (since 2003); Director, Petco Animal Supplies, Inc. (NASDAQ:PETC) (2002-2005); Director, Oxigene Inc. (NASDAQ:OXGN), biopharmaceutical company (since 1998); Director of Provide Commerce (NASDAQ: PRVD) (since 1998); Director, Veolia Environmental Corporation (successor to U.S. Filter Corporation) (water purification) (1991-2006); Director, Nicholas-Applegate Fund, Inc. (1987-2007).

Number of Portfolios Overseen by Trustee: 13

SUPPLEMENTARY INFORMATION — (Unaudited) — Continued

CORPORATE GOVERNANCE

Name, Address (1) Age Position(s) Held with Fund Length of Time Served (2)	Principal Occupation(s) during Past 5 Years Other Directorship Held by Trustee Number of Portfolios in Fund complex Overseen by Trustee
Charles H. Field, Jr. 7/24/1955 Secretary and Chief Compliance Officer	Principal Occupations: Managing Director and General Counsel, Nicholas-Applegate Capital Management, Nicholas-Applegate Securities, Nicholas-Applegate Holdings LLC (since February 2004); Deputy General Counsel, Nicholas-Applegate Capital Management (1996-2004).
Since May 2002	Other Directorships Held: NA

Number of Portfolios Overseen by Officer: 13

Deborah A. Wussow 1/31/1960 Treasurer and Assistant Secretary Since August 2006	Principal Occupations: Senior Vice President and Chief Compliance Officer, Nicholas-Applegate Capital Management (since 2008), and previously Vice President and Director, Legal and Compliance, Nicholas-Applegate Capital Management (2005-2007) and Manager, Legal and Compliance, Nicholas-Applegate Capital Management (1995-2004).

Other Directorships Held: NA Number of Portfolios Overseen by Officer: 13

(1)	Unless otherwise noted, the address of the Trustees and Officers is c/o: Nicholas-Applegate Capital Management, 600 West Broadway, 32nd Floor, San Diego, California 92101.
(2)	Each Trustee serves for an indefinite term, until her or his successor is elected.

TRUSTEES OF NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

Darlene T. DeRemer, Chairperson

Horacio A. Valeiras

John J. Murphy

Bradford K. Gallagher

Steven Grenadier

Arthur B. Laffer

OFFICERS

Horacio A. Valeiras, President

Charles H. Field, Jr., Secretary & Chief Compliance Officer

Deborah A. Wussow, Treasurer & Assistant Secretary

INVESTMENT ADVISER

Nicholas-Applegate Capital Management

DISTRIBUTOR

Nicholas-Applegate Securities

CUSTODIAN

Brown Brothers Harriman & Co., Private Bankers

TRANSFER AGENT

UMB Fund Services Group, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

ARN0309INST

600 West Broadway San Diego, California 92101 800.551.8043